Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 2

Dated as of June 29, 2020

to

CREDIT AGREEMENT

Dated as of April 6, 2018

THIS AMENDMENT NO. 2 (this “Amendment”) is made as of June 29, 2020 by and among TPI COMPOSITES, INC. a Delaware corporation (the “Borrower”), the financial institutions listed on the signature pages hereof and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent’), under that certain Credit Agreement dated as of April 6, 2018 by and among the Borrower, the Lenders and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrower has requested that the requisite Lenders and the Administrative Agent agree to make certain amendments to the Credit Agreement;

WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.

1.Amendments to the Credit Agreement.  The parties hereto agree that, effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement (including the Exhibits thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement (including the Exhibits thereto) attached as Annex A hereto (the Credit Agreement as so amended, the “Amended Credit Agreement”).

2.Conditions of Effectiveness.  The effectiveness of this Amendment (the date of such effectiveness, the “Amendment No. 2 Effective Date”) is subject to the satisfaction of the following conditions precedent:

(a)The Administrative Agent (or its counsel) shall have received counterparts of (i) this Amendment duly executed by the Borrower, the Required Lenders and the Administrative Agent and (ii) the Consent and Reaffirmation attached hereto duly executed by the Subsidiary Guarantors.

(b)The Administrative Agent shall have received (i) for the account of each Lender that delivers its executed signature page to this Amendment by no later than the date and time specified by the Administrative Agent, a consent fee in an amount equal to the amount agreed to by the Borrower and previously disclosed to the Lenders and (ii) payment of the Administrative Agent’s and its affiliates’ fees and reasonable and documented out-of-pocket expenses (including reasonable fees, charges and expenses of counsel for the Administrative Agent) in connection with this Amendment and the other Loan Documents to the extent earned, due and owing and otherwise reimbursable pursuant to the terms of the Credit Agreement or this Amendment.

3.Representations and Warranties of the Borrower.  The Borrower hereby represents and warrants as follows:

(a)This Amendment and the Amended Credit Agreement constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower set forth in the Amended Credit Agreement are true and correct in all material respects (except to the extent such representation or warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty is true and correct in all respects).

4.Reference to and Effect on the Credit Agreement.

(a)Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Amended Credit Agreement.

(b)Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the other Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d)This Amendment is a Loan Document.

5.Governing Law.  This Amendment shall be construed in accordance with and governed by the law of the State of New York.

6.Headings.  Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

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7.Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.  As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

TPI COMPOSITES, INC.,

as the Borrower

By: /s/ Bryan R. Schumaker
Name: Bryan R. Schumaker

Title:   Chief Financial Officer

Signature Page to Amendment No. 2 to

Credit Agreement dated as of April 6, 2018

TPI Composites, Inc.

JPMORGAN CHASE BANK, N.A.,

individually as a Lender and as Administrative Agent

By: /s/ Lynn Braun

Name: Lynn Braun

Title:   Executive Director

Signature Page to Amendment No. 2 to

Credit Agreement dated as of April 6, 2018

TPI Composites, Inc.

WELLS FARGO BANK, NATIONAL ASSOCIATION

as a Lender

By: /s/ Travis Padgett

Name: Travis Padgett

Title:   Vice President

Signature Page to Amendment No. 2 to

Credit Agreement dated as of April 6, 2018

TPI Composites, Inc.

CAPITAL ONE, NATIONAL ASSOCIATION

as a Lender

By: /s/ Seth Meier

Name: Seth Meier

Title:   Director

Signature Page to Amendment No. 2 to

Credit Agreement dated as of April 6, 2018

TPI Composites, Inc.

BANK OF AMERICA, N.A.,

as a Lender

By: /s/ Alain Pelanne

Name: Alain Pelanne

Title:  Vice President

Signature Page to Amendment No. 2 to

Credit Agreement dated as of April 6, 2018

TPI Composites, Inc.

BMO HARRIS BANK,

as a Lender

By: /s/ James R. Kerr III

Name: James R. Kerr III

Title:  Director

Signature Page to Amendment No. 2 to

Credit Agreement dated as of April 6, 2018

TPI Composites, Inc.

CONSENT AND REAFFIRMATION

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 2 to the Credit Agreement dated as of April 6, 2018 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”) by and among TPI Composites, Inc., a Delaware corporation, the financial institutions from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), which Amendment No. 2 is dated as of June 29, 2020 (the “Amendment”).  Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement.  Without in any way establishing a course of dealing by the Administrative Agent or any Lender, each of the undersigned consents to the Amendment and reaffirms the terms and conditions of the Credit Agreement and any other Loan Document executed by it and acknowledges and agrees that such Credit Agreement and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed.  All references to the Credit Agreement contained in the above‑referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment.

Dated:  June 29, 2020

[Signature Page Follows]

COMPOSITE SOLUTIONS, INC.By: /s/ Bryan R. Schumaker Name: Bryan R. SchumakerTitle: Chief Financial Officer TPI ARIZONA, LLCBy: /s/ Bryan R. Schumaker Name: Bryan R. SchumakerTitle: Chief Financial Officer TPI INTERNATIONAL, LLCBy: /s/ Bryan R. Schumaker Name: Bryan R. SchumakerTitle: Chief Financial Officer TPI APAC, LLCBy: /s/ Bryan R. Schumaker Name: Bryan R. SchumakerTitle: Chief Financial Officer TPI, INC.By: /s/ Bryan R. Schumaker Name: Bryan R. SchumakerTitle: Chief Financial Officer TPI IOWA, LLCBy: /s/ Bryan R. Schumaker Name: Bryan R. SchumakerTitle: Chief Financial Officer TPI IOWA II, LLCBy: /s/ Bryan R. Schumaker Name: Bryan R. SchumakerTitle: Chief Financial Officer TPI MEXICO, LLCBy: /s/ Bryan R. Schumaker Name: Bryan R. SchumakerTitle: Chief Financial Officer TPI MEXICO III, LLCBy: /s/ Bryan R. Schumaker Name: Bryan R. SchumakerTitle: Chief Financial Officer TPI MEXICO V, LLCBy: /s/ Bryan R. Schumaker Name: Bryan R. SchumakerTitle: Chief Financial Officer TPI MEXICO VII, LLCBy: /s/ Bryan R. Schumaker Name: Bryan R. SchumakerTitle: Chief Financial Officer TPI HOLDINGS MEXICO, LLCBy: /s/ Bryan R. Schumaker Name: Bryan R. SchumakerTitle: Chief Financial Officer TPI TECHNOLOGY, INC.By: /s/ Bryan R. Schumaker Name: Bryan R. SchumakerTitle: Chief Financial Officer TPI TURKEY, LLCBy: /s/ Bryan R. Schumaker Name: Bryan R. SchumakerTitle: Chief Financial Officer TPI TURKEY IZBAS, LLCBy: /s/ Bryan R. Schumaker Name: Bryan R. SchumakerTitle: Chief Financial Officer

ANNEX A

Attached

Signature Page to Consent and Reaffirmation to
Amendment No. 2 to Credit Agreement dated as of April 6, 2018

TPI Composites, Inc.

CREDIT AGREEMENT

dated as of

April 6, 2018

among

TPI COMPOSITES, INC.,
as the Borrower

The Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

and

WELLS FARGO BANK, NATIONAL ASSOCIATION and
CAPITAL ONE, NATIONAL ASSOCIATION
as Co-Syndication Agents

JPMORGAN CHASE BANK, N.A., WELLS FARGO SECURITIES, LLC and CAPITAL ONE, NATIONAL ASSOCIATION as Joint Bookrunners and Joint Lead Arrangers

Signature Page to Consent and Reaffirmation to
Amendment No. 2 to Credit Agreement dated as of April 6, 2018

TPI Composites, Inc.

ARTICLE I. Definitions1

SECTION 1.01	Defined Terms1
SECTION 1.02	Classification of Loans and Borrowings~~33~~35
SECTION 1.03	Terms Generally~~33~~35
SECTION 1.04	Accounting Terms; GAAP; Pro Forma Calculations~~34~~36
SECTION 1.05	Status of Obligations~~35~~37
SECTION 1.06	Interest Rates~~35~~37
SECTION 1.07	Divisions37
SECTION 1.08	Letter of Credit Amounts37

ARTICLE II. The Credits~~35~~37

SECTION 2.01	Commitments~~35~~37
SECTION 2.02	Loans and Borrowings~~35~~38
SECTION 2.03	Requests for Revolving Borrowings~~36~~38
SECTION 2.04	Determination of Dollar Amounts~~37~~39
SECTION 2.05	Swingline Loans~~37~~39
SECTION 2.06	Letters of Credit~~39~~41
SECTION 2.07	Funding of Borrowings~~44~~47
SECTION 2.08	Interest Elections~~45~~47
SECTION 2.09	Termination and Reduction of Revolving Commitments~~46~~49
SECTION 2.10	Repayment of Loans; Evidence of Debt~~47~~49
SECTION 2.11	Prepayment of Loans~~47~~50
SECTION 2.12	Fees~~48~~51
SECTION 2.13	Interest~~49~~52
SECTION 2.14	Alternate Rate of Interest~~50~~52
SECTION 2.15	Increased Costs~~51~~54
SECTION 2.16	Break Funding Payments~~53~~55
SECTION 2.17	Taxes~~53~~56
SECTION 2.18	Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs~~57~~59
SECTION 2.19	Mitigation Obligations; Replacement of Lenders~~58~~61
SECTION 2.20	Incremental Facilities~~59~~62
SECTION 2.21	Defaulting Lenders~~62~~65
SECTION 2.22	Judgment Currency~~64~~67
SECTION 2.23	Extension of Maturity Date~~65~~67

ARTICLE III. Representations and Warranties~~66~~69

SECTION 3.01	Organization; Powers; Subsidiaries~~66~~69
SECTION 3.02	Authorization; Enforceability~~67~~69
SECTION 3.03	Governmental Approvals; No Conflicts~~67~~69
SECTION 3.04	Financial Condition; No Material Adverse Change~~67~~70
SECTION 3.05	Properties~~67~~70
SECTION 3.06	Litigation, Environmental and Labor Matters~~67~~70
SECTION 3.07	Compliance with Laws and Agreements~~68~~71
SECTION 3.08	Investment Company Status~~68~~71
SECTION 3.09	Taxes~~68~~71
SECTION 3.10	ERISA~~68~~71
SECTION 3.11	Disclosure~~68~~71
SECTION 3.12	Liens~~69~~72

SECTION 3.13	No Default~~69~~72
SECTION 3.14	No Burdensome Restrictions~~69~~72
SECTION 3.15	Insurance~~69~~72
SECTION 3.16	Security Interest in Collateral~~69~~72
SECTION 3.17	Anti-Corruption Laws and Sanctions~~70~~72
SECTION 3.18	~~EEA~~Affected Financial Institutions~~70~~72
SECTION 3.19	Plan Assets; Prohibited Transactions~~70~~73
SECTION 3.20	Margin Regulations~~70~~73
SECTION 3.21	Solvency~~70~~73

ARTICLE IV. Conditions~~70~~73

SECTION 4.01	Effective Date~~70~~73
SECTION 4.02	Each Credit Event~~71~~73

ARTICLE V. Affirmative Covenants~~71~~74

SECTION 5.01	Financial Statements and Other Information~~71~~74
SECTION 5.02	Notices of Material Events~~73~~76
SECTION 5.03	Existence; Conduct of Business~~73~~76
SECTION 5.04	Payment of Obligations~~74~~77
SECTION 5.05	Maintenance of Properties; Insurance~~74~~77
SECTION 5.06	Books and Records; Inspection Rights~~74~~77
SECTION 5.07	Compliance with Laws and Material Contractual Obligations~~75~~78
SECTION 5.08	Use of Proceeds~~75~~78
SECTION 5.09	Subsidiary Guarantors; Pledges; Additional Collateral; Further Assurances~~76~~79

ARTICLE VI. Negative Covenants~~77~~80

SECTION 6.01	Indebtedness~~77~~80
SECTION 6.02	Liens~~81~~83
SECTION 6.03	Fundamental Changes~~81~~84
SECTION 6.04	Dispositions~~82~~85
SECTION 6.05	Investments, Loans, Advances, Guarantees and Acquisitions~~84~~87
SECTION 6.06	Swap Agreements~~85~~88
SECTION 6.07	Transactions with Affiliates~~86~~89
SECTION 6.08	Restricted Payments~~86~~89
SECTION 6.09	Restrictive Agreements~~87~~90
SECTION 6.10	Subordinated Indebtedness and Amendments to Subordinated Indebtedness Documents~~89~~91
SECTION 6.11	Sale and Leaseback Transactions~~89~~92
SECTION 6.12	Financial Covenants~~89~~92

ARTICLE VII. Events of Default~~89~~92

SECTION 7.01	Events of Default~~89~~92
SECTION 7.02	Application of Payments~~93~~96

ARTICLE VIII. The Administrative Agent~~94~~97

SECTION 8.01	Authorization and Action~~94~~97
SECTION 8.02	Administrative Agent’s Reliance, Indemnification, Etc~~96~~99
SECTION 8.03	Posting of Communications~~97~~100
SECTION 8.04	The Administrative Agent Individually~~98~~101

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Page

SECTION 8.05	Successor Administrative Agent~~99~~102
SECTION 8.06	Acknowledgements of Lenders and Issuing Banks~~100~~103
SECTION 8.07	Collateral Matters~~100~~103
SECTION 8.08	Credit Bidding~~100~~104
SECTION 8.09	Certain ERISA Matters~~101~~105

ARTICLE IX. Miscellaneous~~103~~106

SECTION 9.01	Notices~~103~~106
SECTION 9.02	Waivers; Amendments~~105~~108
SECTION 9.03	Expenses; Indemnity; Damage Waiver~~106~~110
SECTION 9.04	Successors and Assigns~~109~~112
SECTION 9.05	Survival~~113~~117
SECTION 9.06	Counterparts; Integration; Effectiveness; Electronic Execution~~114~~117
SECTION 9.07	Severability~~114~~118
SECTION 9.08	Right of Setoff~~114~~118
SECTION 9.09	Governing Law; Jurisdiction; Consent to Service of Process~~115~~119
SECTION 9.10	WAIVER OF JURY TRIAL~~115~~120
SECTION 9.11	Headings~~116~~120
SECTION 9.12	Confidentiality~~116~~120
SECTION 9.13	Material Non-Public Information~~117~~121
SECTION 9.14	Appointment for Perfection~~117~~121
SECTION 9.15	Releases of Subsidiary Guarantors~~117~~121
SECTION 9.16	Interest Rate Limitation~~118~~122
SECTION 9.17	No Fiduciary Duty, Etc~~118~~122
SECTION 9.18	USA PATRIOT Act~~119~~ and Beneficial Ownership Regulation Notification123
SECTION 9.19	Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions~~119~~123
SECTION 9.20	Acknowledgement Regarding Any Supported QFCs124

ARTICLE X. Borrower Guarantee~~119~~124

SCHEDULES:

Schedule 2.01A – Commitments

Schedule 2.01B – Letter of Credit Commitments

Schedule 2.06 – Existing Letters of Credit

Schedule 3.01 – Existing Subsidiaries

Schedule 3.06(a) – Existing Litigation

Schedule 3.06(b) – Existing Environmental Matters

Schedule 6.01 – Existing Indebtedness

Schedule 6.02 – Existing Liens

Schedule 6.03(a) – Existing Transactions

Schedule 6.05 – Existing Investments

Schedule 6.07 – Transactions with Affiliates

Schedule 6.09 – Existing Restrictions

Schedule 6.11(a) – Existing Sale and Leaseback Transactions

EXHIBITS:

Exhibit A – Form of Assignment and Assumption

Exhibit B – List of Closing Documents

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(continued)

Page

Exhibit C-1 – Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships)

Exhibit C-2 – Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships)

Exhibit C-3 – Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships)

Exhibit C-4 – Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships)

Exhibit D-1 – Form of Borrowing Request

Exhibit D-2 – Form of Interest Election Request

Exhibit E – Form of Note

(continued)

Page

CREDIT AGREEMENT (this “Agreement”) dated as of April 6, 2018 among TPI COMPOSITES, INC., a Delaware corporation (the “Borrower”), the LENDERS from time to time party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent and WELLS FARGO BANK, NATIONAL ASSOCIATION and CAPITAL ONE, NATIONAL ASSOCIATION, as Co-Syndication Agents.

The parties hereto agree as follows:

ARTICLE I.

Definitions

SECTION 1.01Defined Terms

.  As used in this Agreement, the following terms have the meanings specified below:

“A/R Financing Party” means any of (a) TPI Iowa, LLC, (b) TPI Iowa II, LLC, (c) TPI China, LLC, (d) TPI China II, LLC, (e) TPI Mexico, LLC, (f) TPI Mexico III, LLC, (g) TPI Mexico V, LLC, (h) TPI Mexico VII, LLC, (i) TPI Turkey, LLC, (j) TPI Turkey Izbas, LLC, (k) any other Subsidiary that is reasonably acceptable to the Administrative Agent and (l) each subsidiary of any of the foregoing.

“ABR” when used in reference to any Loan or Borrowing, refers to such Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) in the case of any Eurocurrency Borrowing denominated in a LIBOR Quoted Currency, (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate and (b) in the case of any Eurocurrency Borrowing denominated in Mexican Pesos, (i) the TIIE Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Indemnitee” has the meaning assigned to such term in Section 9.03(c).

“Aggregate Revolving Commitment” means the aggregate amount of the Revolving Commitments of all of the Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof.  As of the Amendment No. 2 Effective Date, the Aggregate Revolving Commitment is $~~150,000,000~~205,000,000.

(continued)

Page

“Agreed Currencies” means (i) Dollars, (ii) euro, (iii) Pounds Sterling, (iv) Mexican Pesos and (v) any other currency (x) that is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars, (y) for which a LIBO Screen Rate is available in the Administrative Agent’s determination and (z) that is agreed to by the Administrative Agent and each of the Lenders.

“Agreement” has the meaning assigned to such term in the introductory paragraph.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period in Dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively.  If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.  For the avoidance of doubt, if the Alternate Base Rate as so determined would be less than ~~zero~~1.75%, such rate shall be deemed to be ~~zero~~1.75% for purposes of this Agreement.

“Alternative Rate” has the meaning assigned to such term in Section 2.14(a).

“Amendment No. 2” means that certain Amendment No. 2 to this Agreement, dated as of June 29, 2020, by and among the Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 2 Effective Date” means June 29, 2020.

“Ancillary Document” has the meaning assigned to such term in Section 9.06(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Party” has the meaning assigned to such term in Section 8.03(c).

“Applicable Liquidity Amount” means (i) for the period beginning on the Amendment No. 2 Effective Date through and including the earlier of (x) September 30, 2020 and (y) the Leverage Adjustment Period Termination Date, $65,000,000 and (ii) for the period beginning on October 1, 2020 (assuming the Leverage Adjustment Period Termination Date has not occurred prior to such date) through and including the Leverage Adjustment Period Termination Date, $75,000,000.

“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Revolving Commitment represented by such Lender’s Revolving Commitment; provided that, in the case of Section 2.21 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate Revolving Commitment (disregarding any Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment.  If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving

Commitments most recently in effect, after giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Pledge Percentage” means 100% but 65% in the case of a pledge by the Borrower or any Domestic Subsidiary (that is not an Excluded Subsidiary) of its voting Equity Interests in a Foreign Subsidiary that is a CFC or in any CFC Holding Company.

“Applicable Rate” means, following the Leverage Adjustment Period Termination Date, for any day, with respect to any Eurocurrency Loan or any ABR Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency Spread”, “ABR Spread” or “Commitment Fee Rate”, as the case may be, based upon the Total Net Leverage Ratio applicable on such date:

	Total Net Leverage Ratio:	Eurocurrency Spread	ABR Spread	Commitment Fee Rate
Category 1:	< 1.50 to 1.00	~~1.50~~1.75%	~~0.50~~0.75%	~~0.25~~0.30%
Category 2:	> 1.50 to 1.00 but < 2.00 to 1.00	~~1.75~~2.00%	~~0.75~~1.00%	~~0.30~~0.35%
Category 3:	> 2.00 to 1.00 but < 2.50 to 1.00	~~2.00~~2.25%	~~1.00~~1.25%	~~0.35~~0.40%
Category 4:	≥ 2.50 to 1.00	~~2.25~~2.50%	~~1.25~~1.50%	~~0.40~~0.45%

For purposes of the foregoing,

(i)if at any time the Borrower fails to deliver the Financials on or before the date the Financials are due pursuant to Section 5.01, Category 4 shall be deemed applicable for the period commencing five (5) Business Days after the required date of delivery and ending on the date which is three (3) Business Days after the Financials are actually delivered, after which the Category shall be determined in accordance with the table above as applicable;

(ii)adjustments, if any, to the Category then in effect shall be effective five (5) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change); and

(iii)notwithstanding the foregoing, Category 1 shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable Financials for the Borrower’s first fiscal quarter ending after the Effective Date and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, at all times during the Leverage Adjustment Period, “Applicable Rate” shall mean, for any day, with respect to any Eurocurrency Loan or any ABR Loan, with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency Spread”, “ABR Spread” or “Commitment Fee Rate”, as the case may be:

Eurocurrency Spread	ABR Spread	Commitment Fee Rate

3.00%	2.00%	0.50%

“Approved Electronic Platform” has the meaning assigned to such term in Section 8.03(a).

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

“Arranger” means each of JPMorgan Chase Bank, National Association, Wells Fargo Securities, LLC and Capital One, National Association in its capacity as a joint bookrunner and joint lead arranger hereunder.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) reasonably approved by the Administrative Agent.

“Available Liquidity” means, as of any date of determination, the sum of (i) Unrestricted Global Cash, plus (ii) the aggregate Available Revolving Commitments, in each case, as of such date.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Available Revolving Commitment” means, at any time with respect to any Lender, the Revolving Commitment of such Lender then in effect, minus the Revolving Credit Exposure of such Lender at such time; it being understood and agreed that any Lender’s Swingline Exposure shall not be deemed to be a component of the Revolving Credit Exposure for purposes of calculating the commitment fee under Section 2.12(a).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule~~.~~ and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Services” means each and any of the following banking services provided to the Borrower or any Subsidiary by any Lender or any of its Affiliates:  (a) credit cards for commercial customers (including commercial credit cards and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts, interstate depository network services and cash pooling services).

“Banking Services Agreement” means any agreement entered into by the Borrower or any Subsidiary in connection with Banking Services.

“Banking Services Obligations” means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” means TPI Composites, Inc., a Delaware corporation.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Request” means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03, which shall be, in the case of any such written request, substantially in the form attached hereto as Exhibit D-1 or any other form reasonably approved by the Administrative Agent.

“Burdensome Restrictions” means any consensual encumbrance or restriction of the type described in clause (a) or (b) of Section 6.09.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that~~,~~ when used in connection with (a) a Eurocurrency Loan denominated in Dollars, the term “Business Day”

shall also exclude any day on which banks are not open for dealings in ~~the relevant Agreed Currency~~Dollar deposits in the London interbank market ~~or the principal financial center of such Agreed Currency (and, if the~~, (b) any Borrowings or LC Disbursements ~~which~~that are the subject of a borrowing, drawing, payment, reimbursement or rate selection ~~are~~ denominated in euro, the term “Business Day” shall also exclude any day on which the TARGET2 payment system is not open for the settlement of payments in euro~~).~~ and (c) a Eurocurrency Loan or Letter of Credit denominated in a Foreign Currency other than euro, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in such Foreign Currency in the interbank market in the principal financial center of the country whose lawful currency is such Foreign Currency.

“Capital Lease” means any lease that is classified as a capital, direct financing, or direct financing arrangement lease for GAAP presentation.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as Capital Leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital One LC Agreement” means the Continuing Agreement for Standby Letters of Credit dated January 7, 2017 (as amended, restated, or replaced from time to time) between Capital One, the Borrower and certain Subsidiaries.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any Subsidiary free and clear of all Lien (other than Liens created under the Collateral Documents and other Permitted Liens):

(a)securities issued or directly and fully Guaranteed or insured by the United States or Canadian governments, a member state of the European Union or, in each case, any agency or instrumentality of thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition;

(b)certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by (x) any Lender or Affiliate thereof or (y) by any bank or trust company (i) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s or (ii) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $100 million;

(c)repurchase obligations with a term of not more than thirty (30) days for underlying investment of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b);

(d)commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s, and in any case maturing within one year after the date of acquisition thereof;

(e)Investments, classified in accordance with GAAP as current assets of the Borrower or any Subsidiary, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b), (c) and (d) of this definition; and

(f)solely with respect to any Subsidiary that is a Foreign Subsidiary, investments of comparable tenor and credit quality to those described in the foregoing clauses (b) through (e) customarily utilized in countries in which such Foreign Subsidiary operates for short term cash management purposes.~~]~~

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holding Company” mean any Subsidiary that owns no material assets (directly or through one or more disregarded entities) other than capital stock and, if any, indebtedness of one or more Foreign Subsidiaries that are CFCs.

“Change in Law” means the occurrence after the date of this Agreement or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, rule, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means an event or series of events by which:

(a)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than a Permitted Group, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities over which such person or group has an Option Right)), directly or indirectly, of 35% or more of the outstanding Equity Interests of the Borrower entitled to vote for members of the board of directors of the Borrower on a fully-diluted basis (and taking into account all such securities over which such person or group has an Option Right); ~~or~~

(b)during any period of twelve (12) consecutive months, a majority of the members of the board of directors of the Borrower cease to be composed of individuals (i) who were members of that board on the first day of such period, (ii) whose election or nomination to that board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or (iii) whose election or nomination to that board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board~~.~~; or

(c)a “change of control”, “fundamental change”, “make-whole fundamental change” (other than a “make-whole fundamental change” that does not also constitute a “fundamental change”) or any comparable term under and as defined in any indenture governing any Permitted Convertible Indebtedness.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Incremental Term Loans of any Series or Swingline Loans, and (b) any Commitment, refers to whether such Commitment is a Revolving Commitment or an Incremental Term Loan Commitment of any Series.

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-Syndication Agents” means each of Wells Fargo Bank, National Association and Capital One, National Association in its capacity as co-syndication agent for the credit facility evidenced by this Agreement.

“Collateral” means all of the “Collateral” referred to in the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself and the Secured Parties, to secure the Secured Obligations; provided, however, that the Collateral shall exclude Excluded Assets.

“Collateral Documents” means, collectively, the Security Agreement, and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, including all other security agreements, pledge agreements, pledges and powers of attorney and financing statements relating to any of the foregoing, whether heretofore, now, or hereafter executed by the Borrower or any Subsidiary Guarantors, related to any of the foregoing and delivered to the Administrative Agent pursuant to Section 4.01, Section 5.09 or any other relevant provision of this Agreement or the other Loan Documents.

“Commitment” means, with respect to each Lender, the sum of such Lender’s Revolving Commitment and Incremental Term Loan Commitment of any Series (as the context requires).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 8.03(c), including through an Approved Electronic Platform.

“Computation Date” has the meaning assigned to such term in Section 2.04.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, with reference to any period, Consolidated Net Income plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for income taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) stock-based compensation expenses, (vi) any net cash loss resulting from foreign exchange transactions, (vii) non-cash expenses, charges and losses (excluding losses or discounts from the sale of receivables), (viii) charges related to losses or discounts from the sale of receivables not to exceed, during such period, $7,500,000 and (ix) restructuring charges and the 2019 write-offs for Senvion receivables in an aggregate amount not to exceed, during such period, the greater of $15,000,000 and 10% of Consolidated EBITDA (calculated prior to giving effect to this clause (ix)) minus, to the extent included in Consolidated Net Income, (1) interest income, (2) income tax credits and refunds (to the extent not netted from tax expense), (3) any net cash gain resulting from foreign exchange transactions, (4) any non-cash gain as a result of any reversal of a charge referred to in clause (v) above by reason of a decrease in the value of any Equity Interest and (5) the amount of any cash payment made during such period in respect of any non-cash expense, charge or loss that is accounted for in a prior period which was added to Consolidated Net Income to determine Consolidated EBITDA for such prior period and which does not otherwise reduce Consolidated Net Income for the current period, all calculated for the Borrower and its Subsidiaries in accordance with GAAP on a consolidated basis.

“Consolidated Interest Expense” means, with reference to any period, the interest expense (including without limitation interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries allocable to such period in accordance with GAAP (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and net costs under interest rate Swap Agreements to the extent such net costs are allocable to such period in accordance with GAAP).

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period; provided that there shall be excluded any income (or loss) of any Person other than the Borrower or a Subsidiary, but any such income so excluded may be included in such period or any later period to the extent of any cash dividends or distributions actually paid in the relevant period to the Borrower or any Wholly-Owned Subsidiary of the Borrower.

“Consolidated Total Assets” means, as of the date of any determination thereof, the total amount of assets of the Borrower and its Subsidiaries calculated in accordance with GAAP on a gross and consolidated basis as of such date.

“Consolidated Total Indebtedness” means at any date the sum, without duplication, of (a) the aggregate Indebtedness of the Borrower and its Subsidiaries calculated on a consolidated basis as of such date in accordance with GAAP, (b) the aggregate amount of Indebtedness of the Borrower and its Subsidiaries relating to the maximum drawing amount of all letters of credit outstanding and bankers acceptances (unless cash collateralized) and (c) Indebtedness of the type referred to in clauses (a) or (b) hereof of another Person guaranteed by the Borrower or any of its Subsidiaries.

“Consolidated Total Net Indebtedness” means at any date the difference (if positive) between (i) Consolidated Total Indebtedness minus (ii) up to (but in no event more than) $50,000,000 of Unrestricted Cash, in each case as of such date.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.20.

“Credit Event” means a Borrowing, the issuance, amendment, renewal or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.

“Credit Party” means the Administrative Agent, each Issuing Bank, the Swingline Lender or any other Lender.

“Cross-Default Reference Obligation” has the meaning assigned to such term in the definition of “Permitted Convertible Indebtedness”.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.

~~“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.~~

“Deferred Acquisition Obligations” has the meaning assigned to such term in Section 6.01(r).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a division or otherwise) of any property by any Person (including any Sale and Leaseback Transaction and any issuance of Equity

Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Institution” means (a) Persons that are specifically identified by the Borrower to the Administrative Agent in writing prior to the Effective Date, (b) any Person that is reasonably determined by the Borrower after the Effective Date to be a customer or competitor of the Borrower or its Subsidiaries and which is specifically identified in a written supplement to the list of “Disqualified Institutions”, which supplement shall become effective three (3) Business Days after delivery thereof to the Administrative Agent and the Lenders in accordance with Section 9.01 and (c) in the case of the foregoing clauses (a) and (b), any of such entities’ Affiliates to the extent such Affiliates (x) are clearly identifiable as Affiliates  of such Persons based solely on the similarity of such Affiliates’ and such Persons’ names and (y) are not bona fide debt investment funds.  It is understood and agreed that (i) any supplement to the list of Persons that are Disqualified Institutions contemplated by the foregoing clause (b) shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans (but solely with respect to such Loans), (ii) the Administrative Agent shall have no responsibility or liability to determine or monitor whether any Lender or potential Lender is a Disqualified Institution, (iii) the Borrower’s failure to deliver such list (or supplement thereto) in accordance with Section 9.01 shall render such list (or supplement) not received and not effective and (iv) “Disqualified Institution” shall exclude any Person that the Borrower has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time in accordance with Section 9.01.

“Dollar Amount” of any amount of any currency means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in a Foreign Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of ~~the~~ Dollars with such Foreign Currency ~~in the London foreign exchange market at or about 11:00 a.m. London time (or New York time, as applicable) on a particular day as displayed by ICE Data Services  as the “ask price”, or as displayed on such other information service which publishes that rate of exchange from time to time in place of ICE Data Services (~~last provided (either by publication or otherwise provided to the Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with such Foreign Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its reasonable discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.

“DQ List” has the meaning assigned to such term in Section 9.04(e)(iv).

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning assigned to such term in Section 4.01.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (i) the environment, (ii) preservation or reclamation of natural resources, (iii) the management, release or threatened release of any Hazardous Material or (iv) health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but excluding any debt securities convertible into any of the foregoing. For the avoidance of doubt, the term “Equity Interests” shall not include any Permitted Convertible Indebtedness.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“euro” and/or “€” means the single currency of the Participating Member States.

“Eurocurrency” when used in reference to a currency means an Agreed Currency and when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.

“Eurocurrency Payment Office” of the Administrative Agent means, for each Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to the Borrower and each Lender.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Assets” means:  (i) any fee-owned real property and all leasehold interests in real property, (ii) any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act of an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, (iii) assets in respect of which pledges and security interests are prohibited by applicable U.S. law, rule or regulation or agreements with any U.S. governmental authority (other than to the extent that such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of any such prohibitions, such assets shall automatically cease to constitute Excluded Assets, (iv) equity interests in any entity other than Wholly-Owned Subsidiaries to the extent pledges thereof are not permitted by the terms in such entity’s organizational or joint venture documents (unless any such restriction would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law), (v) assets subject to certificates of title (other than motor vehicles subject to certificates of title, provided that perfection of security interests in such motor vehicles shall be limited to the filing of UCC financing statements), a letter of credit right (other than to the extent the security interest in such letter of credit right may be perfected by the filing of UCC financing statements) with a face amount of $1,000,000 or less and a commercial tort claim with respect to which a Loan Party is the plaintiff or a beneficiary and that makes a claim for damages, or other claim for judgment, in an amount of $1,000,000 or less, (vi) any lease, license or other agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or a Subsidiary Guarantor) (other than (x) proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition, (y) to the extent that any such term has been waived or (z) to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of any such term, such assets shall automatically cease to constitute Excluded Assets, (vii) trust accounts, payroll accounts, custodial accounts, escrow accounts and other similar deposit or securities accounts and other deposit accounts where the aggregate amount on deposit in any month does not exceed $1,000,000 in the aggregate, (viii) foreign assets (other than pledges of Equity Interests in First Tier Foreign Subsidiaries and CFC Holding Companies not in excess of the Applicable Pledge Percentage), (ix) Equity Interests in any Excluded Subsidiary (other than pledges of Equity Interests in First Tier Foreign Subsidiaries and CFC Holding Companies not in excess of the Applicable Pledge Percentage); and (x) those assets as to which the Administrative Agent and the Borrower reasonably agree that the burden, cost or other consequences of obtaining such a security interest or perfection thereof are excessive in relation to the practical benefit to the Lenders of the security to be afforded thereby.  Notwithstanding the foregoing, Excluded Assets shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets).

“Excluded Subsidiary” means: (a) any CFC Holding Company or CFC, (b) any Subsidiary whose Equity Interests are owned directly or indirectly by a CFC Holding Company or a CFC, (c) any captive insurance company, (d) any not-for-profit Subsidiary, (e) any Immaterial Subsidiary, (f) any Subsidiary that is prohibited or restricted from Guaranteeing the Secured Obligations by any contractual obligation (so long as such contractual obligation exists on the Effective Date and was not entered into in contemplation of such Subsidiary becoming a Subsidiary, and, in any such case, other than any contractual obligation in favor of the Borrower or any of its Subsidiaries), (g) any Subsidiary that is prohibited or restricted by any requirement of applicable law (including any requirement to obtain governmental authority or third party consent), rule or regulation from providing a Guarantee (but only for so long as such law, rule, regulation or contractual obligation is in effect) or for which Guaranteeing the Secured Obligations could reasonably be expected to have material adverse tax consequences to the Borrower or its Subsidiaries as reasonably determined in good faith by the Borrower (acting in consultation with the Administrative Agent) and (h) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the burden, cost or other consequences (including any material adverse tax consequences) of providing a Guarantee of the Secured Obligations outweighs the practical benefits afforded to the Lenders thereby.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such Specified Swap Obligation.  If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Revolving Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Revolving Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Revolving Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means that certain Amended and Restated Financing Agreement, dated as of December 30, 2016, by and among the Borrower and certain of its Subsidiaries as guarantors, HPS Investment Partners, LLC, as Collateral Agent, HPS Investment Partners, LLC, as Administrative Agent, Capital One, N.A., as Revolving Loan Representative and the lenders party thereto from time to time.

“Existing Letters of Credit” has the meaning assigned to such term in Section 2.06(a).

“Existing Maturity Date” has the meaning assigned to such term in Section 2.23(a).

“Existing Priority Debt” has the meaning assigned to such term in Section 6.01(b).

“Extending Lender” has the meaning assigned to such term in Section 2.23(b)(ii).

“Extension Request” means a written request from the Borrower to the Administrative Agent requesting an extension of the Maturity Date pursuant to Section 2.23.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by ~~depository~~depositary institutions, as determined in such manner as ~~the NYFRB~~ shall be set forth on ~~its public website~~the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate~~,~~; provided that, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letter” means the letter agreement, dated March 1, 2018, between the Borrower and JPMorgan Chase Bank, N.A..

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, assistant treasurer, controller or vice president of financial reporting, of the applicable Loan Party.

“Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents, of the Borrower and its Subsidiaries required to be delivered pursuant to Section 5.01(a), 5.01(b) or 5.01(c).

“First Tier Foreign Subsidiary” means each Foreign Subsidiary with respect to which any one or more of the Borrower and its Domestic Subsidiaries (other than an Excluded Subsidiary) directly owns or Controls more than 50% of such Foreign Subsidiary’s issued and outstanding Equity Interests.

“Foreign Currencies” means Agreed Currencies other than Dollars.

“Foreign Currency LC Exposure” means, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate principal Dollar Amount of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time.

“Foreign Currency Letter of Credit” means a Letter of Credit denominated in a Foreign Currency.

“Foreign Currency Sublimit” means $25,000,000.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Immaterial Subsidiary” means any Subsidiary which does not constitute either a Material Domestic Subsidiary or a Material Foreign Subsidiary.

“Impacted Interest Period” means an Impacted LIBO Rate Interest Period or an Impacted TIIE Rate Interest Period, as applicable.

“Impacted LIBO Rate Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Impacted TIIE Rate Interest Period” has the meaning assigned to such term in the definition of “TIIE Rate”.

“Incremental Commitment” means an Incremental Revolving Commitment or an Incremental Term Loan Commitment.

“Incremental Facility Agreement” means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Incremental Lenders, establishing Incremental Term Loan Commitments of any Series or Incremental Revolving Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.20.

“Incremental Lender” means an Incremental Revolving Lender or an Incremental Term Lender.

“Incremental Revolving Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.20, to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Credit Exposure under such Incremental Facility Agreement.

“Incremental Revolving Lender” means a Lender with an Incremental Revolving Commitment.

“Incremental Term Lender” means a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant an Incremental Facility Agreement and Section 2.20, to make Incremental Term Loans of any Series hereunder, expressed as an amount representing the maximum principal amount of the Incremental Term Loans of such Series to be made by such Lender.

“Incremental Term Loans” means any term loans made pursuant to Section 2.20(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (x) trade accounts payable in the ordinary course of business, (y) any earn-out, deferred or similar obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after becoming due and payable and (z) expenses accrued in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person (but only the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP), (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, in each case, to the extent not cash collateralized, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, in each case, to the extent not cash collateralized, (k) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing (but only including the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease) and (l) all obligations of such Person under Sale and Leaseback Transactions.  For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, to the extent that such Person is liable therefor as a result of such Person’s ownership interest, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  The amount of Indebtedness outstanding for purposes of clause (f) above shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness referred to in such clause and (ii) the fair market value (as determined by such Person in good faith) of the property encumbered thereby as determined by such Person in good faith.  Notwithstanding the foregoing, (i) “Indebtedness” shall not include any Non-Recourse A/R Financing and (ii) any Permitted Bond Hedge Transaction, any Permitted Warrant Transaction, and any obligations thereunder, in each case, shall not constitute Indebtedness of Borrower.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) hereof, Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

“Information” has the meaning assigned to such term in Section 9.12.

“Interest Coverage Ratio” has the meaning assigned to such term in Section 6.12(b).

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08, which shall be~~, in the case of any such written request,~~

substantially in the form attached hereto as Exhibit D-2 or any other form reasonably approved by the Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the Maturity Date, (b) with respect to any Eurocurrency Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid pursuant to Section 2.05 and the Maturity Date.

“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as selected by the Borrower in its Borrowing Request, or such other period that is twelve (12) months or less requested by the Borrower and consented to by all Lenders; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the applicable Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period for which the applicable Screen Rate is available for the applicable currency) that is shorter than the applicable Impacted Interest Period; and (b) the applicable Screen Rate for the shortest period (for which that applicable Screen Rate is available for the applicable currency) that exceeds the applicable Impacted Interest Period, in each case, at such time; provided, that, if any Interpolated Rate shall be less than ~~zero~~0.75%, such rate shall be deemed to be ~~zero~~0.75% for the purposes of this Agreement.

“Investments” has the meaning assigned to such term in Section 6.05.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means each of JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Capital One, National Association and each other Lender designated by the Borrower as an “Issuing Bank” hereunder and that has agreed to such designation, each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.06(i)(A)).  Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lenders” means the Persons listed on Schedule 2.01A and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption or otherwise, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Banks.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Application” has the meaning assigned to such term in Section 2.06(b).

“Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder.  The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on Schedule 2.01B, or if any Issuing Bank has entered into an Assignment and Assumption or has otherwise assumed a Letter of Credit Commitment after the Effective Date, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent.  The Letter of Credit Commitment of an Issuing Bank may be modified from time to time by agreement between such Issuing Bank and the Borrower, and notified to the Administrative Agent.

“Leverage Adjustment Period” means the period commencing on the Amendment No. 2 Effective Date and ending on the Leverage Adjustment Period Termination Date.

“Leverage Adjustment Period Termination Date” means the earlier of (i) the date on which Financials for the fiscal quarter of the Borrower ending March 31, 2021 have been delivered pursuant to Section 5.01, together with the compliance certificate required by Section 5.01(c) demonstrating that the Borrower was in compliance with Section 6.12 as of the end of such fiscal quarter (for the avoidance of doubt, it is understood and agreed that the Leverage Adjustment Period shall not terminate pursuant to this clause (i) until the date on which such Financials are delivered, together with such compliance certificate, all demonstrating such compliance) and (ii) the date on which the Borrower (x) delivers Financials for any fiscal quarter of the Borrower ending after the Amendment No. 2 Effective Date, together with the compliance certificate required by Section 5.01(c) demonstrating that the Borrower was in compliance with Section 6.12 as such Section 6.12 was in effect on the date immediately prior to the Amendment No. 2 Effective Date, as of the end of such fiscal quarter and (y) notifies the Administrative Agent in writing that it elects to end the Leverage Adjustment Period (for the avoidance of doubt, it is understood and agreed that the Leverage Adjustment Period shall not terminate pursuant to this clause (ii) until the date (x) on which such Financials are delivered, together with such compliance certificate, all demonstrating such compliance and (x) on which the Administrative Agent shall have received such written notice from the Borrower).

“LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in any LIBOR Quoted Currency for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, on the Quotation Day for such LIBOR Quoted Currency and Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted LIBO Rate Interest Period”) then the LIBO Rate shall be the Interpolated Rate.

“LIBO Screen Rate”  means, for any day and time, with respect to any Eurocurrency Borrowing denominated in any LIBOR Quoted Currency and for any applicable Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for such LIBOR Quoted Currency for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that, if the LIBO Screen Rate ~~shall~~as so determined would be less than ~~zero~~0.75%, such rate shall be deemed to be ~~zero~~0.75% for the purposes of this Agreement.  It is understood and agreed that all of the terms and conditions of this definition of “LIBO Screen Rate” shall be subject to Section 2.14.

“LIBOR Quoted Currency” means (i) Dollars, (ii) euro, (iii) Pounds Sterling and (iv) any other Agreed Currency for which a LIBO Screen Rate is available.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, or (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Limited Conditionality Acquisition” has the meaning assigned to such term in Section 2.20(c).

“Limited Conditionality Acquisition Agreement” has the meaning assigned to such term in Section 2.20(c).

“Loan Documents” means, collectively, this Agreement, any promissory notes issued pursuant to Section 2.10(e), any Letter of Credit Applications, the Collateral Documents, the Subsidiary Guaranty, the Fee Letter, the Incremental Facility Agreements, and all letter of credit agreements (including any agreements between the Borrower and an Issuing Bank regarding such Issuing Bank’s Letter of Credit Commitment or the respective rights and obligations between the Borrower and such Issuing Bank in connection with the issuance of Letters of Credit).  Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Parties” means, collectively, the Borrower and the Subsidiary Guarantors.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Local Time” means (i) New York City time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars and (ii) the local time of the location from which a Loan, Borrowing or LC Disbursement denominated in a Foreign Currency is issued or made (it being understood that such local time shall mean London, England time unless otherwise notified in writing by the Administrative Agent).

“Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable.

“Material Adverse Effect” means (a) a material adverse effect on the business, assets, operations, or financial condition of the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment on the ability of the Borrower to perform any of its material obligations under this Agreement or any other Loan Document or (c) material adverse effect upon the validity or enforceability of this Agreement or any other Loan Document or the rights or remedies of the Administrative Agent and the Lenders thereunder.

“Material Domestic Subsidiary” means each Domestic Subsidiary (other than an Excluded Subsidiary) which, as of the end of or for the most recent Reference Period then ended, for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), as of the end of or for the most recent Reference Period of the Borrower for which financial statements have been delivered pursuant to Section 3.04(a)) (i) contributed, on an individual basis, greater than five percent (5%) of Consolidated EBITDA for such period or (ii) contributed, on an individual basis, greater than five percent (5%) of Consolidated Total Assets for such period.

“Material Foreign Subsidiary” means each Foreign Subsidiary (other than an Excluded Subsidiary) which, as of the end of or for the most recent Reference Period then ended, for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), as of the end of or for the most recent Reference Period of the Borrower for which financial statements have been delivered pursuant to Section 3.04(a)) (i) contributed, on an individual basis, greater than five percent (5%) of Consolidated EBITDA for such period or (ii) contributed, on an individual basis, greater than five percent (5%) of Consolidated Total Assets for such period.

“Material Indebtedness” means Indebtedness (other than the Obligations ), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $5,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiaries” means, collectively, (a) each Material Domestic Subsidiary and (b) each Material Foreign Subsidiary.

“Maturity Date” means, with respect to any Lender, the later of (a) April 6, 2023 and (b) if the maturity date is extended for such Lender pursuant to Section 2.23, such extended maturity date as determined pursuant to such Section; provided, however, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Rate” has the meaning assigned to such term in Section 9.16.

“Mexican Pesos” means the lawful currency of the United Mexican States.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-extending Lender” has the meaning assigned to such term in Section 2.23(a).

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(e).

“Non-Recourse A/R Financing” means a factoring facility provided to an A/R Financing Party pursuant to which the accounts receivables of an A/R Financing Party are sold and such sale is non-recourse to the Borrower and its Subsidiaries, in each case to non-Affiliates of the Borrower and on customary market terms.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Subsidiary thereof of any proceeding under any debtor relief laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed or allowable claims in such proceeding.  Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by the Borrower under any Loan Document and (b) the obligation of the Borrower to reimburse any amount (to the extent reimbursable hereunder) in respect of any of the foregoing that the Administrative Agent or any Lender or any Issuing Bank, in each case in its sole discretion, may elect to pay or advance on behalf of the Borrower, but solely to the extent permitted under the terms and conditions of the applicable Loan Documents.

“Option Right” means any right to acquire, whether such right is exercisable immediately or only after the passage of time.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery,

performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Outstanding LC Amount” has the meaning assigned to such term in Section 2.06(b).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on ~~its public website~~the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Foreign Currency Rate” means, for any amount payable in a Foreign Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight or weekend deposits in the relevant currency (or if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Administrative Agent may elect) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid principal amount of the related Credit Event, plus any taxes, levies, imposts, duties, deductions, charges or withholdings imposed upon, or charged to, the Administrative Agent by any relevant correspondent bank in respect of such amount in such relevant currency.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“Patriot Act” has the meaning assigned to such term in Section 9.16.

“Payment in Full” or “Paid in Full” means the date as of which all of the following shall have occurred:  (a) the Revolving Commitments have terminated, (b) all Secured Obligations have been paid in full in cash (other than (i) contingent indemnification obligations, (ii) Swap Obligations and Banking Services Obligations owing to one or more Lenders or their respective Affiliates that are not then due and payable, and (iii) Swap Obligations and Banking Services Obligations owing to one or more Lenders or their respective Affiliates as to which arrangements reasonably satisfactory to the applicable provider of such Swap Obligations or Banking Services Obligations shall have been made, if the Administrative Agent has notice of such Swap Obligations or Banking Services Obligations), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto reasonably satisfactory to the applicable Issuing Bank(s) shall have been made).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means any acquisition (whether by purchase, merger, consolidation or otherwise) or series of related acquisitions by the Borrower or any Subsidiary, following the date on which the Financials for the fiscal quarter of the Borrower ended June 30, 2020 have been delivered in accordance with the terms of Section 5.01(b), of (i) all or substantially all the assets of or (ii) all or substantially all the Equity Interests in, a Person or division, business unit, product line, or line of business of a Person, if, (a) at the time of and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing, (b) such Person or division or line of business is engaged in the same or a substantially similar line of business as the Borrower and the Subsidiaries or business reasonably related thereto or any line of business not prohibited by Section 6.03(b), (c) all actions required to be taken with respect to such acquired or newly formed Subsidiary (other than an Excluded Subsidiary) under Section 5.09 shall have been taken within the time periods set forth therein and to the extent required (or arrangements for the taking of such actions reasonably satisfactory to the Administrative Agent shall have been made), (d) in the case of an acquisition, merger or consolidation involving the Borrower or a Subsidiary Guarantor, the Borrower or such Subsidiary Guarantor is the surviving entity of such merger and/or consolidation, except as otherwise permitted by this Agreement, (e) at the time of and immediately after giving effect thereto, the Borrower and the Subsidiaries are in compliance, on a pro forma basis, with the covenants contained in Section 6.12 recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance, (f) both immediately prior to and after giving effect (including pro forma effect) to such acquisition and any incurrence of Indebtedness related thereto, the Total Net Leverage Ratio is less than or equal to 2.75 to 1.00 and (g) if the aggregate total cash consideration paid in respect of such acquisition exceeds $50,000,000, the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower certifying as to compliance with clauses (a), (b), (c) and (d) above and setting forth reasonably detailed calculations demonstrating compliance with clauses (e) and (f) above, together with any additional information or supporting documentation that the Borrower utilizes for purposes of completing the pro forma calculations required to demonstrate compliance with such clauses (e) and (f), to the extent such additional information or supporting documentation is requested by the Administrative Agent.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to the Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of Borrower) purchased by the Borrower in connection with the issuance of any Permitted Convertible Indebtedness; provided that the aggregate purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by Borrower from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by Borrower from the issuance of such Permitted Convertible Indebtedness in connection with such Permitted Bond Hedge Transaction.

“Permitted Convertible Indebtedness” means any unsecured notes issued by the Borrower that are convertible into a fixed number (subject to customary anti-dilution adjustments, “make-whole” increases and other customary changes thereto) of shares of common stock of the Borrower (or other securities or property following a merger event or other change of the common stock of the Borrower), cash or any combination thereof (with the amount of such cash or such combination determined by reference to the market price of such common stock or such other securities); provided that, the Indebtedness thereunder must satisfy each of the following conditions: (i) both immediately prior to and after giving effect (including pro forma effect) thereto, no Default or Event of Default shall exist or result therefrom, (ii) such Indebtedness is not guaranteed by any Subsidiary of Borrower, (iii) any cross-default or cross-acceleration event of default (each howsoever defined) provision contained therein that relates to indebtedness or other payment obligations of Borrower or any Borrower (such indebtedness or other payment obligations, a “Cross-Default Reference Obligation”) contains a cure period of at least thirty (30) calendar days (after written notice to the issuer of such Indebtedness by the trustee or to such issuer and such trustee by holders of at least 25% in aggregate principal amount of such Indebtedness then outstanding) before a default, event of default, acceleration or other event or condition under such Cross-Default Reference

Obligation results in an event of default under such cross-default or cross-acceleration provision, (iv) the terms, conditions and covenants of such Indebtedness must be customary for convertible Indebtedness of such type (as determined by the board of directors of the Borrower, or a committee thereof, or the Chief Financial Officer of the Company, in good faith), (v) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the date that is 91 days after the Maturity Date and (vi) both immediately after giving pro forma effect to the incurrence of any such Indebtedness, the substantially concurrent repayment, if any, of other Indebtedness and any acquisition or other Investment consummated in connection with the incurrence of any such Indebtedness, the Borrower and the Subsidiaries are in compliance with the covenants contained in Section 6.12.

“Permitted Encumbrances” means:

(a)Liens for Taxes, assessments and other governmental charges that have not yet been paid (to the extent such non-payment does not violate Section 5.04) or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(b)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that secure amounts not overdue for a period of more than 60 days or, if more than 60 days overdue, are unfiled and no other action has been taken to enforce such Lien, or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(c)pledges or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security laws or regulations or similar legislation or in connection with appeal or similar bonds incidental to such legislation and (ii) securing liability for customary reimbursement and indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any of its Subsidiaries;

(d)pledges or deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business (including such deposits to secure letters of credit issued for such purpose);

(e)Liens securing judgments or orders for the payment of money not constituting an Event of Default under Section 7.01(k) or securing appeal or other surety bonds relating to such judgments;

(f)survey exceptions, easements, servitudes, covenants, licenses, encroachments, protrusions, zoning, restrictions (including zoning restrictions), rights-of-way and other similar encumbrances and other title defects affecting real property that, in the aggregate, do not in any case materially detract from the value of the properties of, or materially interfere with the ordinary conduct of the business of, the Borrower and its Subsidiaries taken as a whole;

(g)leases, licenses, subleases or sublicenses granted to third parties in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Borrower or any Subsidiary;

(h)Liens in favor of a banking or other financial institution arising as a matter of law or in the ordinary course of business under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(i)Liens on specific items of inventory or other goods (other than fixed or capital assets) and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(j)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(k)Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(l)(i) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code as in effect in the relevant jurisdiction, (ii) Liens of any depositary bank or securities intermediary in connection with statutory, common law and contractual rights of set-off and recoupment with respect to any deposit account or securities account of the Borrower or any Subsidiary thereof, including any Lien granted in the ordinary course as generally applied in respect to bank accounts outside the United States;

(m)(i) contractual or statutory Liens of lessors to the extent relating to the property and assets relating to any operating lease agreements with such lessors and (ii) contractual Liens of suppliers (including sellers of goods) or customers to the extent limited to the property or assets relating to such contract, and all products and proceeds thereof;

(n)any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business, provided that the same do not interfere in any material respect with the business of the Borrower and its Subsidiaries taken as a whole;

(o)Liens on insurance policies of the Borrower and its Subsidiaries and the proceeds thereof securing the financing of the premiums with respect to such insurance policies;

(p)Liens arising out of customary conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

(q)Liens on cash earnest money deposits made in connection with any letter of intent or purchase agreement in connection with an Investment or other acquisition not prohibited hereunder;

(r)Liens arising by operation of law in the ordinary course of business and not as a result of any default or omission by the Borrower or any of its Subsidiaries;

(s)purported Liens arising from precautionary UCC financing statements or similar filings not evidencing a security interest in any of the property of the Borrower or any of its Subsidiaries; and

(t)licenses of Intellectual Property granted by any Loan Party in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Loan Parties;

provided that the term “Permitted Encumbrances” shall not in any case above include any Lien securing Indebtedness for borrowed money.

“Permitted Group” means a “group” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities over which such person or group has an Option Right) constituted of one or more Permitted Holders, provided, however, that no group constituted of one or more Permitted Holders shall be a Permitted Group if such group includes a Permitted Holder that shall have acquired, directly or indirectly and at any date, “beneficial ownership” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities over which such person or group has an Option Right) of a greater percentage of the Equity Interests of the Borrower entitled to vote for members of the board of directors of the Borrower on a fully-diluted basis (and taking into account all such securities over which such person or group has an Option Right) than the percentage of such Equity Interests “beneficially owned” by such Permitted Holder as of the Effective Date; provided, however, that, for the avoidance of doubt (A) “acquired” for purposes of this definition shall exclude a change in “beneficial ownership,” as used above, that results from any stock buyback, share repurchase or other redemption of any kind of Equity Interests of the Borrower by the Borrower and (B) a Permitted Holder may transfer Equity Interests of the Borrower to one or more other Permitted Holders, so long as after giving effect to any such transfer, the aggregate ownership percentage of the Equity Interests of the Borrower entitled to vote for members of the board of directors of the Borrower on a fully-diluted basis (and taking into account all such securities over which such person or group has an Option Right) “beneficially owned” by the Permitted Holders, taken as a whole, does not exceed the percentage of such Equity Interests “beneficially owned” by the Permitted Holders, taken as a whole, as of the Effective Date; provided, however, that no single Permitted Holder shall at any time “beneficially own” more than 40% of the aggregate ownership percentage of the Equity Interests of the Borrower entitled to vote for members of the board of directors of the Borrower on a fully-diluted basis (and taking into account all such securities over which such person or group has an Option Right) after giving effect to any such transfer to such Permitted Holder.

“Permitted Holders” means each of (a) NGP Technology Partners, L.P., (b) Landmark Growth Capital Partners, L.P., (c) Element Partners II, L.P., (d) Angeleno Investors II, L.P. and (e) other funds and entities affiliated with any of the foregoing.

“Permitted Investments” has the meaning assigned to such term in Section 6.05.

“Permitted Liens” has the meaning assigned to such term in Section 6.02.

“Permitted Unsecured Debt” means unsecured Indebtedness of the Borrower so long as (1) at the time of and immediately after giving effect to the incurrence of such Indebtedness on a pro forma basis, (x) no Event of Default shall exist or result therefrom and (y) the Borrower is in compliance with the covenants set forth in Section 6.12, (2) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the date that is 91 days after the Maturity Date (it being understood that any provision requiring an offer to purchase such Indebtedness as a result of a change of control or asset sale provision shall not violate the foregoing restriction), (3) such Indebtedness is not Guaranteed by any Subsidiary of the Borrower other than the Subsidiary Guarantors (which

Guarantees, if such Indebtedness is subordinated, shall be expressly subordinated to the Secured Obligations on terms not less favorable to the Lenders than the subordination terms of such subordinated Indebtedness), (4) no financial maintenance covenant shall be applicable to such Indebtedness unless such covenant is less restrictive than the applicable covenant set forth in Section 6.12 (including, without limitation, the requirement that the Total Net Leverage Ratio be less than or equal to 2.75 to 1.00) and (5) the covenants applicable to such Indebtedness are not more onerous or more restrictive in any material respect (taken as a whole), as determined in good faith by the board of directors of the Borrower, than the applicable covenants set forth in ~~Section 6.12~~this Agreement and the Events of Default set forth herein.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of the Borrower) and/or cash (in an amount determined by reference to the price of such common stock) sold by the Borrower substantially concurrently with any purchase by the Borrower of a related Permitted Bond Hedge Transaction.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Pledge Subsidiary” means (i) each Domestic Subsidiary (that is not a direct Subsidiary of an Excluded Subsidiary) and (ii) each First Tier Foreign Subsidiary which is a Material Foreign Subsidiary.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).  Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.20.

“Quotation Day” means, with respect to any Eurocurrency Borrowing for any Interest Period, (i) if the currency is Pounds Sterling, the first day of such Interest Period, (ii) if the currency is euro,

the day that is two (2) TARGET2 Days before the first day of such Interest Period, and (iii) for any other currency, two (2) Business Days prior to the commencement of such Interest Period (unless, in each case, market practice differs in the relevant market where the LIBO Rate for such currency is to be determined, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, then the Quotation Day will be the last of those days)).

~~“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.~~

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places)  supplied to the Administrative Agent at its request by the Reference Banks (as the case may be) as of the applicable time on the Quotation Day for Loans in the applicable currency and the applicable Interest Period as the rate at which the relevant Reference Bank could borrow funds in the London (or other applicable) interbank market in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers in reasonable market size in that currency and for that period.

“Reference Banks” means such banks as may be appointed by the Administrative Agent in consultation with the Borrower.  No Lender shall be obligated to be a Reference Bank without its consent.

“Reference Period” means, as of the last day of any fiscal quarter, the period of four (4) consecutive fiscal quarters of the Borrower and its Subsidiaries ending on such date.

“Register” has the meaning assigned to such term in Section 9.04(b).

“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, advisors and representatives of such Person and such Person’s Affiliates.

“Removal Effective Date” has the meaning assigned to such term in Section 8.05(a).

“Replacement Lender” has the meaning assigned to such term in Section 2.23(c).

“Required Lenders” means, subject to Section 2.21, at any time, Lenders having Total Revolving Credit Exposure and unused Revolving Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Revolving Commitments at such time; provided that for purposes of declaring the Loans to be due and payable pursuant to Section 7.01, and for all purposes after the Loans become due and payable pursuant to Section 7.01 or the Revolving Commitments expire or terminate, then, as to each Lender, clause (a) of the definition of Swingline Exposure shall only be applicable for purposes of determining the Revolving Credit Exposure of such Lender to the extent such Lender shall have funded its participation in the outstanding Swingline Loans to the extent required under Section 2.05(c).

“Resignation Effective Date” has the meaning assigned to such term in Section 8.05(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Response Date” has the meaning assigned to such term in Section 2.23(a).

“Responsible Officer” means the chief executive officer, president, any Financial Officer, general counsel or other executive officer of a Loan Party, and solely for purposes of the delivery of any certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party, and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower (provided that the payment of interest on, or the redemption price in respect of, Permitted Convertible Indebtedness shall not constitute a Restricted Payment). For the avoidance of doubt, payments in respect of Deferred Acquisition Obligations incurred in connection with Permitted Acquisitions shall not constitute Restricted Payments.

“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C) or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable.

“Reuters” means Thomson Reuters Corp., Refinitiv or any successor thereto.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, its LC Exposure and its Swingline Exposure at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.

“Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Screen Rate” means the LIBOR Screen Rate or the TIIE Screen Rate, as applicable.

“SEC” means the Securities and Exchange Commission of the United States of America.

“Secured Obligations” means all Obligations, together with all Swap Obligations and Banking Services Obligations owing to one or more Lenders or their respective Affiliates; provided that the definition of “Secured Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.

“Secured Parties” means, collectively, (i) each Lender and each Issuing Bank in respect of its Loans and LC Exposure respectively, (ii) the Administrative Agent, the Issuing Banks and the Lenders in respect of all other present and future obligations and liabilities of the Borrower and each Subsidiary Guarantor of every type and description arising under or in connection with this Agreement or any other Loan Document, (iii) each Lender and Affiliate of such Lender in respect of Swap Agreements and Banking Services Agreements entered into with such Person by the Borrower or any Subsidiary, (iv) each indemnified party under Section 9.03 in respect of the obligations and liabilities of the Borrower to such Person hereunder and under the other Loan Documents, and (v) their respective successors and (in the case of a Lender, permitted) transferees and assigns.

“Securities Act” means the United States Securities Act of 1933.

“Security Agreement” means that certain Pledge and Security Agreement (including any and all supplements thereto), dated as of the Effective Date, between the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, and any other pledge or security agreement securing the Secured Obligations entered into after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document), or any other Person, as the same may be amended, restated or otherwise modified from time to time.

“Solvent” means, as to the Borrower and its Subsidiaries, on a consolidated basis, as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts, including contingent debts, as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities, including contingent debts and liabilities, beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Ancillary Obligations” means all obligations and liabilities (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of any of the Subsidiaries, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, to the Lenders or any of their Affiliates under any Swap Agreement or any Banking Services Agreement; provided that the definition of “Specified Ancillary Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.

“Specified Event of Default” means an Event of Default pursuant to clauses (a), (b), (h) or (i) of Section 7.01.

“Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.  Notwithstanding anything to the contrary in the foregoing, any Permitted Bond Hedge Transaction, any Permitted Warrant Transaction, and any obligations thereunder, in each case, shall not constitute Specified Swap Obligations.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Federal Reserve Board, the Financial Conduct Authority, the Prudential Regulation Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in the applicable currency, expressed in the case of each such requirement as a decimal.  Such reserve, liquid asset, fees or similar requirements shall include those imposed pursuant to Regulation D.  Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve, liquid asset, fee or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement.

“Subordinated Indebtedness” means any Indebtedness of the Borrower or any Subsidiary the payment of which is contractually subordinated in right of payment of the obligations under the Loan Documents.  For the avoidance of doubt, any Permitted Convertible Indebtedness shall not constitute Subordinated Indebtedness.

“Subordinated Indebtedness Documents” means any document, agreement or instrument evidencing any Subordinated Indebtedness or entered into in connection with any Subordinated Indebtedness.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent and/or one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Guarantor” means each Material Domestic Subsidiary that is a party to the Subsidiary Guaranty.  The Subsidiary Guarantors on the Effective Date are identified as such in Schedule 3.01 hereto.

“Subsidiary Guaranty” means that certain Guaranty dated as of the Effective Date (including any and all supplements thereto) and executed by each Subsidiary Guarantor, as amended, restated, supplemented or otherwise modified from time to time.

“Supported QFC” has the meaning assigned to it in Section 9.20.

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.  Notwithstanding the foregoing, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall be considered a Swap Agreement.

“Swap Obligations” means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.

For the avoidance of doubt, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall be considered a Swap Obligation.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the total Swingline Exposure at such time other than with respect to any Swingline Loans made by such Lender in its capacity as a Swingline Lender and (b) the aggregate principal amount of all Swingline Loans made by such Lender as a Swingline Lender outstanding at such time (less the amount of participations funded by the other Lenders in such Swingline Loans).

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Swingline Sublimit” means $5,000,000.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in euro.

“TARGET2 Day” means a day that TARGET2 is open for the settlement of payments in euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“TIIE Rate” means, for any Eurocurrency Borrowing denominated in Mexican Pesos for any Interest Period, the TIIE Screen Rate at approximately 11:00 a.m., Mexico City time, on the Quotation Day for such Interest Period; provided that if the TIIE Screen Rate shall not be available at such time for such Interest Period (an “Impacted TIIE Rate Interest Period”) then the TIIE Rate shall be the Interpolated Rate.

“TIIE Screen Rate” means, for any day and time, with respect to any Eurocurrency Borrowing denominated in Mexican Pesos and for any applicable Interest Period, the Equilibrium Interbank Rate as published by Banco de Mexico in the Federation’s Official Gazette for Mexican Pesos with a tenor equal to such Interest Period (or, in the event such rate does not appear in such Official Gazette, any other rate determined by the Administrative Agent to be a similar rate published by Banco de Mexico, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that, if the TIIE Screen Rate ~~shall~~as so determined would be less than ~~zero~~0.75%, such rate shall be deemed to be ~~zero~~0.75% for the purposes of this Agreement.  It is understood and agreed that all of the terms and conditions of this definition of “TIIE Screen Rate” shall be subject to Section 2.14.

“Total Net Leverage Ratio” has the meaning assigned to such term in Section 6.12(a).

“Total Revolving Credit Exposure” means, at any time, the sum of the outstanding principal amount of all Lenders’ Revolving Loans, their LC Exposure and their Swingline Exposure at such time; provided, that clause (a) of the definition of Swingline Exposure shall only be applicable to the extent Lenders shall have funded their respective participations in the outstanding Swingline Loans.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unrestricted Cash” means, at any date, the sum of all unrestricted and unencumbered (other than Permitted Encumbrances under Sections (h), (k), (l) and (r) of the definition thereof and Permitted Liens under Section 6.02(a)) cash and Cash Equivalents of the Borrower and its Subsidiaries, which are held in the United States as of such date.

“Unrestricted Global Cash” means, at any date, the sum of all unrestricted and unencumbered (other than Permitted Encumbrances under Sections (h), (k), (l) and (r) of the definition thereof and Permitted Liens under Section 6.02(a)) cash and Cash Equivalents held by the Borrower and its Subsidiaries as of such date.

“U.S.” or “United States” means the United States of America.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.20.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“Wholly-Owned Subsidiary” means any Subsidiary one hundred percent (100%) of the outstanding Equity Interests of which (other than (x) directors’ qualifying shares and (y) shares of capital stock of Foreign Subsidiaries issued to foreign nationals as required by applicable law) is at the time owned by the Borrower or by one or more wholly owned Subsidiaries of the Borrower.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule~~.~~, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02Classification of Loans and Borrowings

.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).

SECTION 1.03Terms Generally

.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04Accounting Terms; GAAP; Pro Forma Calculations

.

(a)Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision  amended in accordance herewith.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness ~~in respect of convertible debt instruments~~ under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.  For the avoidance of doubt, and without limitation of the foregoing, Permitted Convertible Indebtedness shall at all times be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares deliverable upon conversion thereof.

(b)Notwithstanding anything to the contrary contained in Section 1.04(a) or in the definition of “Capital Lease Obligations,” in the event that (i) any lease that is accounted for by any Person as an operating lease as of the Effective Date and any similar lease entered into after the Effective Date by any Person may, in the sole discretion of the Borrower, be accounted for as an operating lease for purposes of this Agreement (and shall not constitute a Capital Lease hereunder) and (ii) no lease that would have been categorized as an operating lease as determined in accordance with GAAP prior to giving effect to the Financial Accounting Standards Board Accounting Standard Update 2016 02, Leases (Topic 842), issued in February 2016 (or any other changes in GAAP subsequent to the Effective Date) be considered a Capital Lease for purposes of this Agreement (and shall not constitute a Capital Lease hereunder).

(c)All pro forma computations required to be made hereunder giving effect to any acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction shall in each case be calculated after giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder to determine whether such acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the Reference Period ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, ending with the last fiscal quarter included in the financial statements referred to in Section 3.04(a)), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of (but without giving effect to any synergies or cost savings) and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness).

SECTION 1.05Status of Obligations

.  In the event that the Borrower or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the Borrower shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.  Without limiting the foregoing, the Secured Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

SECTION 1.06Interest Rates

.  The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or with respect to any comparable or successor rate thereto, or replacement rate therefor.

SECTION 1.07Divisions

. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.08Letter of Credit Amounts

.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

ARTICLE II.

The Credits

SECTION 2.01Commitments

.  Subject to the terms and conditions set forth herein, each Lender (severally and not jointly) agrees to make Revolving Loans to the Borrower in Agreed Currencies from time to time during the Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing to any Swingline Loans outstanding pursuant to Section 2.10(a)) in (a) subject to Sections 2.04 and 2.11(b), the Dollar Amount of such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment, (b) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the Total Revolving Credit Exposure exceeding the Aggregate Revolving Commitment or (c) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the total outstanding Revolving Loans and LC Exposure, in each case denominated in Foreign Currencies, exceeding the Foreign Currency Sublimit.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02Loans and Borrowings

.

(a)Each Revolving Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Revolving Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.  Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05.

(b)Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith; provided that each ABR Loan shall only be made in Dollars.  Each Swingline Loan shall be an ABR Loan.  Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $50,000 (or, if such Borrowing is denominated in a Foreign Currency, 1,000,000 units of such currency (or such other amount as may be reasonably agreed by the Borrower and the Administrative Agent)) and not less than $500,000 (or such lesser amount constituting the remaining undrawn Revolving Commitments) (or, if such Borrowing is denominated in a Foreign Currency 1,000,000 units of such currency (or such other amount as may be reasonably agreed by the Borrower and the Administrative Agent)).  At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $50,000 and not less than $100,000 (or such lesser amount constituting the remaining undrawn Revolving Commitments); provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Revolving Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e).  Each Swingline Loan shall be in an amount that is an integral multiple of $50,000 and not less than $100,000.  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Eurocurrency Borrowings outstanding.

(d)Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03Requests for Revolving Borrowings

.  To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request (a) by irrevocable written notice (via a written Borrowing Request signed by the Borrower~~, promptly followed by telephonic confirmation of such request~~) in the case of a Eurocurrency Borrowing, not later than 12:00 noon, Local Time, three (3) Business Days before the date of the proposed Borrowing or (b) by ~~telephone~~irrevocable written notice (via a written Borrowing Request signed by the Borrower) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing.  Each such ~~telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or electronic mail to the Administrative Agent of a written Borrowing Request signed by the Borrower.  Each such telephonic and written~~ Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)the aggregate principal amount of the requested Borrowing;

(ii)the date of such Borrowing, which shall be a Business Day;

(iii)whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(iv)in the case of a Eurocurrency Borrowing, the Agreed Currency and initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Revolving Borrowing is specified, then, in the case of a Borrowing denominated in Dollars, the requested Revolving Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurocurrency Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04Determination of Dollar Amounts

.  The Administrative Agent will determine the Dollar Amount of:

(a)any Loan denominated in a Foreign Currency, on each of the following: (i) the date of the Borrowing of such Loan and (ii) each date of a conversion or continuation of such Loan pursuant to the terms of this Agreement,

(b)any Letter of Credit denominated in a Foreign Currency, on each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof, and

~~(a) each Eurocurrency Borrowing as of the date two (2) Business Days prior to the date of such Borrowing or, if applicable, the date of conversion/continuation of any Borrowing as a Eurocurrency Borrowing,~~

~~(b) the LC Exposure as of the date of each request for the issuance, amendment, renewal or extension of any Letter of Credit, and~~

(c)~~all outstanding Credit Events on and as of the last  Business Day of each calendar  quarter and, during the continuation of~~any Credit Event, on any additional date as the Administrative Agent may determine at any time when an Event of Default~~, on any other Business Day electedby the Administrative Agent in itsdiscretion or upon instruction by the Required Lenders~~ exists.

Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a), (b) and (c) is herein described as a “Computation Date” with respect to each Credit Event for which a Dollar Amount is determined on or as of such day.

SECTION 2.05Swingline Loans

.  (a) Subject to the terms and conditions set forth herein, the Swingline Lender may agree, but shall have no obligation, to make Swingline Loans in Dollars to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Sublimit, (ii) the Swingline Lender’s Revolving Credit Exposure exceeding its Commitment or (iii) the Dollar Amount of the Total Revolving Credit Exposure exceeding the Aggregate Revolving Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b)To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by ~~telephone (confirmed by telecopy or electronic mail~~irrevocable written notice (via a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan.  The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower.  The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to an account of the Borrower with the Administrative Agent designated for such purpose (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the relevant Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c)The Swingline Lender may by written notice given to the Administrative Agent require the Lenders to acquire participations in all or a portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 12:00 noon, New York City time, on a Business Day, no later than 5:00 p.m., New York City time, on such Business Day and if received after 12:00 noon, New York City time, on a Business Day, no later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Notwithstanding the foregoing, upon the occurrence of (i) the Maturity Date, (ii) any Event of Default described in clause (h), (i) or (j) of Article VII, (iii) the date on which the Loans are accelerated, or (iv) the termination of the Revolving Commitments, each Lender shall be deemed to absolutely and unconditionally acquire participations in all of the Swingline Loans outstanding at such time in an amount equal to its Applicable Percentage of such Swingline Loans in each case without notice or any further action from the Swingline Lender, any Lender or the Administrative Agent (such occurrence an “Automatic Participation Event”). Upon the occurrence of an Automatic Participation Event, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 12:00 noon, New York City time, on a Business Day, no later than 5:00 p.m., New York City time, on such Business Day and if received after 12:00 noon, New York City time, on a Business Day, no later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders.  The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative

Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(d)The Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender.  The Administrative Agent shall notify the Lenders of any such replacement of the Swingline Lender.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.13(a).  From and after the effective date of any such replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (ii) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require.  After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(e)Subject to the appointment and acceptance of a successor Swingline Lender, the Swingline Lender may resign as a Swingline Lender at any time upon forty-five (45) days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.05(d) above.

SECTION 2.06Letters of Credit

.  (a) General.  Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit denominated in Agreed Currencies as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and the relevant Issuing Bank, at any time and from time to time during the Availability Period.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Application, the terms and conditions of this Agreement shall control.  Notwithstanding anything herein to the contrary, the relevant Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person (except to the extent permitted for a Person required to comply with Sanctions), or in any country or territory that, at the time of such funding, is the subject of any Sanctions, (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement or (iii) in any manner that would result in a violation of one or more policies of such Issuing Bank applicable to letters of credit generally.  The letters of credit identified on Schedule 2.06 (the “Existing Letters of Credit”) shall be deemed to be “Letters of Credit” issued on the Effective Date for all purposes of the Loan Documents and this Agreement shall be deemed to be the “Credit Agreement” for purposes of the Capital One LC Agreement.

(b)Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Bank) to an Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three (3) Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such

Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Agreed Currency applicable thereto, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  In addition, as a condition to any such Letter of Credit issuance to the extent requested by an Issuing Bank, the Borrower shall have entered into a continuing agreement (or other letter of credit agreement) for the issuance of letters of credit and/or shall submit a letter of credit application, in each case, as required by an Issuing Bank and using such Issuing Bank’s standard form (each such agreement or application, a “Letter of Credit Application”) in connection with any request for a Letter of Credit from such Issuing Bank.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the LC Exposure shall not exceed $25,000,000, (ii) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the Total Revolving Credit Exposure shall not exceed the Aggregate Revolving Commitment, (iii) subject to Sections 2.04 and 2.11(b), the Dollar Amount of each Lender’s Revolving Credit Exposure shall not exceed such Lender’s Commitment, (iv) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the total outstanding Revolving Loans and LC Exposure, in each case denominated in Foreign Currencies, shall not exceed the Foreign Currency Sublimit, (v) the sum of (x) the aggregate undrawn amount of all outstanding Letters of Credit issued by any Issuing Bank at such time plus (y) the aggregate amount of all LC Disbursements made by such Issuing Bank that have not yet been reimbursed by or on behalf of the Borrower at such time (such sum for any Issuing Bank at any time of determination, its “Outstanding LC Amount”) shall not exceed such Issuing Bank’s Letter of Credit Commitment (provided that, notwithstanding this clause (v) but at all times subject to the immediately preceding clauses (i), (ii), (iii) and (iv) and the immediately succeeding clause (vi), an Issuing Bank may, in its sole discretion, agree to issue, amend, renew or extend a Letter of Credit if such issuance, amendment, renewal or extension would cause such Issuing Bank’s Outstanding LC Amount to exceed its Letter of Credit Commitment) and (vi) subject to the preceding clause (v), the aggregate face amount of all Letters of Credit issued by any Issuing Bank shall not exceed such Issuing Bank’s Letter of Credit Commitment.  The Borrower may, at any time and from time to time, reduce the Letter of Credit Commitment of any Issuing Bank with the consent of such Issuing Bank; provided that the Borrower shall not reduce the Letter of Credit Commitment of any Issuing Bank if, after giving effect to such reduction, the conditions set forth in the immediately preceding clauses (i) through (vi) shall not be satisfied.

(c)Expiration Date.  Each Letter of Credit shall expire (or be subject to termination by notice from the relevant Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date; provided that (x) any Letter of Credit with a one-year tenor may contain customary automatic renewal provisions agreed upon by the Borrower and the relevant Issuing Bank that provide for the automatic renewal thereof for additional one-year periods (which, subject to clause (y) below, shall in no event extend beyond the date referenced in clause (ii) above), subject to a right on the part of such Issuing Bank to prevent any such renewal from occurring by giving notice to the beneficiary in advance of any such renewal and (y) if such Letter of Credit has been cash collateralized on terms reasonably acceptable to the applicable Issuing Bank and the Administrative Agent, the date referenced in clause (ii) above may extend to no later than one year after the Maturity Date.

(d)Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or the Lenders, each Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from each Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative

Agent, for the account of the relevant Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section 2.06, or of any reimbursement payment required to be refunded to the Borrower for any reason, including after the Maturity Date.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)Reimbursement.  If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent in Dollars the Dollar Amount equal to such LC Disbursement, calculated as of the date such Issuing Bank made such LC Disbursement (or if such Issuing Bank shall so elect in its sole discretion by notice to the Borrower, in such other Agreed Currency which was paid by such Issuing Bank pursuant to such LC Disbursement in an amount equal to such LC Disbursement) not later than 4:00 p.m., Local Time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 2:00 p.m., Local Time, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with (i) to the extent such LC Disbursement was made in Dollars, an ABR Revolving Borrowing, Eurocurrency Revolving Borrowing or Swingline Loan in Dollars in an amount equal to such LC Disbursement or (ii) to the extent that such LC Disbursement was made in a Foreign Currency, a Eurocurrency Revolving Borrowing in such Foreign Currency in an amount equal to such LC Disbursement and, in each case, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing, Eurocurrency Revolving Borrowing or Swingline Loan, as applicable.  If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the relevant Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the relevant Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.  If the Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, such Issuing Bank or any Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Borrower shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, such Issuing Bank or the relevant Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Dollar Amount, calculated on the date such LC Disbursement is made, of such LC Disbursement.

(f)Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Application or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.06, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.  Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the relevant Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction in a final non-appealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)Disbursement Procedures.  Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  Each Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy or electronic mail) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)Interim Interest.  If any Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date of notice of such LC Disbursement is received pursuant to Section 2.06(e), the unpaid amount thereof shall bear interest, for each day from and including the date notice of such LC Disbursement is received pursuant to Section 2.06(e) to but excluding the date that the reimbursement is due and payable, at the rate per annum then applicable to ABR Revolving Loans (or in the case such LC Disbursement is denominated in a Foreign Currency, at the Overnight Foreign Currency Rate for such Agreed Currency plus the then effective Applicable Rate with respect to Eurocurrency Revolving Loans) and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.06, then Section 2.13(c) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)Replacement of Issuing Bank; Designation of Additional Issuing Banks.  (A) Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank (unless such Issuing Bank is a Defaulting Lender at such time) and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b) (unless such replaced Issuing Bank is a Defaulting Lender).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and the previous Issuing Bank, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit.

(j)Subject to the appointment and acceptance of a successor Issuing Bank, an Issuing Bank may resign as an Issuing Bank at any time upon forty-five (45) days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Issuing Bank shall be replaced in accordance with Section 2.06(i)(A) above.

(k)The Borrower may, at any time and from time to time, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), designate as additional Issuing Banks one or more Revolving Lenders that agree to serve in such capacity as provided below.  The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent, executed by the Borrower, the Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder.

(l)Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives written notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the “LC Collateral Account”), an amount in cash equal to 105% of the Dollar Amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Foreign Currency Letters of Credit or LC Disbursements in a Foreign Currency that the Borrower is not late in reimbursing shall be deposited in the applicable Foreign Currencies in the actual amounts of such undrawn Letters of Credit and LC Disbursements and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 7.01 (h) or (i).  For the purposes of this paragraph, the Dollar Amount of the Foreign Currency LC Exposure shall be calculated on the date notice demanding cash collateralization is delivered to the Borrower.  The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b).  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and the Borrower hereby grants the Administrative Agent a security interest in the LC Collateral Account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the relevant Issuing Bank for LC Disbursements for which it has not been reimbursed ~~and~~, together with related fees, costs and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure  representing greater than 50% of the total LC Exposure), be applied to satisfy other Secured Obligations.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.  Any cash collateral (or the appropriate portion thereof) provided pursuant to Section 2.11(b) to reduce LC Exposure or to secure other obligations as provided by this paragraph shall be released promptly following (i) the elimination of the applicable LC Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolving Lender (or, as appropriate, its assignee following compliance with Section 9.04(b))) or (ii) the good faith determination by the Administrative Agent and the applicable Issuing Bank that there exists excess cash collateral; provided that (x) any such release shall be without prejudice to, and any disbursement or other transfer of cash collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing cash collateral and the applicable Issuing Bank may agree that cash collateral shall not be released but instead held to support future anticipated LC Exposure or other obligations.

(m)Letters of Credit Issued for Account of Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the relevant Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the relevant Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit.  The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(n)Issuing Bank Agreements.  Each Issuing Bank agrees that, unless otherwise requested by the Administrative Agent, such Issuing Bank shall report in writing to the Administrative Agent (i) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount and currency of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amount thereof changed)~~, it being understood that such Issuing Bank shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement~~, (ii) on each Business Day on which such Issuing Bank pays any amount in respect of one or more drawings under Letters of Credit, the date of such payment(s) and the amount and currency of such payment(s), (iii) on any Business Day on which the Borrower fails to reimburse any amount required to be reimbursed ~~by~~to such Issuing Bank on such day, the date of such failure and the amount and currency of such payment in respect of Letters of Credit and (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request.

SECTION 2.07Funding of Borrowings

.  (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds (i) in the case of Loans denominated in Dollars, by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders and (ii) in the case of each Loan denominated in a Foreign Currency, by 11:00 a.m., Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency and at such Eurocurrency Payment Office for such currency; provided that Swingline Loans shall be made as provided in Section 2.05.  Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to (x) in the case of any Loans denominated in Dollars, (A) an account designated by the Borrower in the applicable Borrowing Request or, (B) absent such designation, an account of the Borrower maintained with the Administrative Agent in New York City or Chicago and designated by the Borrower in the applicable Borrowing Request, and (y) in the case of any Loans denominated in any Foreign Currency, an account of the Borrower in the relevant jurisdiction and designated by the Borrower in the applicable Borrowing Request;  provided that ~~ABR~~ Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b)Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or in the case of an ABR Borrowing, prior to 12:00 noon, New York City time, on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency) or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08Interest Elections

.  (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)To make an election pursuant to this Section 2.08, the Borrower shall notify the Administrative Agent of such election (by ~~telephone or~~ irrevocable written notice ~~in the case of a Borrowing denominated in Dollars or by irrevocable written notice (~~via an Interest Election Request signed by the Borrower~~) in the case of a Borrowing denominated in a Foreign Currency~~) by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election.  ~~Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or electronic mail to the Administrative Agent of a written Interest Election Request signed by the Borrower.~~  Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Eurocurrency Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available under such Borrowing.

(c)Each ~~telephonic and written~~ Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv)if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period and Agreed Currency to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Borrowing denominated in Dollars, such Borrowing shall be converted to an ABR Borrowing and (ii) in the case of a Borrowing denominated in a Foreign Currency in respect of which the Borrower shall have failed to deliver an Interest Election Request prior to the third (3rd) Business Day preceding the end of such Interest Period, such Borrowing shall automatically continue as a Eurocurrency Borrowing in the same Agreed Currency with an Interest Period of one month unless such Eurocurrency Borrowing is or was repaid in accordance with Section 2.11.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing denominated in Dollars may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Revolving Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each Eurocurrency Revolving

Borrowing denominated in a Foreign Currency shall automatically be continued as a Eurocurrency Revolving Borrowing with an Interest Period of one month.

SECTION 2.09Termination and Reduction of Revolving Commitments

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(a)Unless previously terminated, the Revolving Commitments shall terminate on the Maturity Date.

(b)The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, (A) the Dollar Amount of any Lender’s Revolving Credit Exposure would exceed its Revolving Commitment or (B) the Dollar Amount of the Total Revolving Credit Exposure would exceed the Aggregate Revolving Commitment.

(c)The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Revolving Commitments shall be permanent.  Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.

SECTION 2.10Repayment of Loans; Evidence of Debt

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(a)The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date in the currency of such Loan and (ii) to the Administrative Agent for the account of the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the fifth (5th) Business Day after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.

(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the Obligations.

(e)Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in the form attached hereto as Exhibit E.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.

SECTION 2.11Prepayment of Loans

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(a)The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with the provisions of this Section 2.11(a).  The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by written notice ~~(promptly followed by telephonic confirmation of such request)~~ of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Revolving Borrowing, not later than 12:00 noon, Local Time, three (3) Business Days (in the case of a Eurocurrency Borrowing denominated in Dollars) or four (4) Business Days (in the case of a Eurocurrency Borrowing denominated in a Foreign Currency), in each case before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 12:00 noon, New York City time, one (1) Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 1:00 p.m., New York City time, on the date of prepayment.  Each such ~~telephonic or written~~ notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09 or is otherwise conditioned upon the consummation of a transaction, then such notice of prepayment may be revoked (or extended) if such notice of termination is revoked or extended in accordance with Section 2.09 or such transaction does not occur.  Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments to the extent required by Section 2.16.

(b)If at any time, (i) other than as a result of fluctuations in currency exchange rates, (A) the aggregate principal Dollar Amount of the Total Revolving Credit Exposure (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Credit Event) exceeds the Aggregate Revolving Commitment or (B) the aggregate principal Dollar Amount of the Total Revolving Credit Exposure denominated in Foreign Currencies (the “Foreign Currency Exposure”) (so calculated), as of the most recent Computation Date with respect to each such Credit Event, exceeds the Foreign Currency Sublimit or (ii) solely as a result of fluctuations in currency exchange rates, (A) the aggregate principal Dollar Amount of the Total Revolving Credit Exposure (so calculated) exceeds 105% of the Aggregate Revolving Commitment or (B) the Foreign Currency Exposure, as of the most recent Computation Date with respect to each such Credit Event, exceeds 105% of the Foreign Currency Sublimit, the Borrower shall in each case immediately repay Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause (x) the aggregate Dollar Amount of the

Total Revolving Credit Exposure (so calculated) to be less than or equal to the Aggregate Revolving Commitment and (y) the Foreign Currency Exposure to be less than or equal to the Foreign Currency Sublimit, as applicable.

(c)If as of the last day of any calendar month the outstanding principal amount of all Revolving Loans is greater than $125,000,000 on such date and Unrestricted Global Cash is greater than $120,000,000 on such date, then if Unrestricted Cash is greater than $70,000,000 as of such date, the Borrower shall prepay Revolving Borrowings by no later than the fifth (5th) Business Day following such last day of the calendar month, which prepayment shall be in an aggregate principal amount sufficient to cause Unrestricted Cash to be less than or equal to $70,000,000 as of such date.  Each prepayment of Revolving Borrowings pursuant to this Section 2.11(c) shall be applied to Revolving Borrowings then outstanding and shall be applied first, ratably to any ABR Loans then outstanding, and, second, to any Eurocurrency Loans then outstanding, and if more than one Eurocurrency Loan is then outstanding, to each such Eurocurrency Loan in order of priority beginning with the Eurocurrency Loan with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurocurrency Loan with the most number of days remaining in the Interest Period applicable thereto.  For the avoidance of doubt, prepayments pursuant to this Section 2.11(c) shall not reduce the Revolving Commitments.  Prepayments pursuant to this Section 2.11(c) shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments to the extent required by Section 2.16.

(d)During the Leverage Adjustment Period, if the Borrower issues any Permitted Convertible Indebtedness or Permitted Unsecured Indebtedness, the Borrower shall prepay Revolving Borrowings on the fifth (5th) Business Day immediately following the date on which the Borrower receives the net cash proceeds of such issuance of such Permitted Convertible Indebtedness or Permitted Unsecured Indebtedness, as applicable, in an amount equal to such net cash proceeds.  Each prepayment of Revolving Borrowings pursuant to this Section 2.11(c) shall be applied to Revolving Borrowings then outstanding and shall be applied first, ratably to any ABR Loans then outstanding, second, to any Eurocurrency Loans then outstanding, and if more than one Eurocurrency Loan is then outstanding, to each such Eurocurrency Loan in order of priority beginning with the Eurocurrency Loan with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurocurrency Loan with the most number of days remaining in the Interest Period applicable thereto, and third, to the extent net cash proceeds remain following application in accordance with the foregoing clauses “first” and “second”, such net cash proceeds may be retained by the Borrower and its Subsidiaries.  For the avoidance of doubt, prepayments pursuant to this Section 2.11(d) shall not reduce the Revolving Commitments.  Prepayments pursuant to this Section 2.11(d) shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments to the extent required by Section 2.16.

SECTION 2.12Fees

.  (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Lender’s Revolving Commitment terminates.  Accrued commitment fees shall be payable in arrears on the fifteenth (15th) Business Day following the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any commitment fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily Dollar Amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to the relevant Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees and commissions (which such standard fees and commissions shall, upon the request of the Borrower, be furnished in writing (including via email) by such Issuing Bank to the Borrower) with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand.  Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within ten (10) Business Days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  Participation fees and fronting fees in respect of Letters of Credit denominated in Dollars shall be paid in Dollars, and participation fees and fronting fees in respect of Letters of Credit denominated in a Foreign Currency shall be paid in ~~such Foreign Currency~~Dollars in the Dollar Amount thereof.

(c)The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon in writing between the Borrower, on the one hand, and the Administrative Agent, on the other hand, from time to time.

(d)All fees payable hereunder shall be paid on the dates due, in Dollars (except as otherwise expressly provided in this Section 2.12) and immediately available funds, to the Administrative Agent (or to the relevant Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders.  Fees paid shall not be refundable under any circumstances.

SECTION 2.13Interest

.  (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.0%, plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.0%, plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section 2.13.

(d)Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)All interest hereunder shall be computed on the basis of a year of 360 days, except that interest (i) computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) for Borrowings denominated in Pounds Sterling shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(f)Interest in respect of Loans denominated in Dollars shall be paid in Dollars, and interest in respect of Loans denominated in a Foreign Currency shall be paid in such Foreign Currency.

SECTION 2.14Alternate Rate of Interest

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(a)If at the time that the Administrative Agent shall seek to determine the applicable Screen Rate on the Quotation Day for any Interest Period for a Eurocurrency Borrowing, the applicable Screen Rate shall not be available for such Interest Period and/or for the applicable currency with respect to such Eurocurrency Borrowing for any reason, and the Administrative Agent shall reasonably determine that it is not possible to determine the Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error), then the Reference Bank Rate shall be the LIBO Rate (or the TIIE Rate, as applicable) for such Interest Period for such Eurocurrency Borrowing; provided that if the Reference Bank Rate shall be less than ~~zero~~0.75%, such rate shall be deemed to be ~~zero~~0.75% for purposes of this Agreement;  provided, further, however,  that if less than two Reference Banks shall supply a rate to the Administrative Agent for purposes of determining the LIBO Rate (or the TIIE Rate, as applicable) for such Eurocurrency Borrowing, (i) if such Borrowing shall be requested in Dollars, then such Borrowing shall be made as an ABR Borrowing at the Alternate Base Rate and (ii) if such Borrowing shall be requested in any Foreign Currency, the LIBO Rate shall be equal to the rate determined by the Administrative Agent in its reasonable discretion after consultation with the Borrower and consented to in writing by the Required Lenders (any such rate, an “Alternative Rate”); provided, however, that (i) until such time as the applicable Alternative Rate shall be determined for the applicable Foreign Currency and so consented to by the Required Lenders, Borrowings shall not be available in such Foreign Currency and (ii) if the Alternative Rate shall be less than 0.75%, such rate shall be deemed to be 0.75% for purposes of this Agreement.  It is hereby understood and agreed that, notwithstanding anything to the ~~foregoing~~contrary set forth in this Section 2.14(a), if at any time the conditions set forth in Section 2.14(c)(i) or (ii) are in effect, the provisions of this Section 2.14(a) shall no longer be applicable for any purpose of determining any alternative rate of interest under this Agreement and Section 2.14(c) shall instead be applicable for all purposes of determining any alternative rate of interest under this Agreement.

(b)If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(i)the Administrative Agent reasonably determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the LIBO Rate or the TIIE Rate, as applicable (including because the applicable Screen Rate is not available or published on a current basis), for a Loan in the applicable currency or for the applicable Interest Period; or

(ii)the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate, the LIBO Rate or the TIIE Rate, as applicable, for a Loan in the applicable currency or for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable currency and such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic transmission as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, , (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing in the applicable currency or for the applicable Interest Period, as the case may be, shall be ineffective, (ii) if any Borrowing Request requests a Eurocurrency Borrowing in Dollars, such Borrowing shall be made as an ABR Borrowing and (iii) if any Borrowing Request requests a Eurocurrency Borrowing in a Foreign Currency, then the LIBO Rate (or the TIIE Rate, as applicable) for such Eurocurrency Borrowing shall be the applicable Alternative Rate; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(c)Notwithstanding the foregoing, if at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 2.14(b)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 2.14(b)(i) have not arisen but any of (w) the supervisor for the administrator of the applicable Screen Rate has made a public statement that the administrator of such Screen Rate is insolvent (and there is no successor administrator that will continue publication of such Screen Rate), (x) the administrator of the applicable Screen Rate has made a public statement identifying a specific date after which such Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of such Screen Rate), (y) the supervisor for the administrator of the applicable Screen Rate has made a public statement identifying a specific date after which such Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the applicable Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which ~~the applicable~~such Screen Rate ~~shall~~may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate (or the TIIE Rate, as applicable) that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate); provided that, if such alternate rate of interest as so determined would be less than ~~zero~~0.75%, such rate shall be deemed to be ~~zero~~0.75% for the purposes of this Agreement.  Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment.  Until an alternate rate of interest shall be determined in accordance with this Section 2.14(c) (but, in the case of the circumstances described in clause (ii)(w), clause (ii)(x) or clause (ii)(y) of the first sentence of this Section 2.14(c), only to the extent the applicable Screen Rate for the applicable currency and such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing in the applicable currency or for the applicable Interest Period, as the case may be, shall be ineffective, (y) if any Borrowing Request requests a Eurocurrency Borrowing in Dollars, such Borrowing shall be made as an ABR Borrowing and (z) if any Borrowing Request requests a Eurocurrency Borrowing in a Foreign Currency, then such request shall be ineffective.

SECTION 2.15Increased Costs

.  (a) If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;

(ii)impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan or of maintaining its obligation to make any such Loan or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder, whether of principal, interest or otherwise, then the Borrower will, following receipt of a certificate from such Lender of Issuing Bank in accordance with clause (c) of this Section 2.15, pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs actually incurred or reduction actually suffered, as reasonably determined by the Administrative Agent, such Lender or such Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and generally consistent with similarly situated customers of the Administrative Agent, such Lender or such Issuing Bank, as applicable, under agreements having provisions similar to this Section 2.15, after consideration of such factors as the Administrative Agent, such Lender or such Issuing Bank, as applicable, then reasonably determines to be relevant).

(b)If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will, following receipt of a certificate from such Lender or such Issuing Bank in accordance with clause (c) of this Section 2.15, pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction actually suffered, as reasonably determined by such Lender or such Issuing Bank (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and generally consistent with similarly situated customers of such Lender or such Issuing Bank, as applicable, under agreements having provisions similar to this Section 2.15, after consideration of such factors as such Lender or such Issuing Bank, as applicable, then reasonably determines to be relevant).

(c)A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10)Business Days after receipt by the Borrower thereof.

(d)Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor by delivery of a certificate in accordance with clause (c) of this Section 2.15; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16Break Funding Payments

.  In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or 9.02(e), then, in any such event, after receipt by the Borrower of a written request (which request shall set forth the basis for requesting such amount and, absent manifest error, the amount requested shall be conclusive) by such Lender, the Borrower shall compensate each Lender for the reasonable loss, cost and expense attributable to such event, but excluding any losses of anticipated profits.  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the eurocurrency market, but excluding any losses of anticipated profits.  A certificate of any Lender setting forth the amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt by the Borrower thereof.

SECTION 2.17Taxes

.  (a) Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)Payment of Other Taxes by the Borrower.  The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)Indemnification by the Loan Parties.  The Loan Parties shall jointly and severally indemnify each Recipient, within 10 Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)Status of Lenders.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the

Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)  in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)  in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed copy of IRS Form W-8ECI;

(3)  in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance

Certificate”) and (y) an executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)  to the extent a Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental

Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)Survival.  Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)Defined Terms.  For purposes of this Section 2.17, the term “Lender” includes each Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.18Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs

.

(a)The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to (i) in the case of payments denominated in Dollars, 3:00 p.m., New York City time and (ii) in the case of payments denominated in a Foreign Currency, 3:00 p.m., Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency, in each case on the date when due, in immediately available funds, without set-off, recoupment or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made (i) in the same currency in which the applicable Credit Event was made (or where such currency has been converted to euro, in euro) and (ii) to the Administrative Agent at its offices at 10 South Dearborn Street, Chicago, Illinois 60603 or, in the case of a Credit Event denominated in a Foreign Currency, the Administrative Agent’s Eurocurrency Payment Office for such currency, except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  Notwithstanding the foregoing provisions of this Section 2.18, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or the Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower takes all risks of the imposition of any such currency control or exchange regulations.

(b)At any time that payments are not required to be applied in the manner required by Section 7.02, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)[Reserved.]

(d)If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered,  such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e)Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or each of the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency).

SECTION 2.19Mitigation Obligations; Replacement of Lenders

.  (a) If any Lender requests compensation under Section 2.15, or the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable and documented out-

of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)If (i) any Lender requests compensation under Section 2.15, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender becomes a Defaulting Lender or (iv) any Lender becomes a Non-Consenting Lender, then, in each case, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) to the extent required by Section 9.04, the Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Banks and the Swingline Lender), which consent shall not unreasonably be withheld, conditioned or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments , and (iv) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.  Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and the Lender required to make such assignment and delegation need not be a party thereto in order for such assignment and delegation to be effective and shall be deemed to have consented to ~~an~~and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment and delegation as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

SECTION 2.20Incremental Facilities

.

(a)The Borrower may on one or more occasions, by written notice to the Administrative Agent, request (i) during the Availability Period, the establishment of Incremental Revolving Commitments, (ii) an increase in the Revolving Commitments and/or (iii) the establishment of Incremental Term Loan Commitments.  Each such notice shall specify (A) the date on which the Borrower proposes that the Incremental Revolving Commitments or the Incremental Term Loan Commitments, as applicable, shall be effective, which shall be a date not less than ten (10) Business Days (or such shorter period as may be agreed to by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent, and (B) the amount of the Incremental Revolving Commitments or Incremental Term Loan Commitments, as applicable, being requested.  The Borrower may arrange for any such Revolving Commitment increase, Incremental Revolving Commitments or Incremental Term Loan Commitments to be provided by one or more Lenders or by one or more new banks, financial institutions or other entities to increase their existing Revolving Commitments, or to participate in such Incremental Term Loans, or extend Revolving Commitments, as the case may be (it being agreed that (x) any Lender approached to provide any Incremental Revolving Commitment or Incremental Term Loan Commitment may elect or decline, in its sole discretion, to provide such Incremental Revolving Commitment or Incremental Term Loan Commitment, (y) any Person that the Borrower proposes to become an Incremental Lender, if such Person is not then a Lender or an Affiliate of a Lender, must be reasonably acceptable to the Administrative Agent and, in the case of any proposed Incremental Revolving Lender, the Issuing Banks and the Swingline Lender and (z) none of the Persons described in the foregoing clauses (x) and (y) may be an Ineligible Institution).  Notwithstanding anything herein to the contrary, the aggregate principal amount of all Incremental Revolving Commitments and Incremental Term Loan Commitments established pursuant to this Section 2.20 shall not exceed $20,000,000.

(b)The terms and conditions of any Incremental Revolving Commitment and Revolving Loans and other extensions of credit to be made thereunder shall be substantially identical to those of the Revolving Commitments and Revolving Loans and other extensions of credit made thereunder, and shall be treated as a single Class with such Revolving Commitments and Revolving Loans.  The Incremental Term Loans (i) shall not mature earlier than the Maturity Date (but may have amortization and/or customary prepayments prior to such date), (ii) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans and (iii) shall have the same Guarantees as and shall rank pari passu with respect to the Liens on the Collateral and in right of payment with the Revolving Loans (except in the case of clause (ii) and (iii) to the extent that the related Incremental Facility Agreement provides for such Incremental Term Loans to be treated less favorably, in which case such Incremental Term Loans shall be subject to a customary intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent); provided that (x) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Maturity Date and (y) the Incremental Term Loans may be priced differently (whether in the form of interest rate margin, upfront fees, original issue discount, call protection or otherwise) than the Revolving Loans. Subject to the preceding sentence, the other terms of the Incremental Term Loans (including interest, fees and amortization) shall be as otherwise agreed among the Borrower, the Administrative Agent and the Incremental Lenders providing such Incremental Term Loan Commitments. Any Incremental Term Loan Commitments established pursuant to an Incremental Facility Agreement that have substantially identical terms and conditions, and any Incremental Term Loans made thereunder, shall be designated as a separate series (each a “Series”) of Incremental Term Loan Commitments and Incremental Term Loans for all purposes of this Agreement.

(c)The Incremental Commitments shall be effected pursuant to one or more Incremental Facility Agreements executed and delivered by the Borrower, each Incremental Lender providing such Incremental Commitments and the Administrative Agent; provided that (other than with respect to the incurrence of Incremental Term Loans the proceeds of which shall be used to consummate an acquisition permitted by this Agreement for which the Borrower has determined, in good faith, that limited conditionality is reasonably necessary (any such acquisition, a “Limited Conditionality Acquisition”) as to which conditions (i) through (iii) below shall not apply) no Incremental Commitments shall become effective unless (i) no Default or Event of Default shall have occurred and be continuing on the date of effectiveness thereof, immediately after giving effect (including pro forma effect) to such Incremental Commitments and the making of Loans and issuance of Letters of Credit thereunder to be made on such date, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (or, if qualified by materiality or “Material Adverse Effect”, in all respects) on and as of such date, except in the case of any such representation and warranty that expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (or, if qualified by Material Adverse Effect or other materiality qualification, in all respects) as of such earlier date (iii) after giving effect to such Incremental Commitments and the making of Loans and other extensions of credit thereunder to be made on the date of effectiveness thereof (and assuming, in the case of any Incremental Revolving Commitments to be made on the date of effectiveness thereof, that such Incremental Revolving Commitments are fully drawn but excluding the proceeds of any such Incremental Commitments for purposes of netting cash and Cash Equivalents in the calculation of the Total Net Leverage Ratio), the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 6.12, (iv) the Borrower shall make any payments required to be made pursuant to Section 2.16 in connection with such Incremental Commitments and the related transactions under this Section 2.20, and (v) the other conditions, if any, set forth in the applicable Incremental Facility Agreement are satisfied; provided further that no Incremental Term Loans in respect of a Limited Conditionality Acquisition shall become effective unless (1) as of the date of execution of the definitive acquisition documentation in respect of such Limited Conditionality Acquisition (the “Limited Conditionality Acquisition Agreement”) by the parties thereto, no Default or Event of Default shall have occurred and be continuing or would result from entry into the Limited Conditionality Acquisition Agreement, (2) as of the date of the borrowing of such Incremental Term Loans, no Specified Event of Default is in existence shall have occurred and be continuing immediately before or after giving effect (including on a pro forma basis) to such borrowing and to any concurrent transactions and any substantially concurrent use of proceeds thereof, (3) the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) as of the date of execution of the applicable Limited Conditionality Acquisition Agreement by the parties thereto, except in the case of any such representation and warranty that expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (or, if qualified by Material Adverse Effect or other materiality qualification, in all respects) as of such earlier date, (4) as of the date of the borrowing of such Incremental Term Loans, customary “SunGard” or “certain funds” representations and warranties (with such representations and warranties to be reasonably determined by the Lenders providing such Incremental Term Loans) shall be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) immediately after giving effect to, the incurrence of such Incremental Term Loans, except in the case of any such representation and warranty that expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (or, if qualified by Material Adverse Effect or other materiality qualification, in all respects) as of such earlier date, and (5) as of the date of execution of the related Limited Conditionality Acquisition Agreement by the parties thereto, the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 6.12.  Each Incremental Facility Agreement may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.20 and no consent of any Lender (other than the Lenders participating in the increase or any Incremental Term Loan) shall be required for any increase in Commitments or Incremental Term Loan pursuant to this Section 2.20.  Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to provide Incremental Revolving Commitments or Incremental Term Loan Commitments, at any time.

(d)Upon the effectiveness of an Incremental Commitment of any Incremental Lender, (i) such Incremental Lender shall be deemed to be a “Lender” (and a Lender in respect of Commitments and Loans of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and under the other Loan Documents, and (ii) in the case of any Incremental Revolving Commitment, (A) such Incremental Revolving Commitment shall constitute (or, in the event such Incremental Lender already has a Revolving Commitment, shall increase) the Revolving Commitment of such Incremental Lender and (B) the total Revolving Commitments shall be increased by the amount of such Incremental Revolving Commitment, in each case, subject to further increase or reduction from time to time as set forth in the definition of the term

“Revolving Commitment.”  For the avoidance of doubt, upon the effectiveness of any Incremental Revolving Commitment, the Revolving Credit Exposure of the Incremental Revolving Lender holding such Revolving Commitment, and the Applicable Percentage of all the Lenders, shall automatically be adjusted to give effect thereto.

(e)On the date of effectiveness of any Incremental Revolving Commitments, each Lender with a Revolving Commitment (immediately prior to giving effect to such Incremental Revolving Commitments) shall assign to each Incremental Revolving Lender holding such Incremental Revolving Commitment, and each such Incremental Revolving Lender shall purchase from each such Lender, at the principal amount thereof (together with accrued interest), such interests in the Loans and participations in Letters of Credit outstanding on such date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Loans and participations in Letters of Credit will be held by all the Lenders with Revolving Commitments ratably in accordance with their Applicable Percentages after giving effect to the effectiveness of such Incremental Revolving Commitment.

(f)Subject to the terms and conditions set forth herein and in the applicable Incremental Facility Agreement, each Lender holding an Incremental Term Loan Commitment of any Series shall make a loan to the Borrower in an amount equal to such Incremental Term Loan Commitment on the date specified in such Incremental Facility Agreement.

(g)The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Borrower referred to in paragraph (a) above and of the effectiveness of any Incremental Commitments, in each case advising the Lenders of the details thereof and, in the case of effectiveness of any Incremental Revolving Commitments, of the Applicable Percentages of the Lenders after giving effect thereto and of the assignments required to be made pursuant to paragraph (e) above.

SECTION 2.21Defaulting Lenders

.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b)any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.02 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder; third, to cash collateralize the Issuing Banks’ LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Banks’ future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or Swingline

Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(c)the Revolving Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02) and such Defaulting Lender shall not be entitled to vote thereon; provided, that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders directly affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof;

(d)if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender (other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Credit Exposure to exceed its Revolving Commitment;

(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the relevant Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii)if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v)if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the relevant Issuing Banks until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(e)so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Banks shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.21(d), and Swingline Exposure related to any newly made Swingline Loan or LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.21(d)(i) (and such Defaulting Lender shall not participate therein).

(f)If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

(g)In the event that the Administrative Agent, the Borrower, the Swingline Lender and each Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

(h)The provisions of this Section 2.21 shall not impair any right, remedy or recourse that the Borrower may have against any Lender for breach of its obligations hereunder.

SECTION 2.22Judgment Currency

.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given.  The obligations of the Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency.  If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrower.

SECTION 2.23Extension of Maturity Date

.

(a)The Borrower may, by delivering an Extension Request to the Administrative Agent (who shall promptly deliver a copy to each of the Lenders), not less than 60 days in advance of the Maturity Date in effect at such time (the “Existing Maturity Date”), request that the Lenders extend the Existing Maturity Date to the first anniversary of such Existing Maturity Date.  Each Lender, acting in its sole discretion, shall, by written notice to the Administrative Agent given not later than the date that is the 20th day after the date of the Extension Request, or if such date is not a Business Day, the immediately following Business Day (the “Response Date”), advise the Administrative Agent in writing whether or not such Lender agrees to the requested extension.  Each Lender that advises the Administrative Agent that it will not extend the Existing Maturity Date is referred to herein as a “Non-extending Lender”; provided, that any Lender that does not advise the Administrative Agent of its consent to such requested extension by the Response Date and any Lender that is a Defaulting Lender on the Response Date shall be deemed to be a Non-extending Lender.  The Administrative Agent shall notify the Borrower, in writing, of the Lenders’ elections promptly following the Response Date.  The election of any Lender to agree to such an extension shall not obligate any other Lender to so agree.  The Maturity Date may be extended no more than two times pursuant to this Section 2.23.

(b)If, by the Response Date, the Administrative Agent shall have agreed to extend the Existing Maturity Date (each such consenting Lender, an “Extending Lender”), then effective as of the Existing Maturity Date, the Maturity Date for such Extending Lenders shall be extended to the first anniversary of the Existing Maturity Date (subject to satisfaction of the conditions set forth in Section 2.23(d)).  In the event of such extension, the Commitment of each Non-extending Lender shall terminate on the Existing Maturity Date in effect for such Non-extending Lender prior to such extension and the outstanding principal balance of all Loans and other amounts payable hereunder to such Non-extending Lender shall become due and payable on such Existing Maturity Date and, subject to Section 2.23(c) below, the total Commitments hereunder shall be reduced by the Commitments of the Non-extending Lenders so terminated on such Existing Maturity Date.

(c)In the event of any extension of the Existing Maturity Date pursuant to Section 2.23(b)(ii), the Borrower shall have the right on or before the Existing Maturity Date, at its own expense, to require any Non-extending Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all its interests, rights (other than its rights to payments pursuant to Section 2.15, Section 2.16, Section 2.17 or Section 9.03 arising prior to the effectiveness of such assignment) and obligations under this Agreement to one or more banks or other financial institutions identified to the Non-extending Lender by the Borrower, which may include any existing Lender (each a “Replacement Lender”), provided that (i) such Replacement Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent and each Issuing Bank (such approvals to not be unreasonably withheld) to the extent the consent of the Administrative Agent or the Issuing Banks would be required to effect an assignment under Section 9.04(b), (ii) such assignment shall become effective as of a date specified by the Borrower (which shall not be later than the Existing Maturity Date in effect for such Non-extending Lender prior to the effective date of the requested extension) and (iii) the Replacement Lender shall pay to such Non-extending Lender in immediately available funds on the effective date of such assignment the principal of and interest accrued to the date of payment on the outstanding principal amount Loans made by it hereunder and all other amounts accrued and unpaid for its account or otherwise owed to it hereunder on such date.

(d)As a condition precedent to each such extension of the Existing Maturity Date pursuant to Section 2.23(b)(ii), the Borrower shall (i) deliver to the Administrative Agent a certificate of the Borrower dated as of the Existing Maturity Date signed by a Responsible Officer of the Borrower certifying that, as of such date, both before and immediately after giving effect to such extension, (A) the representations and warranties of the Borrower set forth in this Agreement shall be true and correct and (B) no Default shall have occurred and be continuing and (ii) first make such prepayments of the outstanding Loans and second provide such cash collateral (or make such other arrangements satisfactory to the applicable Issuing Bank) with respect to the outstanding Letters of Credit as shall be required such that, after giving effect to the termination of the Commitments of the Non-extending Lenders pursuant to Section 2.23(b) and any assignment pursuant to Section 2.23(c), the aggregate Revolving Credit Exposure less the face amount of any Letter of Credit supported by any such cash collateral (or other satisfactory arrangements) so provided does not exceed the aggregate amount of Commitments being extended.

(e)For the avoidance of doubt, no consent of any Lender (other than the existing Lenders participating in the extension of the Existing Maturity Date) shall be required for any extension of the Maturity Date pursuant to this Section 2.23 and the operation of this Section 2.23 in accordance with its terms is not an amendment subject to Section 9.02.

ARTICLE III.

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

SECTION 3.01Organization; Powers; Subsidiaries

.  (a) Each of the Borrower and its Subsidiaries (i) is duly organized or formed, validly existing and in good standing (to the extent such concept, or an analogous concept, exists) under the laws of the jurisdiction of its organization, (ii) except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, has all requisite power and authority to carry on its business as now conducted and (iii) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, is qualified to do business in, and is in good standing (to the extent such concept, or an analogous concept, exists) in, every jurisdiction where such qualification is required.

(b)As of the Effective Date, Schedule 3.01 hereto identifies each Subsidiary, noting whether such Subsidiary is a Material Domestic Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its Equity Interests owned by the Borrower and the other Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by applicable law), a description of each class issued and outstanding.  As of the Effective Date, all of the outstanding shares of Equity Interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable (unless such Equity Interests are assessable in accordance with such Person’s organizational documents) and all such Equity Interests indicated on Schedule 3.01 as owned by the Borrower or another Subsidiary are owned, beneficially and of record, by the Borrower or any Subsidiary free and clear of all Liens, other than Permitted Liens.  As of the

Effective Date, except as set forth on Schedule 3.01, there are no outstanding commitments or other obligations of the Borrower or any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of Equity Interests of the Borrower or any Subsidiary.

SECTION 3.02Authorization; Enforceability

.  The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders.  This Agreement has been, and each other Loan Document to which each Loan Party is a party, when delivered hereunder, will have been, been duly executed and delivered by each Loan Party party thereto and constitute a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03Governmental Approvals; No Conflicts

.  The Transactions (a) do not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate in any material respect any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any material order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, except, in the case of this clause (c), for any such violations, defaults, or rights that could not reasonably be expected to have a Material Adverse Effect and (d) will not result in the creation or imposition of, or the requirement to create, any Lien on any asset of the Borrower or any of its Subsidiaries, other than Liens created or permitted under the Loan Documents.

SECTION 3.04Financial Condition; No Material Adverse Change

.  (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2017 reported on by KPMG LLP, independent public accountants.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

(b)Since December 31, 2017, there has been no material adverse change in the business, assets, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole.

SECTION 3.05Properties

.  (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material and necessary to its business, except for (x) minor defects in title that do not interfere with its ability to conduct its business as conducted from time to time or to utilize such properties for their intended purposes, (y) such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (z) to the extent encumbered by a Lien permitted under the Loan Documents.

(b)Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material and necessary to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.06Litigation, Environmental and Labor Matters

.  (a) Except as set forth on Schedule 3.06(a) attached hereto, there are no actions, suits, proceedings or investigations by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against the Borrower, any of its Subsidiaries, or against any of their properties or revenues (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, (in each case, taking into account the reasonable likelihood of an adverse determination), to have a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

(b)Except as set forth on Schedule 3.06(b) attached hereto, and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c)There are no strikes, lockouts or slowdowns against the Borrower or any of its Subsidiaries pending or, to their knowledge, threatened.  The hours worked by and payments made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law relating to such matters.  All material payments due from the Borrower or any of its Subsidiaries, or for which any claim may be made against the Borrower or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as liabilities on the books of the Borrower or such Subsidiary.  The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement under which the Borrower or any of its Subsidiaries is bound.

SECTION 3.07Compliance with Laws and Agreements

.  Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except in such instances in which (a) such requirement of laws, regulations and orders is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.08Investment Company Status

.  Neither the Borrower nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09Taxes

.  Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to so file such Tax returns or pay such Taxes could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.10ERISA

.  No ERISA Event has occurred or is reasonably expected to occur, except as could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.11Disclosure

.  The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  None of the reports, financial statements, certificates or other information (other than Projections (defined below) and information of a general economic or industry specific nature) furnished in writing by or on behalf of the Borrower or any Subsidiary Guarantor to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document, at the Effective Date or at the time furnished (when taken together with other written information so furnished in each case after giving effect to all supplements and updates therefore), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under and at the time at which they were made, not materially misleading; provided that, with respect to any projected financial information, budgets, estimates and other forward looking information (collectively, “Projections”), the Borrower represents only that such information was prepared in good faith based upon assumptions believed by the preparer to be reasonable at the time, it being understood that such forecasted statements are being made as to future events and are not to be viewed as facts, are subject to significant uncertainties and contingencies, many of which are beyond the control of any Loan Party, that no assurance can be given that any particular item contained in such forecasted statements will be realized and that the actual results during the period or periods covered by any such business plan and operating and capital budget may differ significantly from the projected results or other forward looking information, and such differences may be material.

SECTION 3.12Liens

.  There are no Liens on any of the real or personal properties of the Borrower or any Subsidiary except for Permitted Liens.

SECTION 3.13No Default

.  No Default or Event of Default has occurred and is continuing.

SECTION 3.14No Burdensome Restrictions

.  The Borrower is not subject to any Burdensome Restrictions except Burdensome Restrictions permitted under Section 6.09.

SECTION 3.15Insurance

.  The Borrower maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are adequate and customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 3.16Security Interest in Collateral

.  Except as otherwise contemplated hereby or under any other Loan Documents, the provisions of the Collateral Documents, together with such filings and other actions required to be taken hereby or by the applicable Collateral Documents (including the delivery to the Administrative Agent (as collateral agent) of any pledged Collateral required to be delivered pursuant to the applicable Collateral Documents),  are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties, a legal, valid and enforceable first-priority Lien (subject to Permitted Liens) on all right, title and interest of the respective Loan Parties in the Collateral described therein.

Notwithstanding any provision of this Agreement or any other Loan Document to the contrary (including any provision that would otherwise apply notwithstanding other provisions or that is the beneficiary of other overriding language), (i) no more than the Applicable Pledge Percentage of a CFC or CFC Holding Company shall be pledged or similarly hypothecated to guarantee or support any obligation of any Borrower, (ii) no CFC, CFC Holding Company, or any direct or indirect subsidiary of any of the foregoing shall guarantee any obligation of the Borrower and (iii) no security or similar interest shall be granted in the assets of any CFC, any CFC Holding Company, or any direct or indirect subsidiary of any of the foregoing, which security or similar interest guarantees or supports any obligation of the Borrower. The parties agree that any pledge, guaranty or security or similar interest made or granted in contravention of this paragraph shall be void ab initio.

SECTION 3.17Anti-Corruption Laws and Sanctions

.  The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and directors and to the knowledge of the Borrower its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) the Borrower, any Subsidiary, any of their respective directors or officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  No Borrowing or Letter of Credit, use of proceeds or other Transactions will violate any Anti-Corruption Law or applicable Sanctions.

SECTION 3.18~~EEA~~Affected Financial Institutions

.  No Loan Party is an ~~EEA~~Affected Financial Institution.

SECTION 3.19Plan Assets; Prohibited Transactions

.  None of the Borrower or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery  or  performance of the transactions contemplated under this Agreement, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

SECTION 3.20Margin Regulations

.  The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Borrowing or Letter of Credit extension hereunder will be used to buy or carry any Margin Stock.  Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) will be Margin Stock.

SECTION 3.21Solvency

.  The Borrower and its Subsidiaries taken as a whole are Solvent as of the Effective Date.

ARTICLE IV.

Conditions

SECTION 4.01Effective Date

.  The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02) (such date, the “Effective Date”):

(a)The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the Loan Documents and the legal opinions, certificates, documents, instruments and agreements, all in form and substance satisfactory to the Administrative Agent and its counsel and as set forth on the list of closing documents attached as Exhibit B.

(b)The Administrative Agent shall have received all fees and other amounts incurred on or prior to the Effective Date and due and payable on or prior to the Effective Date, including, to the extent a reasonably detailed invoice has been presented to the Borrower at least one (1) Business Day prior to the Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

SECTION 4.02Each Credit Event

.  The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)The representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects (or, if qualified by Material Adverse Effect or other materiality qualification, in all respects) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except in the case of any such representation and warranty that expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (or, if qualified by Material Adverse Effect or other materiality qualification, in all respects) as of such earlier date.

(b)At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

(c)At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, Unrestricted Cash does not exceed $70,000,000.

Each Borrowing (provided that a conversion or continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section 4.02) and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) ~~and~~, (b) and (c) of this Section 4.02.

ARTICLE V.

Affirmative Covenants

Until the Revolving Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed (or cash collateralized in accordance with the terms herein), the Borrower covenants and agrees with the Lenders that:

SECTION 5.01Financial Statements and Other Information

.  The Borrower will furnish to the Administrative Agent (for further distribution to each Lender):

(a)within ninety (90) days after the end of each fiscal year of the Borrower (or, if earlier, by the date that the Annual Report on Form 10-K of the Borrower for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP, any other “Big Four” accounting firm or other independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary or exception (except to the extent resulting solely from the classification of the applicable Loans under this Agreement as short-term indebtedness during the twelve-month period prior to the Maturity Date) and without any qualification or exception  as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or, if earlier, by the date that the Quarterly Report on Form 10‑Q of the Borrower for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.12 (which delivery may, unless the Administrative Agent (including at the request of any Lender to the Administrative Agent) requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes); provided that no such Compliance Certificate shall be required to be provided concurrently with the delivery of financial statements pursuant to Section 5.01(b) for the fourth fiscal quarter of each year (such Compliance Certificate to be delivered concurrently with the delivery of financial statements pursuant to Section 5.01(a) for such date and period);

(d)~~[reserved];~~within 15 days after the end of each calendar month ending during the Leverage Adjustment Period, a certificate of a Financial Officer of the Borrower setting forth reasonably detailed calculations demonstrating compliance with Section 6.12(c) along with detail comparing the amount of Available Liquidity and Unrestricted Global Cash as of the last calendar day of the prior calendar month to the forecast delivered by the Borrower to the Administrative Agent on or about the Amendment No. 2 Effective Date;

(e)no later than sixty (60) days after the beginning of each fiscal year of the Borrower (beginning with the first full fiscal year after the Effective Date), and no earlier than the last day of the year immediately prior to such fiscal year, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement) of the Borrower for each quarter of such fiscal year in form reasonably satisfactory to the Administrative Agent;

(f)promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC, or any

Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

(g)promptly after receipt thereof by the Borrower or any Subsidiary, copies of each material notice or other material correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by the SEC or such other agency regarding material financial or other material operational results of the Borrower or any Subsidiary thereof; ~~and~~

(h)promptly following any request therefor, such other material information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent (through the Administrative Agent) may reasonably request.  Notwithstanding anything herein to the contrary, none of the Loan Parties will be required to disclose, permit the inspection, examination or discussion of, or make copies or abstracts of, any document, information or other matter that in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) (i) is prohibited by applicable law or (ii) is confidential and is subject to attorney-client or similar privilege or constitutes attorney work product and in such case, is not reasonably related to the actual or projected financial results or results of operations of the Borrower and its Subsidiaries~~.~~; and

(i)promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

Documents required to be delivered pursuant to Section 5.01(a), (b) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are posted by or on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether made available by the Administrative Agent or the Borrower).  The Administrative Agent shall have no obligation to maintain paper copies of the documents referred to above, and each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

SECTION 5.02Notices of Material Events

.  The Borrower will furnish to the Administrative Agent (for further distribution to each Lender) written notice of the following promptly upon a Responsible Officer of a Loan Party becoming aware thereof:

(a)the occurrence of any Default;

(b)the filing or commencement of any action, suit, proceeding or investigation by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof, including pursuant to any applicable Environmental Laws, that, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(c)the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect;

(d)notice of any action arising under any Environmental Law or of any noncompliance by the Borrower or any Subsidiary with any Environmental Law or any permit, approval,

license or other authorization required thereunder that, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and

(e)any other development that results in, or could reasonably be expected to have, a Material Adverse Effect.

Each notice delivered under this Section 5.02 (i) shall be in writing and (ii) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03Existence; Conduct of Business

.  The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises, material and necessary to the normal conduct of its business, except to the extent, in the case of such rights, licenses, permits, privileges and franchises, that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any transaction permitted under the terms of any Loan Document.

SECTION 5.04Payment of Obligations

.  The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.05Maintenance of Properties; Insurance

.  The Borrower will, and will cause each of its Subsidiaries to, (a) except if the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, keep and maintain all property material and necessary to the normal conduct of its business in good working order and condition, ordinary wear and tear and damage by fire or other casualty excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by similarly situated Persons of similar size as the Borrower and its Subsidiaries engaged in the same or similar business, of such types and in such amounts as are, to the knowledge of the Responsible Officers of the Borrower, customarily carried under similar circumstances by such other Persons.  The Borrower will furnish to the Lenders, upon the written request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.  The Borrower shall deliver to the Administrative Agent upon written notice from the Administrative Agent within a reasonable time after receipt of such written notice, endorsements (x) to all “All Risk” physical damage insurance policies on all of the tangible personal property and assets of the Borrower and the Subsidiary Guarantors naming the Administrative Agent as lender loss payee, and (y) to all general liability and other liability policies (other than workers’ compensation, director and officer liability, business interruption or other policies in which such endorsements are not customary) of the Borrower and the Subsidiary Guarantors naming the Administrative Agent an additional insured.  In the event the Borrower or any of its Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Administrative Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter and so long as an Event of Default shall have occurred and be continuing at such time (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent deems advisable.  All sums so disbursed by the Administrative Agent shall constitute part of the Obligations, payable as provided in this

Agreement.  The Borrower will furnish to the Administrative Agent and the Lenders prompt written notice upon a Responsible Officer of the Borrower becoming aware of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding.

SECTION 5.06Books and Records; Inspection Rights

.

(a)The Borrower will, and will cause each of its Subsidiaries to, maintain proper books of record and account, in which true and complete entries (in all material respects in conformity with GAAP consistently applied) shall be made of all financial transactions and matters involving the assets and business of the Borrower or any Subsidiary, as the case may be.

(b)The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent, upon reasonable prior written notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during Borrower’s normal business hours and as often as reasonably requested.  The Borrower acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute (at the Administrative Agent’s sole cost and expense) to the Lenders certain reports pertaining to the Borrower and its Subsidiaries’ assets for internal use by the Administrative Agent and the Lenders; provided that (I) such representatives shall use commercially reasonable efforts to avoid interruption of the normal business operations of Borrower and the Subsidiaries and (II) excluding any such visits and inspections during the continuation of an Event of Default, the Administrative Agent shall not exercise such rights more often than one time during any calendar year absent the existence of an Event of Default and such time shall be at the Administrative Agent’s sole cost and expense; provided, further that (i) when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the reasonable expense of the Borrower at any time during normal business hours and upon reasonable advance notice and (ii) the Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants.  Notwithstanding anything to the contrary in this Section 5.06, the Borrower will not be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (A) constitutes non-financial trade secrets or non-financial proprietary information, (B) in respect of which access or inspection by, or disclosure to, the Administrative Agent (or its representatives or contractors) is prohibited by applicable law, rule or regulation or any binding agreement or (C) is subject to attorney-client or similar privilege or constitutes attorney work product.

SECTION 5.07Compliance with Laws and Material Contractual Obligations

.  The Borrower will, and will cause each of its Subsidiaries to, (i) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation Environmental Laws) and (ii) perform in all material respects its obligations under material agreements to which it is a party, in each case except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.08Use of Proceeds

.  (a) The proceeds of the Loans will be used only to finance the Transactions and to pay fees (including upfront fees), costs and expenses incurred in connection therewith and to finance working capital needs, and for general corporate purposes (including any Permitted Acquisitions, Permitted Investments or Restricted Payments permitted under the terms of any Loan

Document), of the Borrower and its Subsidiaries in the ordinary course of business.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Federal Reserve Board, including Regulations T, U and X.

(b)The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activity, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, the United Kingdom or in a European Union member state or (iii) in any manner that would result in the violation of  any Sanctions applicable to any party hereto.

SECTION 5.09Subsidiary Guarantors; Pledges; Additional Collateral; Further Assurances

.

(a)As promptly as possible but in any event within sixty (60) days after the date by which financial statements for the relevant fiscal quarter are required to be delivered (or such later date as may be agreed upon by the Administrative Agent), the Borrower shall (i) provide the Administrative Agent with written notice of any Subsidiary becoming or being designated by the Borrower as a Material Domestic Subsidiary pursuant to the definition of “Material Domestic Subsidiary” (in each case, other than any Excluded Subsidiary), and (ii) cause each such Material Domestic Subsidiary to deliver to the Administrative Agent a joinder to the Subsidiary Guaranty and the Security Agreement (in each case in the form contemplated thereby) pursuant to which such Material Domestic Subsidiary will agree to be bound by the terms and provisions thereof, such joinder to the Subsidiary Guaranty and the Security Agreement to be accompanied by appropriate corporate resolutions and other corporate documentation and legal opinions consistent with the resolutions and documentation delivered to the Administrative Agent on the Effective Date and with such modifications as agreed by the Administrative Agent and the Borrower, in each case, in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(b)The Borrower will cause, and will cause each other Loan Party to cause, all of its owned property (whether personal, tangible, intangible, or mixed, but excluding the Excluded Assets) to be subject at all times to first-priority, perfected Liens in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents, subject in any case to Permitted Liens.  Without limiting the generality of the foregoing, the Borrower will cause the Applicable Pledge Percentage of the issued and outstanding Equity Interests of each Pledge Subsidiary (other than the Excluded Assets) directly owned by the Borrower or any other Loan Party to be subject at all times to a first-priority, perfected Lien (subject to Permitted Liens) in favor of the Administrative Agent to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents or such other pledge and security documents as the Administrative Agent shall reasonably request.  Notwithstanding the foregoing, no such pledge agreements, documents or instruments (and opinions with respect thereto) in respect of the Equity Interests of a Material Foreign Subsidiary shall be required hereunder (A) until the date that is ninety (90) days after (x) the Effective Date in the case of any Material Foreign Subsidiary that exists on the Effective Date, or (y) the date on which any other Material Foreign Subsidiary is formed or acquired (or such later date as the Administrative Agent may agree in the exercise of its reasonable discretion with respect thereto), and (B) to the extent the Administrative Agent and the Borrower (or their counsel) determines that such pledge would not provide material credit support for the benefit of the Secured Parties pursuant to legally valid, binding and enforceable pledge agreements.

(c)Without limiting the foregoing, the Borrower will, and will cause each applicable Subsidiary (other than an Excluded Subsidiary) that is a Material Domestic Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be reasonably required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure the perfection and priority of the Liens created or intended to be created by the Collateral Documents (and subject to the exceptions set forth herein or therein), all at the reasonable expense of the Borrower.

(d)If any Collateral is acquired by a Loan Party after the Effective Date (other than Excluded Assets and assets constituting Collateral under the Security Agreement that become subject to the Lien under the Security Agreement upon acquisition thereof), the Borrower will notify the Administrative Agent thereof, and, if requested by the Administrative Agent, the Borrower will cause such Collateral to be subjected to a Lien securing the Secured Obligations and will take and cause the other Loan Parties to take, such actions as shall be necessary and reasonable to grant and perfect such Liens, including actions described in paragraph (c) of this Section 5.09, all at the reasonable expense of the Borrower.

(e)Notwithstanding anything to the contrary herein or in any other Loan Document, in respect of the Borrower and its Subsidiaries, (i) no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located or titled outside of the U.S. or to perfect such security interests, including any intellectual property registered in any non-U.S. jurisdiction (it being understood and agreed that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction, provided, however, that this clause shall not impair the Administrative Agent’s ability to obtain a pledge of equity interests of certain Material Foreign Subsidiaries organized under the laws of Switzerland, Mexico and Turkey (to the extent reasonably requested by the Administrative Agent) as contemplated by this Agreement pursuant to local law governed pledge agreements (it being understood and agreed that unless otherwise mutually agreed to be excluded by the Borrower and the Administrative Agent, the jurisdictions in respect of which such local law governed pledge agreements shall be required shall be limited to Switzerland, Mexico and Turkey) and (ii) the Administrative Agent shall not require the Borrower or any of the Subsidiaries to obtain or deliver landlord waivers, estoppels, bailee letters, collateral access agreements or any similar documents or instruments.

(f)Within ninety (90) days following the Effective Date (or such later date as the Administrative Agent agrees to in its sole discretion), the Borrower shall deliver to the Administrative Agent insurance endorsements naming the Administrative Agent as (x) lender loss payee for the property casualty insurance policies of the Borrower and the Subsidiary Guarantors and (y) additional insured with respect to the liability insurance of the Borrower and the Subsidiary Guarantors.  Notwithstanding anything to the contrary herein or in any Loan Documents, such endorsements shall not be required to be delivered until the date that is ninety (90) days following the Effective Date (or such later date as the Administrative Agent agrees to in its sole discretion).

ARTICLE VI.

Negative Covenants

Until the Revolving Commitments have expired or terminated and the principal of and interest on each Loan and all fees  payable hereunder have been paid in full and all Letters of Credit have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed (or cash collateralized in accordance with the terms herein), the Borrower covenants and agrees with the Lenders that:

SECTION 6.01Indebtedness

.  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a)the Secured Obligations;

(b)Indebtedness existing (or budgeted, but not yet incurred) on the date hereof and described on Schedule 6.01 and any extensions, renewals, refinancings, refundings and replacements of any such Indebtedness; provided that the aggregate principal amount of such Indebtedness is not increased at the time of such extensions, renewals, refinancings, refundings and replacements (except by an amount equal to any accrued interest and premiums with respect to such Indebtedness and transaction fees, costs and expenses in connection with such extension, renewal or replacement thereof or to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and that to the extent such Indebtedness under this clause (b) is (i) Indebtedness of any Subsidiary that is not secured by a Lien on any of the assets of the Borrower or any Subsidiary or (ii) Indebtedness of the Borrower or any Subsidiary secured by a Lien on any of the assets of the Borrower or any Subsidiary (any such Indebtedness described in either of the foregoing clauses (i) or (ii) and set forth in Schedule 6.01, the “Existing Priority Debt”), the aggregate outstanding principal amount of such Existing Priority Debt shall not at any time, when aggregated with aggregate principal amount of Indebtedness outstanding in reliance on Section 6.01(l) below at such time (which, for the avoidance of doubt, shall exclude any Secured Obligations outstanding at such time), exceed 15% of the Consolidated Total Assets as of the most recently ended fiscal quarter or year for which Financials have been delivered pursuant to Section 5.01 (a) or 5.01(b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or 5.01(b), the most recent financial statements referred to in Section 3.04(a));

(c)Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided that (i) Indebtedness of any Subsidiary that is not a Loan Party to any Loan Party shall be subject to the limitations set forth in Section 6.05(e) and (ii) Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent;

(d)Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary;

(e)[reserved];

(f)Indebtedness of the Borrower or any Subsidiary as an account party in respect of trade letters of credit;

(g)Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds, letters of credit and bank guarantees supporting such bonds;

(h)Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Loan Parties, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period;

(i)Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurements cards” or “P-cards”) or other similar cash management services, in each case, incurred in the ordinary course of business;

(j)contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, earn-out, deferred, or similar obligation of any Loan Party incurred or created in connection with the consummation of one or more Permitted Acquisitions;

(k)(i) Permitted Unsecured Debt and (ii) Permitted Convertible Indebtedness;

(l)(i) Indebtedness of any Subsidiary that is not secured by a Lien on any of the assets of the Borrower or any Subsidiary and (ii) Indebtedness of the Borrower or any Subsidiary secured by a Lien on any of the assets of the Borrower or any Subsidiary, in an aggregate outstanding principal amount for the foregoing clauses (i) and (ii) at any time (which, for the avoidance of doubt, shall exclude any Secured Obligations outstanding at such time), when aggregated with the aggregate principal amount of Existing Priority Debt outstanding in reliance on Section 6.01(b) above at such time, not to exceed 15% of Consolidated Total Assets as of the most recently ended fiscal quarter or year for which Financials have been delivered pursuant to Section 5.01 (a) or 5.01(b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or 5.01(b), the most recent financial statements referred to in Section 3.04(a)); ~~and~~provided that it is understood and agreed that, during the Leverage Adjustment Period, (A) no Indebtedness of any Subsidiary that is not a Loan Party may be incurred in reliance on this clause (l) and (B) no more than an aggregate amount equal to $10,000,000 of Indebtedness may be incurred by any Loan Party in reliance on the foregoing clause (l)(ii); provided, further, that on and after the Leverage Adjustment Period Termination Date, any Indebtedness (whether unsecured or secured) incurred in reliance in accordance with clause (z) during the Leverage Adjustment Period shall be deemed incurred and permitted to be incurred under this clause (l) and shall, for the avoidance of doubt, count against the 15% of Consolidated Total Assets basket set forth in this clause (l);

(m)other unsecured Indebtedness of the Borrower in an aggregate principal amount not exceeding $5,000,000 at any time outstanding;

(n)other secured Indebtedness of the Borrower in an aggregate principal amount not exceeding $5,000,000 at any time outstanding;

(o)Indebtedness of the Borrower or any of its Subsidiaries acquired following the date on which the Financials for the fiscal quarter of the Borrower ended June 30, 2020 have been delivered in accordance with the terms of Section 5.01(b) pursuant to a Permitted Acquisition (or Indebtedness of a Person assumed at the time of a Permitted Acquisition of such Person) that is either unsecured or secured by a Lien permitted by Section 6.02(j); provided that (i) such Indebtedness and any Liens securing such Indebtedness were not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (ii) at the time of any such Person becoming a Subsidiary (and, assuming for purposes of this clause (o) that such Indebtedness of such Person was originally incurred at such time, at the time of the incurrence of such Indebtedness) and immediately after giving effect (including pro forma effect) thereto, (x) the Borrower ~~is~~shall be in compliance with the financial covenants set forth in Section 6.12 and (y) the Total Net Leverage Ratio shall be less than or equal to 2.75 to 1.00;

(p)obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Agreement; provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Agreement does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(q)Indebtedness owed to insurance companies or insurance brokers incurred in the ordinary course of business with respect to financing of insurance premiums;

(r)to the extent constituting Indebtedness, Indebtedness incurred by Borrower or its Subsidiaries arising (i) from agreements providing for indemnification, adjustment of purchase price or similar obligations (including customary earn-outs, and any other deferred payments of a similar nature incurred in connection with any investment by any Subsidiary), in each case, whether or not evidenced by a note, and incurred or assumed in connection with any Permitted Acquisition or any asset sale permitted hereunder or Investment permitted hereunder (any such obligations, “Deferred Acquisition Obligations”) or (ii) from guarantees or letters of credit, surety bonds, performance bonds or other similar obligations securing the performance of Borrower or any Subsidiary pursuant to such agreements;

(s)Indebtedness in the form of unsecured promissory notes issued to repurchase or redeem Equity Interests (including any warrants or options therefor) from deceased, departed, retired or terminated directors, consultants, employees or members of management of the Borrower or any of its Subsidiaries (or any of their estate, family members, spouses and/or former spouses) permitted by Section 6.08(g);

(t)Indebtedness consisting of deferred compensation to employees of the Borrower and its Subsidiaries incurred in the ordinary course of business to the extent that such deferred compensation constitutes an expense included in the calculation of Consolidated Net Income of the Borrower and its Subsidiaries when such deferred compensation arrangement is established;

(u)to the extent constituting Indebtedness, contingent obligations in respect of appeal bonds incurred in the ordinary course of business;

(v)Indebtedness incurred to finance capital expenditures, including Capital Lease Obligations, and any Indebtedness incurred or assumed in connection with the acquisition, construction or improvement of any such assets and secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount plus other reasonable amounts paid, and reasonable interest, fees and expenses incurred in connection therewith, result in an earlier maturity date or decreased remaining weighted average life to maturity thereof or change the parties directly or indirectly responsible for the payment thereof; provided that (i) such Indebtedness (and any Lien securing such Indebtedness) is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (ii) the aggregate principal amount of Indebtedness permitted by this clause (v) shall not exceed, in each case, the cost of such acquisition, construction or improvement in the ordinary course of business, (iii) after giving effect to the incurrence of such Indebtedness under this clause (v), the Total Net Leverage Ratio shall be not greater than ~~the then applicable covenant level set forth in Section 6.12(a)~~2.75 to 1.00 and (iv) the aggregate principal amount of Indebtedness permitted by this clause (v) shall not exceed $75,000,000 at any time outstanding;

(w)Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by Borrower or any other Loan Party in the ordinary course of business;

(x)Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (x) shall not exceed $5,000,000 at any time outstanding; ~~and~~

(y)Sale and Leaseback Transactions permitted under Section 6.11; and

(z)(i) unsecured Indebtedness of a Subsidiary that is not a Loan Party in an aggregate principal amount, when taken together with the aggregate amount of secured indebtedness incurred and then outstanding in reliance on the immediately succeeding clause (ii) not to exceed $20,000,000 at any time outstanding and (ii) secured Indebtedness of a Subsidiary that is not a Loan Party in an aggregate principal amount not to exceed the lesser of (x) $10,000,000 and (y) the amount equal to the positive difference (if any) of (A) $20,000,000 minus (B) the aggregate principal amount of unsecured Indebtedness outstanding in reliance on the immediately preceding clause (i) at any time outstanding (provided that in no event shall any such secured Indebtedness permitted by this clause (z)(ii) be secured by a Lien on any assets of any Loan Party), it being understood and agreed that (1) no Indebtedness (whether unsecured or secured) will be permitted to be outstanding in reliance on this clause (z) other than during the Leverage Adjustment Period and (2) on and after the Leverage Adjustment Period Termination Date, no Indebtedness (whether unsecured or secured) will be permitted to be outstanding in reliance on this clause (z).

provided that for the avoidance of doubt, any Indebtedness that was permitted to be incurred under a clause above based on a percentage of the Consolidated Total Assets of the Borrower and its Subsidiaries as of the most recently ended fiscal quarter or year for which financial statements have been delivered pursuant to Section 5.01(a) or (b) shall be permitted to remain outstanding notwithstanding the fact that in a later fiscal period the relevant percentage of Consolidated Total Assets is lower due to a reduction in the consolidated total assets of the Borrower and its Subsidiaries as of the end of such period, and no Event of Default shall occur solely as a result of such occurrence.

SECTION 6.02Liens

.  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except (each, a “Permitted Lien”):

(a)Liens created pursuant to any Loan Document;

(b)Permitted Encumbrances;

(c)any Lien on any property or asset of the Borrower or any Subsidiary existing on the Effective Date and set forth in Schedule 6.02; provided that (i) any such Lien does not extend to any additional property of the Borrower or any Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by the renewed or replaced Liens, and (B) the proceeds and products of such property, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 6.01(b), and (iii) to the extent such Lien secures Existing Priority Debt such Lien shall only be permitted to the extent that such Existing Priority Debt is permitted to be outstanding in reliance on Section 6.01(b);

(d)Liens on accounts receivable (and any products and proceeds thereof) of an A/R Financing Party to secure its obligations under a Non-Recourse A/R Financing;

(e)non-exclusive licenses of intellectual property rights in the ordinary course of business;

(f)Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under Section 6.01(h);

(g)Liens solely on any cash earnest money deposits made by any Loan Party in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition;

(h)Liens securing Indebtedness permitted to be outstanding in reliance on Section 6.01(l)(ii) (and any refinancings, refundings, renewals or extensions thereof);

(i)Liens securing Indebtedness permitted to be outstanding in reliance on Section 6.01(n) (and any refinancings, refundings, renewals or extensions thereof);

(j)Liens on assets of the Borrower or any Subsidiary securing Indebtedness permitted by Section 6.01(o); provided that such Liens (i) attach only to specific assets acquired by the Borrower or a Subsidiary in the Permitted Acquisition in connection with which such Indebtedness is permitted, and the proceeds and products of such assets and (ii) do not extend to, or attach to, any of the other assets of the Borrower or any of its Subsidiaries; ~~and~~

(k)Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that such Liens (i) secure Indebtedness permitted by Section 6.01(v)  and (ii) shall not encumber any other property or assets of the Borrower or any Subsidiary~~.~~; and

(l)Liens securing Indebtedness permitted to be outstanding in reliance on Section 6.01(z)(ii) (which Liens shall only encumber the assets of the applicable Subsidiary incurring such Indebtedness and shall not encumber any of the assets of any Loan Party).

SECTION 6.03Fundamental Changes

(i).  (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or Dispose of all or substantially all of its assets, or all or substantially all of the Equity Interests of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing:

(i)any Person may merge into or consolidate with, or dissolve or liquidate into, (A) the Borrower in a transaction in which the Borrower is the surviving or continuing corporation, or (B) any one or more other Subsidiaries, provided that, with respect to this clause (B), (I) when any Wholly-Owned Subsidiary is merging or consolidating with a Subsidiary that is not a Wholly-Owned Subsidiary, the surviving Person shall be a Wholly-Owned Subsidiary; and (II) when any Subsidiary Guarantor is merging or consolidating with, or dissolving or liquidating into, another Subsidiary, the continuing or surviving Person shall be such Subsidiary Guarantor or become a Subsidiary Guarantor substantially simultaneously with such merger, consolidation, dissolution or liquidation, as the case may be, and assume all of the obligations of the non-surviving or non-continuing Subsidiary Guarantor; Dispositions permitted by Section 6.04;

(ii)so long as no Event of Default exists or would result therefrom, any Subsidiary may liquidate or dissolve or change its legal form if the Borrower reasonably determines in good faith that such action is in the best interests of the Borrower and is not materially disadvantageous to the Lenders;

(iii)any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that (i) if the transferor in such a transaction is a Loan Party, then the transferee must either be the Borrower or a Subsidiary Guarantor (or such Subsidiary transferee shall become a Subsidiary Guarantor) and (ii) if the transferor in such transaction is a Wholly-Owned Subsidiary, the transferee must be a Wholly-Owned Subsidiary;

(iv)each of the transactions disclosed on Schedule 6.03(a) attached hereto; and

(v)any Immaterial Subsidiary may be dissolved or liquidated so long as all assets and interests of such Immaterial Subsidiary are transferred to another Subsidiary on or before the time of its dissolution or liquidation.

(b)The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than (i) any business in which the Borrower or any such Subsidiary engages in on the Effective Date and (ii) composites manufacturing and businesses ancillary, similar, supportive, complementary or synergistic thereto or reasonable extensions, development or expansion thereof (and non-core incidental businesses acquired in connection with any Permitted Acquisition or other investment permitted hereunder or other immaterial businesses), all in the Borrower’s good faith determination.

(c)The Borrower will not permit its fiscal year to end on a day other than December 31st or change the Borrower’s method of determining its fiscal quarters.

SECTION 6.04Dispositions

.  The Borrower will not, and will not permit any Subsidiary to, make any Disposition, except:

(a)Dispositions of obsolete or worn out property or property no longer used or useful in the business of such Person, whether now owned or hereafter acquired, in the ordinary course of business;

(b)Dispositions of inventory and Permitted Investments in the ordinary course of business;

(c)Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d)Dispositions of property to the Borrower or a Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then either (i) the transferee must be a Loan Party or (ii) to the extent that the transferee is not a Loan Party, then (A) to the extent such Disposition does not constitute an Investment, such Disposition is for fair market value and (B) to the extent constituting an Investment, such Investment must be a Permitted Investment in a Subsidiary that is not a Loan Party in accordance with Section 6.05;

(e)leases, licenses, subleases or sublicenses (including the provision of open source software under an open source license) granted in the ordinary course of business and on ordinary commercial terms that do not interfere in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole;

(f)(i) the lapse of intellectual property rights to the extent such intellectual property rights are not economically desirable in the conduct of the business of the Borrower and its Subsidiaries or

(ii) the abandonment of intellectual property rights in the ordinary course of business so long as (in each case under clauses (i) and (ii), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Secured Parties);

(g)the discount, write-off, forgiveness or Disposition of accounts receivable in the ordinary course of business or in connection with collection, settlement or compromise thereof;

(h)Restricted Payments permitted by Section 6.08 and Investments permitted by Section 6.05;

(i)Dispositions of accounts receivable of an A/R Financing Party pursuant to Non-Recourse A/R Financing;

(j)any involuntary loss, damage or destruction of property;

(k)any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;

(l)(i) the sale or other Disposition for value of any contracts or (ii) the early termination or modification of any contract, in each case resulting in the receipt by any Loan Party of a cash payment or other consideration in exchange for such event;

(m)Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section 6.04; provided that the aggregate net book value of all property Disposed of pursuant to this clause (m) in any fiscal year of the Borrower shall not exceed $15,000,000;

(n)the Disposition of any Swap Agreement due to the unwinding thereof in accordance with its terms or the Disposition of any Permitted Bond Hedge Transaction;

(o)any issuance of Equity Interests of a Subsidiary to a Loan Party (or, in the case of a Foreign Subsidiary that is a Subsidiary of a Foreign Subsidiary, to such Foreign Subsidiary);

(p)any issuance (i) by the Borrower of its own Equity Interests (other than to the extent resulting in a Change of Control) or (ii) by any Subsidiary of its own Equity Interests to qualify directors where, and to the extent, required by applicable law;

(q)transfers of cash in the ordinary course of business for equivalent value;

(r)Dispositions of non-core assets acquired pursuant to a Permitted Acquisition or other Investment permitted hereunder in an aggregate amount not to exceed 25.0% of the total consideration of the total assets acquired in such Permitted Acquisition or other Investment;

(s)Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(t)Sale and Leaseback Transactions.

For the avoidance of doubt, issuances and sales by the Borrower of its own Equity Securities are not restricted by this Agreement.

SECTION 6.05Investments, Loans, Advances, Guarantees and Acquisitions

.  The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger or consolidation with any Person that was not a Wholly-Owned Subsidiary prior to such merger or consolidation) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any Person or any assets of any other Person constituting a business unit (excluding, however, accounts receivable arising in the ordinary course of business) (each of the foregoing, an “Investment”), except (each, a “Permitted Investment”):

(a)Investments existing on the date hereof and set forth on Schedule 6.05 and any modification, replacement, renewal, reinvestment or extension of any of the foregoing;

(b)cash and Cash Equivalents;

(c)Permitted Acquisitions;

(d)Investments by the Borrower and its Subsidiaries existing on the date hereof in the Equity Interests of their respective Subsidiaries;

(e)Investments, loans, advances or capital contributions made by the Borrower in or to any Subsidiary and made by any Subsidiary in or to the Borrower or any other Subsidiary (provided that not more than an aggregate amount equal to the greater of (x) $125,000,000 and (y) 20% of Consolidated Total Assets (calculated as of the most recently ended fiscal quarter or year for which Financials have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or 5.01(b), the most recent financial statements referred to in Section 3.04(a))) in investments, loans or advances or capital contributions may be made and remain outstanding, at any time, by Loan Parties to Subsidiaries which are not Loan Parties; provided further that, during the Leverage Adjustment Period, no more than an aggregate amount equal to $20,000,000 in investments, loans or advances or capital contributions may be made by Loan Parties to Subsidiaries which are not Loan Parties), along with any refinancing, refunding, renewal or extension thereof;

(f)Guarantees constituting Indebtedness permitted by Section 6.01;

(g)Investments in negotiable instruments depositing or to be deposited for collection in the ordinary course of business;

(h)Investments made in connection with purchases of goods or services in the ordinary course of business or consistent with past practice;

(i)Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of insolvency proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries;

(j)Investments by any Loan Party under Swap Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Loan Party’s operations and not for speculative purposes;

(k)any other investment, loan or advance (other than acquisitions unless any such acquisition is consummated during the Leverage Adjustment Period) (including loans and advances to officers, directors and employees of the Borrower and Subsidiaries) so long as the aggregate amount of all such investments, loans and advances does not exceed $15,000,000 at any time outstanding;

(l)deposits made in the ordinary course of business to secure the performance of leases or other obligations;

(m)Investments consisting of non-cash loans made by the Borrower to officers, directors and employees of a Loan Party which are used by such Persons to purchase simultaneously Equity Interests of the Borrower;

(n)deposit and securities accounts maintained in the ordinary course of business and in compliance with the provisions of the Loan Documents, and containing only cash, Cash Equivalents and other Investments permitted by this Section 6.05;

(o)Investments otherwise permitted pursuant to Section 6.03 and Dispositions permitted by Section 6.04 to the extent constituting an Investment;

(p)the formation of Subsidiaries subject to Section 5.09 and otherwise permitted hereunder; ~~and~~

(q)receivables or other trade payables owing to the Borrower or a Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Borrower or any Restricted Subsidiary deems reasonable under the circumstances~~.~~; and

(r)any Permitted Bond Hedge Transactions and Permitted Warrant Transactions (including Borrower’s entry into, payments of premiums in respect of, and performance of obligations under, such Permitted Bond Hedge Transactions and Permitted Warrant Transactions, in accordance with their terms).

SECTION 6.06Swap Agreements

.  The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except:

(a)Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Subsidiaries); and

(b)Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

SECTION 6.07Transactions with Affiliates

.  The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other material transactions with, any of its Affiliates, except:

(a)transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;

(b)transactions between or among the Borrower and its Subsidiaries not involving any other Affiliate (except any Subsidiary);

(c)any Restricted Payment permitted by Section 6.08, any Investment permitted by Section 6.07 and Disposition permitted by Section 6.04;

(d)employment and severance arrangements between or among the Borrower and/or its Subsidiaries and their respective directors, officers, employees members or management and consultants, and transactions pursuant to stock option plans, bonus programs and employee benefit plans, indemnification and other arrangements, in each case entered into in the ordinary course of business and either (i) consistent with past practices or (ii) reasonably necessary for the operation of the business of the Borrower and its Subsidiaries as determined by the Borrower or such Subsidiary in good faith;

(e)any transactions pursuant to agreements in existence on the Effective Date and set forth on Schedule 6.07;

(f)payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, present or former directors, officers, employees, members of management and consultants of the Borrower and its Subsidiaries, to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries, in each such case in the ordinary course of business and either (i) consistent with past practices or (ii) reasonably necessary for the operation of the business of the Borrower and its Subsidiaries as determined by the Borrower or such Subsidiary in good faith; and

(g)the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the board of directors of the Borrower or any Subsidiary, as appropriate, in good faith.

SECTION 6.08Restricted Payments

.  The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a)the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests of such Person;

(b)each Subsidiary may make Restricted Payments to the Borrower, any Subsidiary Guarantor and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(c)the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries;

(d)the Borrower and its Subsidiaries may make any other Restricted Payment following the date on which the Financials for the fiscal quarter of the Borrower ended June 30, 2020 have been delivered in accordance with the terms of Section 5.01(b) so long as, both at the time any such Restricted Payment is made and immediately after giving effect (including pro forma effect) thereto (as well as to the incurrence of any Indebtedness in connection therewith), (i) no Event of Default has occurred and is continuing and (ii) the Total Net Leverage Ratio is less than or equal to 2.00 to 1.00;

(e)the Borrower and each Subsidiary may make Restricted Payments with the proceeds received from the substantially concurrent issue of new shares of its common stock or other Equity Interests;

(f)the Borrower and its Subsidiaries may make cashless repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants or similar rights to the extent such Equity Interests represent a portion of the exercise price of such options or warrants or similar rights;

(g)the Borrower and its Subsidiaries may make Restricted Payments for the repurchase of the Equity Interests of the Borrower (or any direct or indirect parent of the Borrower) owned by former, present or future employees, consultants, directors, managers or officers of the Borrower (or any direct or indirect parent of the Borrower) or their assigns, estates and heirs; provided that (i) the aggregate amount of Restricted Payments made pursuant to this clause (g) during any fiscal year of the Borrower (or, solely in the case of the 2018 fiscal year, during the period from the Effective Date through December 31, 2018) for the repurchase of Equity Interests consisting of common stock shall not exceed $10,000,000 and (ii) that the cancellation of Indebtedness owing to the Borrower (or any direct or indirect parent of the Borrower), or any of the Borrower’s Subsidiaries in connection with a repurchase of any such Equity Interests and the redemption or cancellation of such Equity Interests without cash payment will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement; and

(h)any Subsidiary of a Loan Party may make any Restricted Payment to such Loan Party.

Notwithstanding the foregoing, and for the avoidance of doubt, (i) the conversion by holders of Permitted Convertible Indebtedness (including any cash payment upon conversion), delivery of Equity Interests due upon conversion (plus cash in lieu of delivering any fractional share), or required payment of any principal or premium on, or required payment of any interest with respect to, any Permitted Convertible Indebtedness, in each case, in accordance with the terms of the indenture governing such Permitted Convertible Indebtedness, shall not constitute a Restricted Payment; provided that, to the extent both (a) the aggregate amount of cash payable upon conversion or payment of any Permitted Convertible Indebtedness (excluding any required payment of interest with respect to such Permitted Convertible Indebtedness and excluding any payment of cash in lieu of a fractional share due upon conversion thereof) exceeds the aggregate principal amount thereof and (b) such conversion or payment does not trigger or correspond to an exercise or early unwind or settlement of a corresponding portion of the Permitted Bond Hedge Transactions relating to such Permitted Convertible Indebtedness (including, for the avoidance of doubt, the case where there is no Permitted Bond Hedge Transaction relating to such Permitted Convertible Indebtedness), the payment of such excess cash shall constitute a Restricted Payment notwithstanding this clause (i); and (ii) any payment with respect to (including any payment in connection with the entry into), or termination, early unwind or settlement of, any Permitted Bond Hedge Transaction or Permitted Warrant Transaction, in each case, in accordance with the terms of the agreement governing such Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall not constitute a Restricted Payment; provided that, to the extent cash is required to be paid under a Permitted Warrant Transaction as a result of the election of “cash settlement” (or substantially equivalent term) as the “settlement method” (or substantially equivalent term) thereunder by Borrower (or its Affiliate) (including in connection with the exercise and/or early unwind or settlement thereof), the payment of such cash (net of any cash payment to the Borrower in connection with the substantially concurrent exercise and/or early unwind or settlement of Permitted Bond Hedge Transaction that does not correspond to a cash payment on any Permitted

Convertible Indebtedness in excess of the principal amount thereof) shall constitute a Restricted Payment notwithstanding this clause (ii).

Notwithstanding the foregoing, Borrower may repurchase, exchange or induce the conversion of Permitted Convertible Indebtedness by delivery of shares of Borrower’s common stock and/or a different series of Permitted Convertible Indebtedness (which series (x) matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the analogous date under the indenture governing the Permitted Convertible Indebtedness that is so repurchased, exchanged or converted and (y) has terms, conditions and covenants that are no less favorable to Borrower than the Permitted Convertible Indebtedness that is so repurchased, exchanged or converted (as determined by the board of directors of Borrower, or a committee thereof, or the Chief Financial Officer of the Company in good faith)) (any such series of Permitted Convertible Indebtedness, “Refinancing Convertible Notes”) and/or by payment of cash (in an amount that does not exceed the proceeds received by the Company from the substantially concurrent issuance of shares of Borrower’s common stock and/or Refinancing Convertible Notes plus the net cash proceeds, if any, received by the Company pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, pursuant to the immediately following proviso); provided that, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the Permitted Convertible Indebtedness that are so repurchased, exchanged or converted, Borrower shall. for the avoidance of doubt, be permitted to exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, corresponding to such Permitted Convertible Indebtedness that are so repurchased, exchanged or converted.

SECTION 6.09Restrictive Agreements

.  The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement (other than this Agreement and each other Loan Document) that prohibits, restricts or imposes any condition upon (x) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (y) the ability of any Subsidiary to pay dividends or other distributions with respect to holders of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided, however, that the foregoing shall not apply to:

(a)restrictions or conditions imposed by applicable law, rule or regulation (including applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances) or by any Loan Document;

(b)restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale; provided that such restrictions and conditions apply only to such Subsidiary or assets that is or are to be sold;

(c)restrictions or conditions imposed by any agreement relating to Indebtedness permitted by this Agreement (or any amendment, extension, renewal, replacement or refinancing thereof) if such restrictions or conditions apply only to the property or assets securing such Indebtedness;

(d)customary provisions (i) in leases, sub-leases, licenses and other contracts restricting the assignment or subletting thereof or (ii) in joint venture agreements and other similar agreements applicable to joint ventures permitted by Section 6.04;

(e)customary restrictions or conditions (1) on the subletting, assignment or transfer of any specified property or asset set forth in a lease, license, asset sale agreement or similar contract for the conveyance of such property or asset (2) any instrument or other document evidencing a Lien permitted under Section 6.02 (or the Indebtedness secured thereby) and (3) on dispositions of real property interests in reciprocal easement agreements;

(f)are customary restrictions on Dispositions of any property or assets;

(g)are restrictions on any Subsidiary under any agreement in effect at the time such Subsidiary becomes a Subsidiary, so long as such agreement was not entered into or created in contemplation of such Person becoming a Subsidiary;

(h)are customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(i)restrictions on cash (or Permitted Investments) or other deposits imposed by agreements entered into in the ordinary course of business (or other restrictions on cash or deposits constituting Permitted Liens);

(j)customary provisions related to creditworthiness of the tenant contained in real property leases entered into by the Borrower or its Subsidiaries, so long as the Borrower has determined in good faith that such creditworthiness provisions would not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligations;

(k)customary provisions restricting assignment of any agreement entered into in the ordinary course of business; or

(l)any prohibitions, restrictions or conditions contained in any agreement or other arrangement in effect on the Effective Date and described on Schedule 6.09 attached hereto, or any extension, replacement or continuation of any such agreement or other arrangement (so long as any such extension, replacement or continuation of any such agreement or other arrangement does not contain any additional prohibitions, restrictions or conditions which were not in place on the Effective Date that are materially adverse to the interests of the Lenders).

SECTION 6.10Subordinated Indebtedness and Amendments to Subordinated Indebtedness Documents

.

(a)The Borrower will not, and will not permit any Subsidiary to, directly or indirectly voluntarily prepay, defease or in substance defease, repurchase, redeem or otherwise acquire for value, any Subordinated Indebtedness, other than, so long as in each case no Event of Default exists or would result therefrom, (i) the payment of regularly scheduled interest payments thereunder, (ii) the conversion of Indebtedness to Equity Interests of the Borrower or any direct or indirect parent thereof, (iii) prepayments and redemptions thereof so long as after giving pro forma effect thereto (including any incurrence and/or repayment of Indebtedness in connection therewith), the Total Net Leverage Ratio is less than 2.00  to 1.00 as of the last day of the most recent fiscal quarter or year for which financial statements have been delivered pursuant to Section 5.01(a) or (b)~~.~~; provided that no such prepayment, defeasance, repurchase or redemption or other acquisition shall be permitted until the date on which the Financials for the fiscal quarter of the Borrower ended June 30, 2020 have been delivered in accordance with the terms of Section 5.01(b).

(b)The Borrower will not, and will not permit any Subsidiary to, amend the Subordinated Indebtedness Documents or any document, agreement or instrument evidencing any Indebtedness incurred pursuant to the Subordinated Indebtedness Documents (or any replacements, substitutions, extensions or renewals thereof) or pursuant to which such Indebtedness is issued where such amendment, modification or supplement is materially adverse to the interest of the Lenders, taken as a whole.

SECTION 6.11Sale and Leaseback Transactions

.  The Borrower will not, nor will it permit any Subsidiary to, enter into any Sale and Leaseback Transaction, other than Sale and Leaseback Transactions (a) that are set forth on Schedule 6.11(a) hereto or (b) in respect of which the net cash proceeds received in connection therewith does not exceed $30,000,000 in the aggregate during any fiscal year of the Borrower, determined on a consolidated basis for the Borrower and its Subsidiaries.

SECTION 6.12Financial Covenants

.

(a)Maximum Total Net Leverage Ratio.  The Borrower will not permit the ratio (the “Total Net Leverage Ratio”), determined as of the end of each fiscal quarter ending on and after June 30, 2018, of (i) Consolidated Total Net Indebtedness to (ii) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters of the Borrower ending with the end of such fiscal quarter, all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be greater than (i) 2.75 to 1.00~~.~~ for the fiscal quarter ending March 31, 2020, (ii) 4.25 to 1.00 for the fiscal quarter ending June 30, 2020 (it being understood and agreed that if the Leverage Adjustment Period Termination Date has occurred on or prior to June 30, 2020, the maximum Total Net Leverage Ratio permitted pursuant to this clause (ii) shall instead be 2.75 to 1.00), (iii) 3.75 to 1.00 for the fiscal quarter ending September 30, 2020 (it being understood and agreed that if the Leverage Adjustment Period Termination Date has occurred on or prior to September 30, 2020, the maximum Total Net Leverage Ratio permitted pursuant to this clause (iii) shall instead be 2.75 to 1.00), (iv) 3.50 to 1.00 for the fiscal quarter ending December 31, 2020 (it being understood and agreed that if the Leverage Adjustment Period Termination Date has occurred on or prior to December 31, 2020, the maximum Total Net Leverage Ratio permitted pursuant to this clause (iv) shall instead be 2.75 to 1.00) and (v) 2.75 to 1.00 for the fiscal quarter ending March 31, 2021 and each fiscal quarter ending thereafter.

(b)Minimum Interest Coverage Ratio.  The Borrower will not permit the ratio (the “Interest Coverage Ratio”), determined as of the end of each fiscal quarter ending on and after June 30, 2018, of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense, in each case for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be less than 3.00 to 1.00.

(c)Minimum Available Liquidity.  The Borrower will not permit Available Liquidity to be less than the Applicable Liquidity Amount as of the last calendar day of any calendar month at any time during the Leverage Adjustment Period.

ARTICLE VII.

Events of Default

SECTION 7.01Events of Default

.  If any of the following events (“Events of Default”) shall occur:

(a)the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in ~~clause~~ Section 7.01(a) ~~of this Article~~) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c)any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished by the Borrower of any Subsidiary pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect, when made or deemed made;

(d)the Borrower shall fail to observe or perform any covenant, condition or agreement contained in, (i) Section 5.02, 5.03 (solely with respect to the Borrower’s existence), 5.08(b) or 5.09, or Article VI~~;~~ or (ii) Section 5.01(d) and, in the case of this clause (ii), such failure shall continue unremedied for a period of five (5) days after written notice thereof from the Administrative Agent to the Borrower (which written notice will be given at the request of any Lender);

(e)the Borrower or any Subsidiary Guarantor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in ~~clause~~ Section 7.01(a), (b) or (d) ~~of this Article)~~) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof from the Administrative Agent to the Borrower (which written notice will be given at the request of any Lender);

(f)the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace period;

(g)any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits with all applicable grace periods in respect of such event or condition under the documentation representing such Material Indebtedness having expired, the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply (i) to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness ~~and with respect to any Indebtedness which is convertible into Equity Interests and permitted under Section 6.01, the conversion of such Indebtedness into Equity Interests in accordance with the terms thereof shall not constitute, for purposes of this clause (g), an event or condition which would allow the holder or holders of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity or (~~, (ii) to any Indebtedness that becomes due as a result of a voluntary refinancing thereof permitted under Section 6.01~~;~~ or (iii) any redemption, exchange, repurchase, conversion or settlement with respect to any Permitted Convertible Indebtedness, or satisfaction of any condition giving rise to or permitting the foregoing, pursuant to their terms unless such redemption, repurchase, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default;

(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (unless permitted hereunder), reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in ~~clause~~ Section 7.01(h) ~~of this Article,~~, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)the Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fails generally to pay its debts as they become due;

(k)one or more final judgments (for the avoidance of doubt, whether or not subject to appeal) for the payment of money in an aggregate amount in excess of $5,000,000 in value shall be rendered against the Borrower, any Material Subsidiary or any combination thereof and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Material Subsidiary that are material to the businesses and operations of the Borrower and the Material Subsidiaries, taken as a whole, to enforce any such judgment; provided that any such amount shall be calculated after deducting from the sum so payable any amount of such final judgment or order that is covered (other than to the extent of customary deductibles) by a valid and binding policy of insurance issued by an unaffiliated insurer in favor of the Borrower or such Material Subsidiary (but only if the applicable insurer shall have been advised of such judgment and of the intent of the Borrower or such Material Subsidiary to make a claim in respect of any amount payable by it in connection therewith and such insurer shall not have disputed coverage or indemnity);

(l)an ERISA Event shall have occurred that could reasonably be expected to have a Material Adverse Effect;

(m)a Change of Control shall occur;

(n)any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or a Loan Party or any other Person contests in writing the validity or enforceability of any material provision of any Loan Document; or a Loan Party denies in writing that it has any or further liability or obligation under any material provision of any Loan Document (other than as a result of repayment in full in cash of the Secured Obligations and termination of the Commitments), or purports in writing to revoke, terminate or rescind any material provision of any Loan Document; or

(o)any Collateral Document after delivery thereof pursuant to Section 4.01 or 5.09 shall for any reason cease to create a valid and perfected first priority security interest (subject to Permitted Liens) in any material portion of the Collateral purported to be covered thereby, except as permitted by the terms of any Loan Document;

then, and in every such event (other than an event with respect to the Borrower described in ~~clause~~ Section 7.01(h) or (i) ~~of this Article~~), and at any time thereafter during the continuance of such event, the Administrative Agent may with the consent of the Required Lenders, and shall at the request of the Required Lenders ~~shall~~, by notice to the Borrower, take ~~either~~any or ~~both~~all of the following actions, at the same or different times:  (i) terminate the Revolving Commitments (and the Letter of Credit Commitments), and thereupon the Revolving Commitments (and the Letter of Credit Commitments) shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued but unpaid interest thereon and all fees and other Secured Obligations of the Borrower accrued hereunder and under the other Loan Documents, shall become  due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (iii) require that the Borrower provide cash collateral for the LC Exposure as required in Section 2.06(j) and (iv) exercise on its behalf, the Lenders and the Issuing Banks under the Loan Documents and applicable law; and in case of any event with respect to the Borrower described in ~~clause~~ Section 7.01(h) or (i) ~~of this Article~~, the Revolving Commitments (and the Letter of Credit Commitments) shall automatically terminate and the principal of the Loans then outstanding, together with accrued but unpaid interest thereon and all fees and other Secured Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable and the obligation of the Borrower to cash collateralize LC Exposure as provided in clause (iii) above shall automatically become effective, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

In addition to any other rights and remedies granted to the Administrative Agent and the Lenders in the Loan Documents, the Administrative Agent on behalf of the Lenders may exercise, upon the occurrence and during the continuance of an Event of Default, all rights and remedies of a secured party under the New York Uniform Commercial Code or any other applicable law.  Without limiting the generality of the foregoing, if any Event of Default has occurred and is continuing the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except for any notice of default to the extent required by any Loan Document and any notice required by law referred to below) to or upon any Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived by the Borrower on behalf of itself and the other Loan Parties), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by any Loan Party of any cash collateral arising in respect of the Collateral on such terms as the Administrative Agent deems reasonable, and/or may forthwith sell, lease, assign give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Secured Parties, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, all without assumption of any credit risk.  With respect to any public or private sales referred to in the preceding sentence, the Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Loan Party, which right or equity is hereby waived and released by the Borrower on behalf of itself and the other Loan Parties.  The Borrower further agrees on behalf of itself and the other Loan Parties, at the Administrative Agent’s request at any time an Event of Default has occurred and is continuing, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the premises of the Borrower, another Loan Party or elsewhere.  The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Article VII, after deducting all reasonable and documented out-of-pocket costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any other way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including reasonable attorneys’ fees and disbursements to the extent reimbursable hereunder, to the payment in whole or in part of the Secured Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the New York Uniform Commercial Code, need the Administrative Agent account for the surplus, if any, to any Loan Party.  To the extent permitted by applicable law, the Borrower on behalf of itself and the other Loan Parties waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder upon and during the occurrence of an Event of Default (except to the extent attributable to the gross negligence, bad faith or willful misconduct of such Person or its Controlled Related Parties as determined by a court of competent jurisdiction in a final and non-appealable judgment).  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

SECTION 7.02Application of Payments

.  After the exercise of remedies provided for in Section 7.01 (or after the Loans have automatically become immediately due and payable and the Borrower shall have automatically been required to provide cash collateral for the LC Exposure as set forth in Section 7.01), all amounts received on account of the Secured Obligations shall, subject to Section 2.21, be applied by the Administrative Agent as follows:

(i)first, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 9.03 and amounts pursuant to Section 2.12(c) payable to the Administrative Agent in its capacity as such);

(ii)second, to payment of that portion of the Secured Obligations constituting fees, expenses, indemnities and other amounts (other than principal, reimbursement obligations in respect of LC Disbursements, interest and Letter of Credit fees) payable to the Lenders, the Issuing Banks and the other Secured Parties (including fees and disbursements and other charges of counsel to the Lenders and the Issuing Banks payable under Section 9.03) arising under the Loan Documents or documents governing the Secured Obligations, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;

(iii)third, to payment of that portion of the Secured Obligations constituting accrued and unpaid Letter of Credit fees and charges and interest on the Loans and unreimbursed LC Disbursements, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (iii) payable to them;

(iv)fourth, (A) to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans and unreimbursed LC Disbursements, (B) to cash collateralize that portion of LC Exposure comprising the undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Borrower pursuant to Section 2.06 or 2.21, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (iv) payable to them; provided that (x) any such amounts applied pursuant to subclause (B) above shall be paid to the Administrative Agent for the ratable account of the Issuing Banks to cash collateralize Secured Obligations in respect of Letters of Credit, (y) subject to Section 2.06 or 2.21, amounts used to cash collateralize the aggregate amount of Letters of Credit pursuant to this clause (iv) shall be used to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit (without any pending drawings), the pro rata share of cash collateral shall be distributed to the other Secured Obligations, if any, in the order set forth in this Section 7.02 and (C) to any other amounts owing with respect to Banking Services Obligations and Swap Obligations;

(v)fifth, to the payment in full of all other Secured Obligations, in each case ratably among the Administrative Agent, the Lenders, the Issuing Banks and the other Secured Parties based upon the respective aggregate amounts of all such Secured Obligations owing to them in accordance with the respective amounts thereof then due and payable; and

(vi)finally, the balance, if any, after all Secured Obligations have been Paid in Full, to the Borrower or as otherwise required by law.

If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above.

ARTICLE VIII.

The Administrative Agent

SECTION 8.01Authorization and Action

.  (a) Each Lender and each Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and collateral agent under the Loan Documents and each Lender and each Issuing Bank authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto.  In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender and each Issuing Bank hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Collateral Document governed by the laws of such jurisdiction on such Lender’s or such Issuing Bank’s behalf.  Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b)As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided.  Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.  Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c)In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature.  Without limiting the generality of the foregoing:

(i)the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuing Bank or any ~~holder of any other~~ Secured ~~Obligation~~Party other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby; ~~and~~

(ii)where the Administrative Agent is required or deemed to act as a trustee in respect of any Collateral over which a security interest has been created pursuant to a Loan Document expressed to be governed by the laws of any jurisdiction other than the United States of America, or is required or deemed to hold any Collateral “on trust” pursuant to the foregoing, the obligations and liabilities of the Administrative Agent to the Secured Parties in its capacity as trustee shall be excluded to the fullest extent permitted by applicable law; and

(iii)~~(ii)~~ nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.

(d)The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence, bad faith or willful misconduct in the selection of such sub-agent.

(e)None of any Co-Syndication Agent or any Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(f)In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any reimbursement obligation in respect of any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.03) allowed in such judicial proceeding; and

(ii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03).  Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

(g)The provisions of this Article VIII are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions.  Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.

SECTION 8.02Administrative Agent’s Reliance, Indemnification, Etc

.  (a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by it under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence, bad faith or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder.

(b)The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of ~~default~~Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, or (vi) the creation, perfection or priority of Liens on the Collateral.  Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by the Borrower, any Subsidiary, any Lender or any Issuing Bank as a result of, any determination of the Revolving Credit Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender or Issuing Bank or any Dollar Amount thereof.

(c)Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

SECTION 8.03Posting of Communications

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(a)The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there ~~are~~may be confidentiality and other risks associated with such distribution.  Each of the Lenders, each of the Issuing Banks and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c)THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”.  THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.  IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, THE ARRANGER, ANY CO-SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

(d)Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents.  Each Lender and each Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or such Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e)Each of the Lenders, each of the Issuing Banks and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f)Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 8.04The Administrative Agent Individually

.  With respect to its Commitment, Loans, Letter of Credit Commitments and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be.  The terms “Issuing Banks”, “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders, as applicable.  The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.

SECTION 8.05Successor Administrative Agent

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(a)The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Borrower, whether or not a successor Administrative Agent has been appointed.  Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation (the “Resignation Effective Date”), then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank.  If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d)(A) of such definition, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, with the consent of the Borrower, appoint a successor (provided that such consent of the Borrower may not be unreasonably withheld and shall not be required while a Specified Event of Default has occurred and is continuing).  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.  In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while a Specified Event of Default has occurred and is continuing).

(b)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Prior to any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under any other Loan Document (if not already discharged therefrom as provided above in this Section 8.05).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor Administrative Agent.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article VII and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

SECTION 8.06Acknowledgements of Lenders and Issuing Banks

.  (a) Each Lender and Issuing Bank represents ~~that~~and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of ~~its business and that~~business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, any Co-Syndication Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Co-Syndication Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

SECTION 8.07Collateral Matters

.  (a) Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.

(b)In furtherance of the foregoing and not in limitation thereof, no Banking Services Agreement or Swap Agreement will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document.  By accepting the benefits of the Collateral, each Secured Party that is a party to any such  Banking Services Agreement or Swap Agreement, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

(c)The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(b) or Section 6.02(e).  The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

SECTION 8.08Credit Bidding

.  The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law.  In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase).  In connection with any such bid, (i) the Administrative Agent shall be authorized by the Secured Parties to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Secured Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized by the Secured Parties to issue to each of the Secured Parties, ratably on account of the relevant Secured Obligations which were credit bid, interests, whether as equity, partnership~~,~~ interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of Secured Obligations credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Secured Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Secured Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.  Notwithstanding that the ratable portion of the Secured Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

SECTION 8.09Certain ERISA Matters

. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith, or

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has ~~not~~ provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i)none of the Administrative Agent, or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto),

(ii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations),

(iv)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)no fee or other compensation is being paid directly to the Administrative Agent, or the Arrangers or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c)The Administrative Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, commitment fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE IX.

Miscellaneous

SECTION 9.01Notices

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(a)Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)if to the Borrower, to it at 8501 North Scottsdale Road, Gainey Center II, Suite 100, Scottsdale, Arizona 85253, Attention of ~~William E. Siwek~~Bryan Schumaker, Chief Financial Officer (Telecopy No. (480) 305-8315; Telephone No. (480) ~~305-8922~~555-6719) and Steven Fishbach, Esq., General Counsel; Telecopy No. (480) 305-8315; Telephone No. (480) 305-8923), with copy to (in the case of a notice of Default (which shall not constitute notice hereunder)):  Goodwin Procter LLP, ~~100 Northern Avenue, Boston, Massachusetts 02210~~3 Embarcadero Center, San Francisco, CA 94111, Attention of ~~H. David Henken~~Fred Lim, Esq.; Telecopy No.:  (~~617~~415) ~~649-1418~~390-7973; Telephone No. (~~617~~415) ~~570-1672~~733-6038;

(ii)if to the Administrative Agent, (A) in the case of Borrowings denominated in Dollars, to JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor L2, Chicago, Illinois 60603, Attention of Nanette Wilson (Telecopy No. (844)490-5665), (B) in the case of Borrowings denominated in Foreign Currencies, to J.P. Morgan Europe Limited, 25 Bank Street, Canary Wharf, London E14 5JP, Attention of The Manager, Loan & Agency Services (Telecopy No. 44 207 777 2360), and JPMorgan Chase Bank, N.A., ~~560 Mission Street, 19th Floor, San Francisco~~2029 Century Park East, 38th Floor, Los Angeles, California ~~94105~~90067, Attention of ~~Alex Rogin~~Lynn Braun (Telecopy No. (~~415~~310) ~~315-5722~~860-7260)  and (C) in the case of a notification of the DQ List, to JPMDQ_Contact@jpmorgan.com;

(iii)if to an Issuing Bank, to it at (a) JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor L2, Chicago, Illinois 60603, Attention of Chicago LC Agency and Naveen Dhongadi (Telecopy No. (214)307-6874) or (b) in the case of any other Issuing Bank, to it at the address and telecopy number specified from time to time by such Issuing Bank to the Company and the Administrative Agent;

(iv)if to the Swingline Lender, to it at JPMorgan Chase Bank, N.A., 10 South Dearborn, Floor L2, Chicago, Illinois 60603, Attention of Nanette Wilson (Telecopy No. (844)490-5665); and

(v)if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)Notices and other communications to any Loan Party, the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02Waivers; Amendments

.  (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)Except as provided in Section 2.20 or as provided in Section 2.14(c) and Section 9.02(f), neither this Agreement nor any or provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Revolving Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent or the waiver of any Default, Event of Default or mandatory prepayment shall not constitute an increase of any Revolving Commitment), (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby (except that no (A) amendment or modification of the financial covenants in this Agreement (or defined terms used in the financial covenants in this Agreement), (B) amendment entered into pursuant to the terms of Section 2.14(c) or (C) amendment or modification of the provisions with respect to the application or amount of the default rate described in Section 2.13(c) or waive any obligation of any Borrower to pay interest or fees at such default, the impact of which may reduce interest, shall, in each case, constitute a reduction in the rate of interest or fees for purposes of this clause (ii)), (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Revolving Commitment, without the written consent of each Lender directly and adversely affected thereby, (iv) change Section 2.09(c), 2.18(b) or (d) in a manner that would alter the ratable reduction of Commitments or pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change the payment of waterfall provisions of Section 2.21(b) or 7.02 without the written consent of each Lender, (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Section 2.20 to be parties to an Incremental Facility Agreement, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Revolving Commitments and the Revolving Loans are included on the Effective Date), (vii) (x) release the Borrower from its obligations under Article X or (y) release all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty, in each case, without the written consent of each Lender, or (viii) except as provided in clause (d) of this Section, Section 9.15 or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender; provided, further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be (it being understood that any change to Section 2.21 shall require the consent of the Administrative Agent, such Issuing Bank and the Swingline Lender).

(c)Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Facility Agreement) to this Agreement and to permit extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans, Incremental Term Loans and the accrued interest and fees in respect thereof and (y) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.

(d)Each Secured Party hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon Payment in Full, (ii) constituting property being sold or disposed of if the Borrower certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property leased to the Borrower or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII, (v) as otherwise permitted by, but only in accordance with, the terms of any Loan Document, or (vi) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder.  Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant hereto.  Any such release shall not in any manner discharge, affect, or impair the Secured Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(e)If, in connection with any proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), the Borrower may replace such Non-Consenting Lender in accordance with Section 2.19; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section 2.19 (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).  Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided that any such documents shall be without recourse to or warranty by the parties thereto.

(f)Notwithstanding anything to the contrary herein, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

SECTION 9.03Expenses; Indemnity; Damage Waiver

.  (a) The Borrower shall pay, promptly after written demand therefor, together with backup documentation supporting such reimbursement request (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (which shall be limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of Latham & Watkins LLP and a single firm of local counsel in each applicable jurisdiction, for the Administrative Agent (which may include a single special counsel for the Administrative Agent acting in multiple jurisdictions)), in connection with the syndication and distribution (including via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender (which shall be limited, in the case of legal fees and expenses, to the reasonable and documented fees, disbursements and other charges of a single firm as primary counsel,  and a single firm of local counsel in each applicable jurisdiction, for the Administrative Agent and all of the other Lenders, and, in the event of an actual or reasonably perceived conflict of interest (as reasonably determined by the Administrative Agent or applicable Lender) where the Person(s) affected by such conflict informs the Borrower of such conflict, one additional firm of counsel for each group of similarly affected Persons taken as a whole) during the existence of an Event of Default in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Document, including its rights under this Section 9.03, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses (subject to the foregoing limitations with respect to legal fees and expenses) incurred during the existence of any Event of Default and during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.  Notwithstanding the foregoing, the expenses of counsel shall not include any allocated costs of in-house counsel.

(b)The Borrower shall indemnify the Administrative Agent, the Arrangers, each Issuing Bank and each Lender, and each Controlled Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of (x) a single firm as primary counsel, and a single firm of local counsel in each applicable jurisdiction, for the Indemnitees and, in the event of an actual or reasonably perceived conflict of interest (as reasonably determined by the applicable Indemnitee) where the Indemnitee(s) affected by such conflict informs the Borrower of such conflict, one additional firm of counsel to each group of similarly affected Indemnitees taken as a whole), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation, arbitration or proceeding is brought by the Borrower or any other Loan Party or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Controlled Related Parties (as determined by a court of competent jurisdiction by final and non-appealable judgment), (ii) resulted from a material breach by such Indemnitee of its obligations under the applicable Loan Documents (as determined by a court of competent jurisdiction by final and non-appealable judgment), (iii) resulted from any dispute solely among Indemnitees (not arising as a result of any act or omission by the Borrower or any of its Subsidiaries or Affiliates) other than claims against any Indemnitee in its capacity as, or in fulfilling its role as, the Administrative Agent, an Issuing Bank, the Swingline Lender, an arranger, bookrunner, agent or any similar role under or in connection with this Agreement.  As used in this Section 9.03, a “Controlled Related Party” of an Indemnitee means (1) any Controlling Person or Controlled Affiliate of such Indemnitee, (2) the respective directors, officers, or employees of such Indemnitee or any of its Controlling Persons or Controlled Affiliates and (3) the respective agents or representatives of such Indemnitee or any of its Controlling Persons or Controlled Affiliates, in the case of this clause (3), acting on behalf of or at the instructions of such Indemnitee, Controlling Person or such Controlled Affiliate; provided that each reference to a Controlling Person, Controlled Affiliate, director, officer or employee in this sentence pertains to a Controlling Person, Controlled Affiliate, director, officer or employee involved in the structuring, arrangement, negotiation or syndication of the credit facility evidenced by this Agreement.  This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c)Each Lender severally agrees to pay any amount required to be paid by the Borrower under paragraph (a) or (b) of this Section 9.03 to the Administrative Agent, each Issuing Bank and each Swingline Lender, and each Related Party of any of the foregoing Persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Applicable Percentage in effect on the date on which indemnification is sought under this Section 9.03 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been Paid in Full, ratably in accordance with such Applicable Percentage immediately prior to such date), from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that (i) the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Issuing Bank or such Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such Issuing Bank or any such Swingline Lender in connection with such capacity and (ii) no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence, bad  faith or willful misconduct.  The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(d)To the extent permitted by applicable law, (i) the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnitee for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) other than actual or direct damages that are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties, and (ii) no party hereto shall assert, and each such party hereby waives any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages or lost profits (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this clause (d)(ii) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages or lost profits asserted against such Indemnitee by a third party.

(e)All amounts due under this Section shall be payable not later than thirty (30) days after the receipt by the Borrower of written demand therefor.

SECTION 9.04Successors and Assigns

.  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit),  Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A)the Borrower (provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof);  provided, further, that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Specified Event of Default has occurred and is continuing, any other assignee;

(B)the Administrative Agent;

(C)the Issuing Banks; and

(D)the Swingline Lender.

(ii)Assignments shall be subject to the following additional conditions:

(A)except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment or Loans of any Class, the amount of the Revolving Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if a Specified Event of Default has occurred and is continuing;

(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Revolving Commitments or Loans;

(C)the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; provided that the Administrative Agent, in its sole discretion, may elect to waive or reduce such processing and recordation fee;  and

(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non‑public information about the Borrower and the Subsidiary Guarantors and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) the Borrower, any of its Subsidiaries or any of its Affiliates, (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (e) a Disqualified Institution.

(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.04.

(iv)The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)Any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Commitment and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that directly and adversely affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and reasonable expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Revolving Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Revolving Commitment, Loan, Letter of Credit or other obligation is in registered form under Treasury Regulations Section 5f.103-1(c) and Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version).  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)Disqualified Institutions.

(i)No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign or grant a participation in all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation).  For the avoidance of doubt, with respect to any assignee or Participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a written supplement to the list of “Disqualified Institutions” referred to in, the definition of “Disqualified Institution”), (x) such assignee or Participant shall not retroactively be disqualified from becoming a Lender or Participant and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution.  Any assignment or participation in violation of this clause (e)(i) shall not be void, but the other provisions of this clause (e) shall apply.

(ii)If any assignment or participation is made to any Disqualified Institution without the Borrower’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interest, rights and obligations under this Agreement and any applicable participation agreement to one or more Persons (other than an Ineligible Institution) at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii)Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions to whom an assignment or participation is made in violation of clause (i) above (A) will not have the right to (x) receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter and (y) for purposes of voting on any plan of reorganization, each Disqualified Institution party hereto hereby agrees (1) not to vote on such plan of reorganization, (2) if such Disqualified Institution does vote on such plan of reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other applicable laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan of reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other applicable laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv)The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on ~~a~~an Approved Electronic Platform, including that portion of such Approved Electronic Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender or potential Lender requesting the same.

(v)The Borrower and the Lenders acknowledge and agree that the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions.  Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, by any other Person to any Disqualified Institution.

SECTION 9.05Survival

.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Commitments have not expired or terminated.  The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06Counterparts; Integration; Effectiveness; Electronic Execution

.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) the reductions of the Letter of Credit Commitment of any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of ~~the~~an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to ~~any  document to be signed in connection with~~ this Agreement ~~and the transactions contemplated hereby~~, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be~~, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act~~; provided that nothing herein shall require the Administrative Agent to accept ~~electronic signatures~~Electronic Signatures in any form or format without its prior written consent~~.~~ and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature  shall be promptly followed by a manually executed counterpart.  Without limiting the generality of the foregoing, the Borrower and each other Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the other Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement,  any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.07Severability

.  Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08Right of Setoff

.  If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, upon any amount becoming due and payable hereunder, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held, and other obligations at any time owing, by such Lender, such Issuing Bank or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, such Issuing Bank or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have.  Each Lender and each Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.09Governing Law; Jurisdiction; Consent to Service of Process

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(a)This Agreement and the other Loan Documents shall be construed in accordance with and governed by the laws of the State of New York.

(b)Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Secured Party relating to this Agreement, any other Loan Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.

(c)Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the  Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(d)Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section 9.09.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(e)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10WAIVER OF JURY TRIAL

.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

SECTION 9.11Headings

.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12Confidentiality

.  Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and any failure of such Persons acting on behalf of the Administrative Agent, any Issuing Bank or the relevant Lender to comply with this Section 9.12 shall constitute a breach of this Section 9.12 by the Administrative Agent, such Issuing Bank or the relevant Lender, as applicable), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process provided that in the case of clauses (b) and (c), solely to the extent permitted by law or regulation and other than in connection with routine audits and reviews by regulatory and self-regulatory authorities, each Lender, each Issuing Bank and the Administrative Agent shall notify the Borrower in writing as promptly as practicable of any such requested or required disclosure in connection with any legal or regulatory proceeding, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to (1) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (f)) or (2) any actual or prospective counterparty (or its advisors) or (2) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) on a confidential basis to (1) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein; or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein, (h) with the consent of the Borrower or (i) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section 9.12 or (2) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower which is not known by the recipient of such information to be subject to a confidentiality obligation.  For the purposes of this Section 9.12, “Information” means all information received from or on behalf of the Borrower or its Subsidiaries relating to the Borrower, its’ Subsidiaries or their respective businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower, which source is not known by the recipient of such information to be subject to a confidentiality obligation prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.  Notwithstanding the foregoing, no such Information shall be disclosed to a Disqualified Institution that constitutes a Disqualified Institution at the time of such disclosure without the Borrower’s prior written consent.

SECTION 9.13Material Non-Public Information

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EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND  ITS AFFILIATES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 9.14Appointment for Perfection

.  Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control.  Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 9.15Releases of Subsidiary Guarantors

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(a)A Subsidiary Guarantor shall automatically be released from its obligations under the Subsidiary Guaranty upon (x) Payment in Full or (y) the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise.  In connection with any termination or release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release (including payoff letters, lien releases and UCC-3 termination statements).  Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

(b)Further, the Administrative Agent may (and is hereby irrevocably authorized by each other Secured Party to without the consent of any Secured Party), upon the request of the Borrower, release (i) any Subsidiary Guarantor (and any assets of such Subsidiary Guarantor that are encumbered by a Lien in favor of the Administrative Agent) from its obligations under any Loan Document if such Subsidiary Guarantor ceases to constitute a Material Domestic Subsidiary or the Required Lenders otherwise consent to such release and (ii) any pledge of the Equity Interests of any Subsidiary if such Subsidiary ceases to constitute a Material Foreign Subsidiary or the Required Lenders otherwise consent to such release.

(c)Upon the Payment in Full, the Subsidiary Guaranty and all obligations and liabilities (other than contingent indemnification obligations for which no claim has been asserted) of each Subsidiary Guarantor thereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.

SECTION 9.16Interest Rate Limitation

.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.17No Fiduciary Duty, Etc

.  The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person.  The Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby.  Additionally, the Borrower acknowledges and agrees that no Credit Party is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction.  The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Credit Parties shall have no responsibility or liability to the Borrower with respect thereto.

The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services.  In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower, its Subsidiaries and other companies with which the Borrower or any of its Subsidiaries may have commercial or other relationships.  With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower or any of its Subsidiaries may have conflicting interests regarding the transactions described herein and otherwise.  No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies.  The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower or any of its Subsidiaries, confidential information obtained from other companies.

SECTION 9.18USA PATRIOT Act and Beneficial Ownership Regulation Notification

.  Each Lender that is subject to the requirements of the USA PATRIOT Act ~~of 2001~~(Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the requirements of the Beneficial Ownership Regulation hereby notifies the Borrower that pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act and the Beneficial Ownership Regulation. The Borrower agrees to cooperate with each Lender and provide true, accurate and complete information to such Lender in response to any such request.

SECTION 9.19Acknowledgement and Consent to Bail-In of ~~EEA~~Affected Financial Institutions

.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of ~~any EEA~~the applicable Resolution Authority.

SECTION 9.20Acknowledgement Regarding Any Supported QFCs

. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

ARTICLE X.

Borrower Guarantee

In order to induce the Lenders to extend credit to the Borrower hereunder and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Borrower hereby absolutely and irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Specified Ancillary Obligations of the Subsidiaries.  The Borrower further agrees that the due and punctual payment of such Specified Ancillary Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Specified Ancillary Obligation.

The Borrower waives presentment to, demand of payment from and protest to any Subsidiary of any of the Specified Ancillary Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment.  The obligations of the Borrower hereunder shall not be affected by (a) the failure of any applicable Lender (or any of its Affiliates) to assert any claim or demand or to enforce any right or remedy against any Subsidiary under the provisions of any Banking Services Agreement, any Swap Agreement or otherwise; (b) any extension or renewal of any of the Specified Ancillary Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, any other Loan Document, any Banking Services Agreement, any Swap Agreement or other agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Specified Ancillary Obligations; (e) the failure of any applicable Lender (or any of its Affiliates) to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Specified Ancillary Obligations, if any; (f) any change in the corporate, partnership or other existence, structure or ownership of any Subsidiary or any other guarantor of any of the Specified Ancillary Obligations; (g) the enforceability or validity of the Specified Ancillary Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Specified Ancillary Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Subsidiary or any other guarantor of any of the Specified Ancillary Obligations, for any reason related to this Agreement, any other Loan Document, any Banking Services Agreement, any Swap Agreement, or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by such Subsidiary or any other guarantor of the Specified Ancillary Obligations, of any of the Specified Ancillary Obligations or otherwise affecting any term of any of the Specified Ancillary Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Borrower or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Borrower to subrogation.

The Borrower further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Specified Ancillary Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any applicable Lender (or any of its Affiliates) to any balance of any deposit account or credit on the books of the Administrative Agent, any Issuing Bank or any Lender in favor of any Subsidiary or any other Person.

The obligations of the Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense (other than Payment in Full in cash) or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Specified Ancillary Obligations, any impossibility in the performance of any of the Specified Ancillary Obligations or otherwise.

The Borrower further agrees that its obligations hereunder shall constitute a continuing and irrevocable guarantee of all Specified Ancillary Obligations now or hereafter existing and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Specified Ancillary Obligation (including a payment effected through exercise of a right of setoff) is rescinded, or is or must otherwise be restored or returned by any applicable Lender (or any of its Affiliates) upon the insolvency, bankruptcy or reorganization of any Subsidiary or otherwise (including pursuant to any settlement entered into by a holder of Specified Ancillary Obligations in its discretion).

In furtherance of the foregoing and not in limitation of any other right which any applicable Lender (or any of its Affiliates) may have at law or in equity against the Borrower by virtue hereof, upon the failure of any Subsidiary to pay any Specified Ancillary Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Borrower hereby promises to and will, upon receipt of written demand by any applicable Lender (or any of its Affiliates), forthwith pay, or cause to be paid, to such applicable Lender (or any of its Affiliates) in cash an amount equal to the unpaid principal amount of such Specified Ancillary Obligations then due, together with accrued and unpaid interest thereon.  The Borrower further agrees that if payment in respect of any Specified Ancillary Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York, Chicago or any other Eurocurrency Payment Office and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Specified Ancillary Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of any applicable Lender (or any of its Affiliates), disadvantageous to such applicable Lender (or any of its Affiliates) in any material respect, then, at the election of such applicable Lender, the Borrower shall make payment of such Specified Ancillary Obligation in Dollars (based upon the Dollar Amount of such Specified Ancillary Obligation on the date of payment) and/or in New York, Chicago or such other Eurocurrency Payment Office as is designated by such applicable Lender (or its Affiliate) and, as a separate and independent obligation, shall reimburse such applicable Lender (and any of its Affiliates) against any losses or reasonable out-of-pocket expenses to the same extent as the Borrower would be obligated to reimburse such Lender under Section 9.03(a) that it shall sustain as a result of such alternative payment.

Upon payment by the Borrower of any sums as provided above, all rights of the Borrower against any Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all material respects be subordinated and junior in right of payment to the prior payment in full in cash of all the Specified Ancillary Obligations owed by such Subsidiary to the applicable Lender (or its applicable Affiliates).

The Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Subsidiary Guarantor to honor all of its obligations under the Subsidiary Guaranty in respect of Specified Swap Obligations (provided, however, that the Borrower shall only be liable under this paragraph for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this paragraph or otherwise under this Article X voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The Borrower intends that this paragraph constitute, and this paragraph shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Subsidiary Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Nothing shall discharge or satisfy the liability of the Borrower hereunder except the full performance and payment in cash of the Secured Obligations.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

TPI COMPOSITES, INC.,
as the Borrower

By	Name: Title:

JPMORGAN CHASE BANK, N.A., individually as a Lender, as the Swingline Lender, as an Issuing Bank and as Administrative Agent

By	Name: Title:

[OTHER AGENTS AND LENDERS],

SCHEDULE 2.01A

COMMITMENTS

LENDER	REVOLVING COMMITMENT
JPMORGAN CHASE BANK, N.A.	$55,000,000
WELLS FARGO BANK, NATIONAL ASSOCIATION	$45,000,000
CAPITAL ONE, NATIONAL ASSOCIATION	$45,000,000
BANK OF AMERICA, N.A.	$30,000,000
BMO HARRIS BANK	$30,000,000
AGGREGATE REVOLVING COMMITMENTS	$205,000,000

SCHEDULE 2.01B

LETTER OF CREDIT COMMITMENTS

ISSUING BANK	LETTER OF CREDIT COMMITMENT
JPMORGAN CHASE BANK, N.A.	$8,350,000
WELLS FARGO BANK, NATIONAL ASSOCIATION	$8,350,000
CAPITAL ONE, NATIONAL ASSOCIATION	$8,350,000

Signature Page to Credit Agreement
TPI Composites, Inc.

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:
2.	Assignee: [and is an Affiliate/Approved Fund of [identify Lender]1]
3.	Borrower(s):TPI Composites, Inc.
4.	Administrative Agent:JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement
5.

Credit Agreement:The Credit Agreement dated as of April 6, 2018 among TPI Composites, Inc., the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

[1]	Select as applicable.

6.	Assigned Interest:

Aggregate Amount of Revolving Commitment/Loans for all Lenders	Amount of Revolving Commitment/Loans Assigned	Percentage Assigned of Revolving Commitment/Loans[2]
$	$	%
$	$	%
$	$	%

Effective Date:  _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By	Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By	Title:

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent [and an Issuing Bank and Swingline Lender]3

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[3]	To be added only if the consent of the Issuing Banks and/or the Swingline Lender is required by the terms of the Credit Agreement.

By	Title:

[OTHER ISSUING BANKS]4

[Consented to:]5

TPI COMPOSITES, INC.

By	Title:

[4]	To be added only if the consent of the Issuing Banks is required by the terms of the Credit Agreement.
[5]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1  Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) any requirements under applicable law for the Assignee to become a lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any ~~arranger of the credit facilities evidenced by the Credit Agreement~~Arranger, the Assignor or any other Lender and their respective Related Parties, and (~~v~~vi)  attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any ~~arranger of the credit facilities evidenced by the Credit Agreement~~Arranger, the Assignor or any other Lender and their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.  Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

2

3.  General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Approved Electronic Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

3

EXHIBIT B

LIST OF CLOSING DOCUMENTS

TPI COMPOSITES, INC.

CREDIT FACILITIES

April 6, 2018

LIST OF CLOSING DOCUMENTS6

A.LOAN DOCUMENTS

1.

Credit Agreement (the “Credit Agreement”), among TPI Composites, Inc., a Delaware corporation (the “Borrower”), the institutions from time to time parties thereto as Lenders (the “Lenders”) and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for itself and the other Lenders (the “Administrative Agent”), evidencing a revolving credit facility to the Borrower from the Lenders in an aggregate principal amount of $150,000,000.

SCHEDULES

Schedule 2.01A	--	Revolving Commitments
Schedule 2.01B	--	Letter of Credit Commitments
Schedule 2.06	--	Existing Letters of Credit
Schedule 3.01 Schedule 3.06(a) Schedule 3.06(b)	-- -- --	Existing Subsidiaries Existing Litigation Existing Environmental Matters
Schedule 6.01	--	Existing Indebtedness
Schedule 6.02 Schedule 6.03(a)	-- --	Existing Liens Existing Transactions
Schedule 6.05 Schedule 6.07 Schedule 6.09 Schedule 6.11(a)	-- -- -- --	Existing Investments Transactions with Affiliates Existing Restrictions Existing Sale and Leaseback Transactions

EXHIBITS

Exhibit A	--	Form of Assignment and Assumption
Exhibit B	--	List of Closing Documents
Exhibit C-1	--	Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships)
Exhibit C-2	--	Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships)
Exhibit C-3	--	Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships)
Exhibit C-4	--	Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships)
Exhibit D-1	--	Form of Borrowing Request

[6]

Each capitalized term used herein and not defined herein shall have the meaning assigned to such term in the above-defined Credit Agreement.  Items appearing in bold and italics shall be prepared and/or provided by the Borrower and/or Borrower’s counsel.

Exhibit D-2	--	Form of Interest Election Request
Exhibit E	--	Form of Note

2.	Notes executed by the Borrower in favor of each of the Lenders, if any, which has requested a note pursuant to Section 2.10(e) of the Credit Agreement.
3.	Guaranty executed by the initial Subsidiary Guarantors (collectively with the Borrower, the “Loan Parties”) in favor of the Administrative Agent.
4.

Pledge and Security Agreement executed by the Loan Parties in favor of the Administrative Agent, together with pledged instruments and allonges, stock certificates, stock powers executed in blank, pledge instructions and acknowledgments, as appropriate.

Exhibit A	--

Legal and Prior Names; Principal Place of Business and Chief Executive Office; FEIN; State Organization Number and Jurisdiction of Incorporation; Properties Leased by the Grantors; Properties Owned by the Grantors; Public Warehouses or Other Locations

Exhibit B	--	Patents, Copyrights and Trademarks Protected under Federal Law
Exhibit C	--	Legal Description, County and Street Address of Property on which Fixtures are located
Exhibit D	--	List of Instruments, Pledged Securities and other Investment Property
Exhibit E	--	UCC Financing Statement Filing Locations
Exhibit F	--	Commercial Tort Claims
Exhibit G	--	Grantors
Exhibit H	--	Deposit Accounts; Securities Accounts
Exhibit I	--	Amendment

5.	Confirmatory Grant of Security Interest in United States Patents made by certain of the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties.

Schedule A–Registered Patents; Patent Applications; Other Patents

6.	Confirmatory Grant of Security Interest in United States Trademarks made by certain of the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties.

Schedule A–Registered Trademarks; Trademark and Service Mark Applications; Other Trademarks

7.	Confirmatory Grant of Security Interest in United States Copyrights made by certain of the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties.

Schedule A–Registered Copyrights; Copyright Applications; Other Copyrights

8.

Certificates of Insurance listing the Administrative Agent as (x) lender loss payee for the property casualty insurance policies of the Borrower and the Subsidiary Guarantors and (y) additional insured with respect to the liability insurance policies of the Borrower and the Subsidiary Guarantors.

B.UCC DOCUMENTS

9.	UCC, tax lien and name variation search reports naming each Loan Party from the appropriate offices in relevant jurisdictions.
10.	UCC financing statements naming each Loan Party as debtor and the Administrative Agent as secured party as filed with the appropriate offices in applicable jurisdictions.

2

C.CORPORATE DOCUMENTS

11.

Certificate of the Secretary or an Assistant Secretary of each Loan Party certifying in such person’s capacity as the Secretary or Assistant Secretary of such Loan Party and not in his or her individual capacity (i) that there have been no changes in the Certificate of Incorporation or other charter document of such Loan Party, as attached thereto and as certified as of a recent date by the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, since the date of the certification thereof by such governmental entity, (ii) the By-Laws or other applicable organizational document, as attached thereto, of such Loan Party as in effect on the date of such certification, (iii) resolutions of the Board of Directors, other governing body or the members of such Loan Party authorizing the execution, delivery and performance of each Loan Document to which it is a party, and (iv) the names and true signatures of the incumbent officers of each Loan Party authorized to sign the Loan Documents to which it is a party, and (in the case of the Borrower) authorized to request a Borrowing or the issuance of a Letter of Credit  under the Credit Agreement.

12.

Good Standing Certificate (or analogous documentation if applicable) for each Loan Party from the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, to the extent generally available in such jurisdiction.

D.OPINIONS

13.	Opinion of Goodwin Procter LLP, counsel for the Loan Parties.

E.CLOSING CERTIFICATES AND MISCELLANEOUS

14.

A Certificate dated as of the Effective Date and signed by a Responsible Officer of the Borrower certifying that the conditions specified in Section 4.02(a) and (b) of the Credit Agreement have been satisfied.

15.

A Certificate of a Financial Officer of the Borrower in form and substance satisfactory to the Administrative Agent certifying that, after giving effect to the Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

16.

Payoff documentation providing evidence satisfactory to the Administrative Agent that the credit facility evidenced by the Existing Credit Agreement has been terminated and cancelled (along with all of the agreements, documents and instruments delivered in connection therewith) and all Indebtedness owing thereunder has been repaid and any and all liens thereunder have been terminated.

F.POST-CLOSING DOCUMENTS

17.	Insurance endorsements evidencing the Borrower’s compliance with the covenants set forth in Section 5.09(f) of the Credit Agreement.
18.

Foreign pledge agreements and related instruments and legal opinions, in each case, reasonably satisfactory to the Administrative Agent, evidencing the Borrower’s compliance with the covenants set forth in Section 5.09(b) of the Credit Agreement.

EXHIBIT C-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 6, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TPI Composites, Inc. (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:______________________________________
Name:
Title:
Date: __________, 20[__]

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EXHIBIT C-2

[FORM oF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 6, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TPI Composites, Inc. (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:______________________________________
Name:
Title:
Date: __________, 20[__]

3

EXHIBIT C-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 6, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TPI Composites, Inc. (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:______________________________________
Name:
Title:
Date: __________, 20[__]

EXHIBIT C-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of April 6, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TPI Composites, Inc. (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:______________________________________
Name:
Title:
Date: __________, 20[__]

EXHIBIT D-1

FORM OF BORROWING REQUEST

JPMorgan Chase Bank, N.A.,
as Administrative Agent
for the Lenders referred to below

[10 South Dearborn
Chicago, Illinois 60603
Attention: Nanette Wilson
Facsimile: (844)490-5665]7

With a copy to:

560 Mission Street
19th Floor
San Francisco, California 94105
Attention: Alex Rogin
Facsimile: (415) 315-5722

Re:  TPI Composites, Inc.

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement dated as of April 6, 2018 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TPI Composites, Inc. (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.  The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such Borrowing requested hereby:

1.Aggregate principal amount of Borrowing:8  __________

2.Date of Borrowing (which shall be a Business Day):  __________

3.Type of Borrowing (ABR or Eurocurrency):  __________

4.Interest Period and the last day thereof (if a Eurocurrency Borrowing):9  __________

5.Agreed Currency:  _________________

[7]	If request is in respect of Revolving Loans in a Foreign Currency, please replace this address with the London address from Section 9.01(a)(ii).
[8]	Not less than applicable amounts specified in Section 2.02(c).
[9]	Which must comply with the definition of “Interest Period” and end not later than the Maturity Date.

6.	Location and number of the Borrower’s account or any other account agreed upon by the Administrative Agent and the Borrower to which proceeds of Borrowing are to be disbursed: __________

[Signature Page Follows]

The undersigned hereby represents and warrants that the conditions to lending specified in Section[s] [4.01 and]10 4.02 of the Credit Agreement are satisfied as of the date hereof.

Very truly yours,

TPI COMPOSITES, INC.,
as the Borrower

By:
Name:
Title:

[10]	To be included only for Borrowings on the Effective Date.

EXHIBIT D-2

FORM OF INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A.,
as Administrative Agent
for the Lenders referred to below

[10 South Dearborn
Chicago, Illinois 60603
Attention: Nanette Wilson
Facsimile: (844)490-5665]11

Re:  TPI Composites, Inc.

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement dated as of April 6, 2018 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TPI Composites, Inc. (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.  The Borrower hereby gives you notice pursuant to Section 2.08 of the Credit Agreement that it requests to [convert][continue] an existing Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such [conversion][continuation] requested hereby:

1.	List date, Type, principal amount, Agreed Currency, and Interest Period (if applicable) of existing Borrowing: __________
2.	Aggregate principal amount of resulting Borrowing: __________
3.	Effective date of interest election (which shall be a Business Day): __________
4.	Type of Borrowing (ABR or Eurocurrency): __________
5.	Interest Period and the last day thereof (if a Eurocurrency Borrowing):[12] __________
6.	Agreed Currency: _______________

[Signature Page Follows]

[11]	If request is in respect of Revolving Loans in a Foreign Currency, please replace this address with the London address from Section 9.01(a)(ii).
[12]	Which must comply with the definition of “Interest Period” and end not later than the Maturity Date.

2

Very truly yours,

TPI COMPOSITES, INC.,
as the Borrower

By:
Name:
Title:

EXHIBIT E

[FORM OF]

NOTE

April 6, 2018

FOR VALUE RECEIVED, the undersigned, TPI COMPOSITES, INC., a [___________] (the “Borrower”), HEREBY UNCONDITIONALLY PROMISES TO PAY to [NAME OF LENDER] (the “Lender”) the aggregate unpaid Dollar Amount of all Loans made by the Lender to the Borrower pursuant to the “Credit Agreement” (as defined below) on the Maturity Date or on such earlier date as may be required by the terms of the Credit Agreement.  Capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of each Loan made to it from the date of such Loan until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement.  Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement.

At the time of each Loan, and upon each payment or prepayment of principal of each Loan, the Lender shall make a notation either on the schedule attached hereto and made a part hereof, or in such Lender’s own books and records, in each case specifying the amount of such Loan, the respective Interest Period thereof (in the case of Eurocurrency Loans) or the amount of principal paid or prepaid with respect to such Loan, as applicable; provided that the failure of the Lender to make any such recordation or notation shall not affect the Obligations of the Borrower hereunder or under the Credit Agreement.

This Note is one of the notes referred to in, and is entitled to the benefits of, that certain Credit Agreement dated as of April 6, 2018 by and among the Borrower, the financial institutions from time to time parties thereto as Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  The Credit Agreement, among other things, (i) provides for the making of Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar Amount of such Lender’s Commitment, the indebtedness of the Borrower resulting from each such Loan to it being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

This Note is secured by the Collateral Documents.  Reference is hereby made to the Collateral Documents for a description of the collateral thereby mortgaged, warranted, bargained, sold, released, conveyed, assigned, transferred, pledged and hypothecated, the nature and extent of the security for this Note, the rights of the holder of this Note, the Administrative Agent in respect of such security and otherwise.

Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.  Whenever in this Note reference is made to the Administrative Agent, the Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns.  The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns.  The Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.

This Note shall be construed in accordance with and governed by the law of the State of New York.

*****

TPI COMPOSITES, INC.

By:
Name:
Title:

SCHEDULE OF LOANS AND PAYMENTS OR PREPAYMENTS

Date	Amount of Loan	Type of Loan Currency	Interest Period/Rate	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

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